As filed with the Securities and Exchange Commission on February 27, 2004

                          Registration No. 333-107715

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM SB-2/A

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               (AMENDMENT NO. 1)

                                 DATAMEG CORP.
                 (Name of Small Business Issuer in Its Charter)

           New York                     4899                   13-3134389
(State or Other Jurisdiction of    (Primary Standard        (I.R.S. Employer
Incorporation or organization)  Industrial Classification  Identification No.)
                                  Code Number)

                        P.O. Box 130145, Boston, MA 02113
        (Address and telephone number of principal executive offices)

                           North Electric Company, Inc.
                        6131 Falls of Neuse Road, Suite 205
                            Raleigh, NC  27609
                          Phone:  (919) 341-6000
(Address of principal place of business or intended principal place of business)

                                 Andrew Benson
                                   President
                       P.O. Box 130145, Boston, MA 02113
                               Boston, MA  02116
                                 (617) 875-4892
           (Name, address and telephone number of Agent for Service)

                                   COPIES TO:
                                 Stephen Glover
                          Gibson, Dunn & Crutcher LLP
                           1050 Connecticut Ave.,  NW
                             Washington, DC  20036
                                 (202) 955-8593
                            Facsimile (202) 530-9598


 Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )


+-----------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                     |
+-----------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed   |              |
| Title of          |              |  maximum    |  maximum    |              |
| each class        | Amount       |  offering   |  aggregate  | Amount of    |
| of shares         | to be        |  price per  |  offering   | registration |
| to be registered  | registered   |  share (1)  |  price      | fee (2)      |
|-------------------|--------------|-------------|-------------|--------------|
| Common stock,     |   19,251,980 |   $0.20     |$3,850,396   |   $487.85    |
| $.01 par value    |              |             |             |              |
| to be offered     |              |             |             |              |
| for resale by     |              |             |             |              |
| selling           |              |             |             |              |
| shareholders (3)  |              |             |             |              |
+-------------------|--------------|-------------|-------------|--------------|

(1) Pursuant to Rule 457(c), this price is calculated based upon the average of the high and low price as reported on the Over-the-Counter Bulletin Board February 20, 2004. (2) $120.99 of the total registration fee was paid on August 6, 2003, at the time that the registrant's SB-2 was filed. Therefore, the difference of $366.86 is included with this Amendment No. 1 to that filing. (3) Includes 1,750,000 shares the registrant has agreed to issue pursuant to a dispute settlement agreement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February ___, 2004

                                   PROSPECTUS

                                 DATAMEG CORP.

                        19,251,980 Shares of Common Stock

We are registering a total of 19,251,980 shares of our common stock, for 20 selling shareholders, including 1,750,000 shares which we have agreed to issue pursuant to a settlement agreement with a selling shareholder. We will not receive any of the proceeds from the sale of any of the shares being offered by this prospectus.

The selling shareholders may offer their shares (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. The prices at which the selling shareholders sell their shares will fluctuate based on the demand for the shares of common stock.

Our common stock currently trades on the Over-the-Counter Bulletin Board under the symbol DTMG. On February 23, 2004, the closing bid price of the common stock as reported on the Over-the-Counter Bulletin Board was $0.18 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As you review this prospectus, you should carefully consider the matters described in Risk Factors beginning on page 5.


_________________


The date of this Prospectus is February , 2004.

                               TABLE OF CONTENTS

TABLE OF CONTENTS  ..........................................  3
PROSPECTUS SUMMARY ..........................................  4
RISK FACTORS ................................................  5
FORWARD-LOOKING STATEMENTS................................... 15
USE OF PROCEEDS ............................................. 16
DETERMINATION OF OFFERING PRICE.............................. 16
SELLING SHAREHOLDERS......................................... 17
PLAN OF DISTRIBUTION......................................... 22
LEGAL PROCEEDINGS ........................................... 23
DIRECTORS, EXECUTIVE OFFICERS, CONSULTANTS
     AND CONTROL PERSONS..................................... 24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     AND MANAGEMENT ......................................... 27
DESCRIPTION OF SECURITIES.................................... 28
INTEREST OF NAMED EXPERTS AND COUNSEL........................ 31
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
    FOR SECURITIES ACT LIABILITIES........................... 31
DESCRIPTION OF BUSINESS...................................... 32
PLAN OF OPERATION............................................ 36
DESCRIPTION OF PROPERTY...................................... 40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............... 40
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS..... 41
EXECUTIVE COMPENSATION....................................... 43
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
    AND FINANCIAL DISCLOSURE................................. 43
LEGAL MATTERS................................................ 44
EXPERTS...................................................... 44
WHERE YOU CAN FIND MORE INFORMATION.......................... 45
FINANCIAL STATEMENTS ....................................... F-1-F-34

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of any offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                        PROSPECTUS SUMMARY

This is only a summary and does not contain all of the information that may be important to you. You should read the entire prospectus, especially the risk factors, our financial statements and the related notes included in this prospectus, before deciding to invest in shares of our common stock.

We are a technology company focused on developing new technologies, software applications, and products primarily serving the telecommunications sector.

We are a development stage company and have only limited operating history. We have no commercially viable products at this time and have not earned any revenues since we commenced our current business.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern. For the nine months ended September 30, 2003, we generated significant net losses of $2,564,224 and negative cash flows of $8,994. We have significant working capital and accumulated deficit in the amounts of $2,534,397 and $16,008,889, respectively.

We are developing network assurance products and services that would enable communications network operators and service providers to quickly and automatically determine if their network is meeting quality and service expectations, while lowering network operating costs. We are designing our network assurance software products for integration into existing traditional telephone networks, networks that use the same communication technology as the internet and converged networks that use both of these network types. We have a network assurance product available for customer demonstration at our North Carolina facility and we expect to make this product available for lab testing by customers within 30 days of the date of this prospectus. Our principal executive offices are located at P.O. Box 130145, Boston, MA, 02116 and our telephone number is (617) 875-4892.


                                  The Offering

Shares of
Common Stock Offered........................ 19,251,980(1)

Common Stock Outstanding
Prior to and After Offering
(as of February 23, 2004)................... 226,529,772(2)


Risk Factors................................ The securities offered hereby involve a high degree of risk
                                             and should not be purchased
                                             by investors who cannot afford
                                             the loss of their entire
                                             investment. See "Risk Factors."

Use of Proceeds............................  We will not receive any of the proceeds from the sale of any
                                             share of common stock being
                                             referred to by this prospectus.

Dividend Policy............................  We do not intend to pay cash dividends on our common stock.
                                             We plan to retain any earnings
                                             for use in the operation of our
                                             business and to fund future
                                             growth.

NASD Over-the-Counter
Bulletin Board Symbol:.....................  DTMG
_________________________

(1) Including 1,750,000 shares we have agreed to issue pursuant to a Dispute Settlement Agreement and Mutual Release, dated February 12, 2003.

(2) Assumes that the 1,750,000 shares we have agreed to issue pursuant to the Dispute Settlement Agreement have not yet been issued.

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock.

Risk Related to Our Business


We have no commercially available products at this time. We may not successfully commercialize our products, which would harm us and force us to curtail or cease operations.

We are a development stage company and our technologies are in various stages of development. We have not proven our ability to commercialize our products. Although, we have a network assurance product available for customer demonstration at our North Carolina facility and we expect to make this product available for lab testing by customers within 30 days of the date of this prospectus, we currently have no commercially available products. We may not successfully develop or commercialize our network assurance product or other future products on a timely basis, or at all. As a result, we may never become profitable. If we are unable, for technological or other reasons, to complete the development or introduction of this product or other potential products, we would be forced to curtail or cease operations

We have a history of incurring net losses and have never generated revenues from operations. We expect our net losses to continue as a result of planned increases in operating expenses, and we may never achieve profitability.

We have had a history of operating losses since we commenced our current business in January 1999 and we have never generated any revenues. We had an accumulated deficit of $16,008,489 and net capital deficiencies of $2,534,397 as of September 30, 2003. We incurred a net loss of $2,564,224 for the nine month period ended September 30, 2003 as compared with a net loss of $2,104,909 for the nine months ended September 30, 2002. We incurred a net loss of $2,876,910 for the year ended December 31, 2002 as compared with a net loss of $2,736,877 for the year ended December 31, 2001. These losses are principally the result of our substantial general and administrative costs and our research and development costs.

We expect our net losses to continue, and we do not know if or when we will reach profitability.

Our independent auditors have issued a going concern opinion that may limit our ability to raise additional financing and could adversely affect the price of our common stock.

The report of our independent auditors on our financial statements for the year ended December 31, 2002 contains an explanatory paragraph that indicates we have suffered a significant loss from operations and have a net capital deficiency. The auditor's report raises substantial doubt about our ability to continue as a going concern. Analysts and investors do not view this report favorably. The issuance of the report may create difficulties for us in raising the additional debt or equity financing needed to run our business. We urge potential investors to review this report before making a decision to invest in our company.

We have sufficient funds to operate only through the end of June 2004, and we cannot be sure that we will able to obtain additional financing.

Presently, we do not have adequate cash from operations or financing activities to meet our long-term needs. As of September 30, 2003, we had current assets of $325 and current liabilities of $2,534,722. Although we raised $1,032,300 through the issuance of common stock in December, 2003 and investors have committed to invest an additional $1,000,000 in our common stock, we still do not have sufficient cash to pay most of our current obligations. If we do not generate revenues from operations or obtain funds from other sources, we believe we will be able to operate only through the end of June 2004. If we cannot raise funds or generate sufficient revenues prior to that time, we will be unable to continue operating.

We have limited historical financial data and only a limited operating history.

We have limited meaningful historical financial data upon which investors may evaluate our business or our operational and financial prospects. Investors should consider our prospects in light of the risks, costs and difficulties frequently encountered by development stage companies, particularly companies in the competitive telecommunications industry.

In addition, we have based our budget determinations largely on anticipated revenue trends from the prospective development of our products, but actual revenues may be less than projected revenues. Our actual revenues may be insufficient to pay our budgeted expenses.

Our operating results may vary from quarter to quarter, causing our stock price to fluctuate.

We currently have no products or revenues. We will not generate any revenues unless we successfully develop and commercialize our products. Even if we are able to generate revenues, we expect significant fluctuations in future results of operations due to a variety of factors. Our limited operating history and rapidly changing market dynamics make the prediction of quarterly revenues and operating results difficult. Our future operating results may be below the expectations of public market analysts or investors. In these circumstances, or in the event that adverse market conditions prevail, or are perceived to prevail, with respect to our business or financial markets generally, the market price of our common stock may decline significantly.

A number of factors are likely to cause variations in our future operating results, including:

-   changes in the demand for our telecommunications  products in development;

-   changes in the level of product and price competition that we encounter;

- the timing of new hires and our ability to attract, retain and motivate qualified personnel;

-   the mix of products and services we are able to sell;

- the length of our sales cycles and the success of our new customer generation activities;

- spending patterns and budgetary resources of our customers on network management products and services;

- product life-cycles and the timing of introductions or enhancements of our products, or delays in the introductions or enhancements of our products and those of our competitors;

-   changes in the renewal rate of support agreements; and

-   the extent of market consolidation.

If we ship products that contain defects, the market acceptance of our products and our reputation will be harmed, and our customers could seek to recover their damages from us.

Complex telecommunications products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Despite our extensive product testing, we may produce and sell products with defects or errors. Because of these defects, we could experience delays in, or fail to gain, market acceptance of products. The sale of defective products could damage our reputation or relationships with our customers. Any defects and errors in new versions or enhancements of our products after commencement of commercial shipments could damage our reputation or relationships with our customers.

In addition, because certain of our products in development are used to monitor and address network problems and avoid failures of the telecommunications networks that support critical business functions, any design defects, software errors, misuse of our products, incorrect data from network elements or other potential problems within or out of our control that may arise from the use of our products could result in financial or other damages to our customers. Our customers could seek to have us pay for these losses. We do not maintain product liability insurance to protect against this type of liability. Although we intend to purchase such insurance prior to shipping products, we cannot be sure that we will be able to obtain adequate insurance, if at all.

Third parties may claim that we are infringing their intellectual property, and as a result we could suffer significant litigation or licensing expenses or be prevented from selling products.

Third parties may claim that we are infringing their intellectual property rights, and we may be found to infringe those intellectual property rights. While we do not believe that any of our products infringe the valid intellectual property rights of third parties, we may be unaware of intellectual property rights of others that may cover some of our technology, products or services.

We do not own any patents or patent filings. Our lack of ownership of patents, together with the trend toward litigation regarding patent and other intellectual property rights in the telecommunications and technology industries, expose us to litigation by third parties. Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert our management and key personnel from our business operations. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks.

Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. However, we may not be able to obtain royalty or license agreements on terms acceptable to us, or at all.

Third parties may infringe our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury.

Our success depends on our ability to develop and sell products and services for which we may not have adequate intellectual property rights. We rely primarily on trade secret laws, copyright law, unfair competition law and confidentiality agreements to protect our intellectual property. To the extent that intellectual property law does not adequately protect our technology, other companies could develop and market similar products or services, which could cause us to lose market share, limit our growth, reduce our profitability, and increase our operating expenses.

We are involved in litigation that may result in substantial expense or divert our attention from the implementation of our business strategy.

As of February 23, 2004 we were involved in the litigation matters listed below. An adverse result in these matters or in other litigation that we may face could harm our business and financial condition.

---------------------------------+-------------------------------+-------------------------------|
                                 |                               |    Have we recorded any       |
                                 |                               |    liability surrounding      |
Description of lawsuit           |   Amount of claim/judgment    |    the lawsuit?               |
---------------------------------|------------------------------ | ------------------------------|
Default on a promissory note     |  $780,000 including accrued   | Yes, full amount of the       |
with the law firm of Hunton      |  interest as of September     | judgment and additional       |
& Williams.  A judgment has      |  30, 2003.                    | accrued interest from date of |
been entered against us.  We     |                               | judgment through September    |
are negotiating the terms upon   |                               | 30, 2003.                     |
which we will pay the judgment   |                               |                               |
amount.                          |                               |                               |
---------------------------------+-------------------------------+-------------------------------+
Dispute over investment agreement|  $54,850 together with the    | Amount of the initial         |
with Miami Associates Investors, |  award of treble damages,     | claim recorded, but not awards|
LLC.  A judgment has been entered|  attorneys fees and interest. | of damages, attorney's fees,  |
against us. The judgment amount  |                               | and interest which were       |
has not yet been finalized.      |                               | unknown as of September 30,   |
                                 |                               | 2003.                         |
---------------------------------+-------------------------------+-------------------------------+
Dispute over investment agreement|  $67,962 including            | Yes, full amount of the       |
with Hickey Hill Partners LLC.   |  accrued interest as of       | judgment and additional       |
A final judgment has been        |  September 30, 2003.          | accrued interest from date    |
entered.                         |                               | of judgment through           |
                                 |                               | September 30, 2003.           |
                                 |                               |                               |
                                 |                               |                               |
                                 |                               |                               |
---------------------------------+-------------------------------+-------------------------------+



We do not currently have adequate personnel to meet our long-term business objectives, and we believe that our business and growth will suffer if we are unable to hire and retain quality key personnel that are in high demand.

As of February 23, 2004, we have a total of 4 full-time employees and 13 full-time and 9 part-time independent contractors or consultants. Our growth and success depends in part on our ability to hire and retain highly qualified individuals in these areas, as well as managerial, sales and operational personnel. All of these individuals are in high demand, and we may not be able to attract the staff we need. In addition, the loss of the services of any of our senior management could have a material adverse effect on our business, financial condition and operating results.

One or more persons not affiliated with us may have violated the Securities Exchange Act of 1934 by acting as an unregistered broker-dealer in a recent securities offering by us. This violation, if established, could subject us to a potential repurchase obligation that could significantly reduce our working capital and make it difficult for us to continue in business.

AMT Management, Inc. or one of its affiliates may have acted as an unregistered broker-dealer in violation of Section 15 of the Securities Exchange Act by successfully soliciting an outside investor to invest in our common stock in return for compensation to AMT and its affiliate. If either AMT or its affiliate were deemed to have acted as an unregistered broker-dealer, then the investor who purchased the common stock on the recommendation of AMT and its affiliate may have the right to rescind her purchase. If the investor rescinds her investment, our working capital would be significantly reduced, which would have a potentially adverse impact on our ability to continue in business.

RISKS RELATED TO OUR INDUSTRY

We need to develop and introduce new and enhanced products in a timely manner to remain competitive.

High speed network access technologies and those products within the telecommunications sector that deploy, monitor, and manage advanced networks are characterized by continuing technological advancement, changes in customer requirements and evolving industry standards. To compete successfully, we must design, develop, manufacture and sell new or enhanced products that provide increasingly higher levels of performance and reliability. We may be unable to respond quickly or effectively to these developments. We may experience design, manufacturing and other difficulties that could delay or prevent us from developing, introducing or marketing our new products and applications.

We are substantially dependent upon the willingness of telecommunications carriers and internet service providers to purchase our products. The slowdown in the telecommunication and networking industries may adversely affect our ability to find partners and prospective customers.

We expect that telecommunications carriers, including internet service providers, that deliver advanced communications services to their customers will account for substantially all of our revenues. If these customers cease to deploy advanced communications services for any reason, the market for our products and services will be harmed. Also, delays in the introduction of advanced services, such as network management outsourcing, the failure of such services to gain widespread market acceptance or the decision of telecommunications carriers and other service providers not to use our type of products in the deployment of these services would harm our business.

The general slowdown in the telecommunications and networking industries may continue to impact our business, resulting in:

- Our inability to find partners willing to test our products in development or market them once we complete development;

- Reduced or delayed demand for our products in development as a result of a decrease in capital spending by our prospective customers, particularly major telecommunications carriers;

-   Increased price competition for our products in development; and

-   Higher overhead costs as a percentage of revenues.

We face competition from established and developing companies, many of which have significantly greater resources than we do. We expect such competition to grow, which could cause us to lose market share, limit our growth and reduce our profitability.

The markets for our products in development, future products and services are intensely competitive. Our competitors consist of small companies in the telecommunications service field and several well established companies in the telecommunication equipment manufacturing industry, the substantial majority of which have significantly greater financial resources than we have, longer operating histories, well established reputations, large marketing and sales networks, and greater management and technical resources. As a result, they may be able to devote greater resources to the development, promotion, sale and support of their products or to respond more quickly to new or emerging technologies and changes in customer requirements than we can.

Existing competitors could also increase their market share by bundling products having functionality offered by our products in development with their current applications. Moreover, our current and potential competitors may increase their share of the network management market by strategic alliances and/or the acquisition of competing companies.

Our prospective customers could develop new, or upgrade and extend, existing operating systems or environments that include functionality offered by our products, which could render our products unmarketable.

Many of our potential customers and distributors continuously evaluate whether to design and develop their own network operations support and management products or purchase them from outside vendors. These customers may internally design and develop their own network management products for their particular needs and therefore may be reluctant to purchase products offered by third parties. As a result, we will need to continuously educate prospective customers as to the advantages of our products versus internally developed network operations support and management applications, and we cannot be sure that we will be successful in this effort.

We are dependent on the market for network products designed for use with advanced communications services, and the future size of this market is uncertain.

The market for our products in development and services is in an early stage of development and is very dynamic. Although the rapid expansion and increasing complexity of computer networks in recent years and the resulting emergence of quality of service agreements has increased the demand for network management software and related products and services, the awareness of and the need for such products is new. Because the market for these products is only beginning to develop, we have difficulty assessing the size of this market, the appropriate features and prices for products to address this market, the optimal distribution strategy and the competitive environment that will emerge.

General economic and market conditions may impair our business.

Segments of the telecommunications industry have experienced significant economic downturns characterized by decreased product demand, price erosion, work slowdowns and layoffs. Our operations may in the future experience substantial fluctuations as a consequence of general economic conditions affecting the timing of orders from major customers and other factors affecting capital spending. We target certain market segments. Therefore, any economic downturn in general or in the market segments we target would harm our business.

RISKS RELATED TO THIS OFFERING

Our common stock does not satisfy the current listing requirements for the Nasdaq SmallCap(R) Market. If we continue to be unable to meet Nasdaq stock market listing requirements, your ability to buy or sell our common stock may be impacted.

Our common stock does not meet the current Nasdaq listing requirements for the Nasdaq SmallCap(R) Market. If we continue to be unable to satisfy Nasdaq's listing requirements, our common stock will remain eligible for trading only on the NASD's Over-the-Counter Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of our common stock may be impaired, not only in the number of shares that investors can buy and sell, but also through delays in the timing of transactions, reduction in coverage by security analysts and the news media and lower prices for our shares.

Our common stock is thinly traded and we cannot predict the extent to which a more active trading market will develop. The price you pay to purchase our common stock will fluctuate.

Our common stock is thinly traded compared to the securities of larger, more widely-known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained after the commencement of this offering. The price you pay to purchase our shares will fluctuate based on the prevailing market price of our common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

If our common stock does not develop or maintain an active trading market, you may be unable to sell your shares. In addition, you may have difficulty obtaining accurate quotations as to the value of shares of our common stock and may suffer a loss of all or a substantial portion of your investment.

Our common stock is considered a "penny stock," which makes selling our common stock more difficult due to SEC suitability requirements.

The SEC has adopted regulations that generally define penny stock to be an equity security with a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Presently, the market price of our common stock is less than $5.00 per share. Therefore, the SEC "penny stock" rules govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

-   A risk disclosure document;

-   Disclosure of market quotations, if any;

- Disclosure of the compensation of the broker and its salespersons in the transaction; and

- Monthly account statements showing the market value of our securities held in the customer's accounts.

The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Generally, brokers may be less willing to effect transactions in penny stocks. This may make it more difficult for investors to dispose of our common stock and could cause our stock price to decline.

Our president and sole director has significant influence on us and could control our actions in a manner that conflicts with our interests and the interests of other shareholders.

Our president owns approximately 9.61% of our current outstanding common stock and is also our sole director. As a result, he makes all board of director's decisions, including decisions related to the approval of significant corporate transactions, and directs our affairs and business. This concentration of ownership and control over the board of directors may have the effect of delaying, deferring or preventing a change in control of our company and may make transactions that he does not support more difficult or impossible, including transactions in which our shareholders might otherwise receive a premium for their shares over then current market prices.

Our sole director has the power to issue additional securities without the consent of shareholders.

Our sole director has the power, without the consent of the shareholders, to issue additional shares of common stock or preferred stock for such consideration as may be permitted under New York law. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of common stock.

The selling shareholders intend to sell their shares of common stock in the market, which sales may cause our stock price to decline significantly.

The selling stockholders have advised us that they intend to sell in the public market the shares of our common stock being registered in this offering. That means that up to 19,251,980 shares of common stock, the total number of shares we are registering in this offering, may be sold. Such sales may cause our stock price to decline significantly.

As of February 23, 2004, 226,529,772 shares of our common stock were issued and outstanding and the daily average trading volume of our stock during the ninety-day period prior to February 18, 2004 was 968,764.

We have issued a substantial number of stock options and warrants to employees and consultants. Shares issued upon the exercise of existing options and warrants could dilute the stock holdings of our existing shareholders and could adversely affect our stock price.

We have issued options and warrants for acquiring our common stock to our employees, directors and consultants and in settlement of litigation at various prices, some of which are or may in the future be below the market price of our stock. If exercised, these options and warrants will cause immediate and possibly substantial dilution to our stockholders. We currently have outstanding options and warrants to purchase approximately 24,065,000 shares of common stock that have exercise prices at or below the recent market price of our stock of $0.16 per share. We have outstanding options and warrants for the purchase of 18,714,704 shares of common stock at prices above the recent $0.16 market price. At the current market price, these options and warrants could have a dilutive effect on shareholders if exercised.

As a result of the low market price of our common stock, our existing shareholders will experience significant dilution if we issue large quantities of shares in connection with acquisitions.

In the past we have issued stock in connection with acquisitions. As a result of the low market price of our common stock, the issuance of shares pursuant to any acquisitions we may make in the future could have a significant dilutive impact on our shareholders. In the event we do issue shares in an acquisition, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price, the more shares we will have to issue in connection with acquisitions, which could ultimately require us to obtain additional funding sooner than if our stock price were at a higher level.

Our stock price is volatile.

The market price of our common stock has been and is likely to continue to be highly volatile. The market price may vary in response to many factors beyond our control, including:

- announcements of technological innovations or new products by our competitors;

-   developments with respect to copyrights or proprietary rights;

- adoption of new accounting standards affecting the telecommunications industry; and

-   general market conditions and other factors.

In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stock of technology companies. These types of broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been initiated against such company. Such litigation could result in substantial costs and a diversion of our management's attention and resources that could harm our business.

Because we do not intend to pay any cash dividends on shares of our common stock in the foreseeable future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them, and then only if sold for a profit.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. Forward-looking statements are those which are not historical in nature. They can often be identified by their inclusion of words such as "will," "anticipate," "estimate", "should," "expect," "believe," "intend" and similar expressions. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement.

Our forward-looking statements are based upon our management's beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

-   our limited operating history;

- our ability to complete development of, and market, our products on a timely basis;

-   our ability to establish customer relationships;

- a material competitive or technological change in conditions for our business;

-   a significant increase in demand for our products;

- our president's ability to change our operating policies and strategies without notice to our shareholders;

- a material adverse change in our operations or business or in governmental regulations affecting us or our suppliers; or

- the other important factors described in this prospectus, including under the captions "Risk Factors" and "Plan of Operations."

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking events might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus.

This prospectus contains data that has been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

                                USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the securities offered by this prospectus.

                        DETERMINATION OF OFFERING PRICE

The selling shareholders may sell all or a portion of their shares in the public market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices. The offering price may not have any relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual offering price will be until the time of sale.

                            SELLING SHAREHOLDERS

All of the securities offered under this prospectus are being sold by the selling shareholders and not by us. We will not receive any of the proceeds from sales of shares offered under this prospectus. The selling shareholders acquired their securities from us either in a series of private offerings, pursuant to the exercise of options to acquire shares of our common stock, or as common stock issuances in lieu of cash for compensation. Certain selling shareholders may acquire shares of common stock being offered by this prospectus in connection with the settlement of a dispute.

Lawrence A. Rybacki is one of our shareholders. On July 15, 2003, Lawrence A. Rybacki purchased, in a private offering, 1,000,000 shares of our common stock at $0.088 per share for total consideration to us of $88,000. Mr. Rybacki does not hold currently and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Leroy S. Bren is one of our shareholders. On July 17, 2003, Leroy S. Bren purchased, in a private offering, 750,000 shares of our common stock at $0.114 per share for total consideration to us of $85,500. Mr. Bren does not hold currently and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

George Gordon is one of our shareholders. On February 7, 2003, Mr. Gordon purchased, in a private offering, 800,000 shares of our common stock at $0.01 per share for a total consideration to us of $8,000. On April 22, 2003, we granted to Mr. Gordon stock options for 500,000 shares with an exercise price of $0.07 per share for a total consideration to us of $35,000. Mr. Gordon does not hold currently and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Jeffrey Liner is one of our stockholders. On January 23, 2003, Mr. Liner purchased, in a private offering, 423,077 shares of our common stock at $0.012999 per share for a total consideration to us of $5,500. Mr. Liner does not hold currently and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Laurie A. Schaefer, William S. Schaefer, and David Baker are shareholders of Quantum Advanced Technologies, Inc. Laurie A. Schaefer and William S. Schaefer are also directors of Quantum. Laurie A. Schaefer is also an officer of Quantum. Quantum is one of our shareholders and a shareholder of Cascommunications, Inc., a company in which we own a 40% equity interest. We sold a total of 4,000,000 shares of our Class A preferred stock to Quantum on July 26, 2002 for $40,000 and 150,000 shares of our Class B preferred stock to Quantum on August 2, 2002 for $15,000. Quantum has converted 2,000,000 shares of our Class A preferred stock and 75,000 shares of our Class B preferred stock into shares of our common stock. On July 9, 2003, we issued 2,900,000 shares of our common stock to Quantum in connection with a stock purchase agreement and the exercise of an option under a stock option agreement for a total consideration of $120,000. Subsequently, Quantum transferred its shares to Laurie A. Schaefer and William S. Schaefer. On May 7, 2003, we issued 750,000 shares of our common stock to David Baker pursuant to a subscription agreement. Quantum also holds warrants to purchase up to 4,000,000 shares of our common stock. Laurie A. Schaefer, William S. Schaefer, and David Baker do not hold currently and have not held any other position or office or had any other material relationship with us, or any other of our predecessors or affiliates within the past three years.

Donald J. Balling is one of our shareholders. On December 1, 2003, Mr. Balling purchased, in a private offering, 90,000 shares of our common stock at $0.17 per share for total consideration to us of $15,300. Mr. Balling does not hold currently and has not held any position, office or had any other material relationship with us, or any of our predecessors or affiliates within the past three years.

Michael J. Zimmer is one of our shareholders. On December 1, 2003, Mr. Zimmer purchased, in a private offering, 100,000 shares of our common stock at $0.17 per share for total consideration to us of $17,000. Mr. Balling does not hold currently and has not held any position, office or had any other material relationship with us, or any of our predecessors or affiliates within the past three years.

Mei Chung Tang Lee is one of our shareholders. On November 18, 2003, Ms. Lee purchased, pursuant to a private offering, 2,941,176 shares of our common stock at $0.17 per share for a total consideration to us of $500,000. On December 5, 2003, Ms. Lee purchased, in a private offering, 2,941,176 shares of our common stock at $0.17 per share for a total consideration to us of $500,000. As an incentive bonus to finalize these transactions prior to December 23, 2003, we agreed to issue an additional 2,941,176 shares to Ms. Lee. Ms. Lee does not hold currently and has not held any position, office or had any other material relationship with us, or any of our predecessors or affiliates within the past three years.

AMT Management, Inc., is one of our shareholders. In August 2003, our wholly owned subsidiary North Electric Company signed an agreement with AMT pursuant to which AMT agreed to provide introductions to potential customers, investors, and firms that could become strategic partners of North Electric Company in Asia. On December 1, 2003, as stock compensation for AMT's services under the agreement, we issued AMT 2,000,000 shares of our common stock and three stock options to purchase 882,352, 1,000,000 and 5,000,000 shares of our common stock, with strike prices of $0.17, $0.12, and $0.10, respectively. In addition, we issued AMT 1,000,000 shares of our common stock in lieu of the cash compensation. Of the 3,000,000 shares of common stock to be issued to AMT, 1,000,000 shares were assigned and issued to its affiliate Mr. Michael Mitsunaga. Other than as described above, AMT and Mr. Mitsunaga do not hold currently and have not held any position, office or had any other material relationship with us, or any of our predecessors or affiliates within the past three years. Mr. Michael Mitsunaga is one of our shareholders. On December 1, 2003, as part of his compensation for his services to AMT, AMT assigned 1,000,000 shares due from us to him. In addition, on January 15, 2004, we granted stock options for the purchase of 6,882,352 shares of our common stock to Mr. Mitsunaga as compensation for one year's consulting services. The strike price is $0.17 per share and the shares are subject to forfeiture upon termination for cause.

AMT or Mitsunaga may have acted as an unregistered broker-dealer in violation of
Section 15 of the Securities Exchange Act by successfully soliciting Ms. Mei Chung Tang Lee to invest in our common stock in return for transaction-based compensation to AMT and Mitsunaga. If either AMT or its affiliate were deemed to have acted as an unregistered broker-dealer in this transaction, then Ms. Lee may have the right to rescind her purchase. If Ms. Lee rescinds her investment, our working capital would be significantly reduced, which would have a potentially adverse impact on our ability to continue in business.

Rex Hester is one of our shareholders and until March 31, 2003 he was the chief executive officer of North Electric Company. In October 2002, we issued Mr. Hester 600,000 shares of our common stock in lieu of cash compensation as partial payment for services he previously provided to North Electric Company. In June 2003, we issued Mr. Hester 60,000 shares of our common stock as part of a stock dividend declared on January 8, 2003. As part of a settlement agreement and mutual release agreement between Mr. Hester and us, dated February 12, 2004, we committed to issue Mr. Hester 1,750,000 shares of common stock.

Rich Adam is one of our shareholders and an engineering contractor who performs services for North Electric Company. In October 2002, we issued to him 400,000 shares of our common stock in lieu of cash as compensation for services he rendered to us during 2002. In June 2003, we issued Mr. Adam 40,000 shares of our common stock as part of a stock dividend declared on January 8, 2003. In July 2003, we issued Mr. Adam 105,000 shares of our common stock following the exercise of stock options issued in 2002.

Carl Mottayaw is one of our shareholders and an engineering contractor who performs services for North Electric Company. In October 2002, we issued to him 400,000 shares of our common stock in lieu of cash as compensation for services he rendered to us during 2002.

In June 2003, we issued Mr. Mottayaw 40,000 shares of our common stock as part of a stock dividend declared on January 8, 2003. In July 2003, we issued Mr. Mottayaw 105,000 shares of our common stock following of the exercise of stock options issued in 2002.

Sally Ruggero is one of our shareholders and an engineering contractor who performs services for North Electric Company. In June 2003, we issued Ms. Ruggero 180,000 shares of our common stock following the exercise of stock options issued in 2002.

Anthony Dickman is one of our shareholders and an engineering contractor who performs services for North Electric Company. In June 2003, we issued Mr. Dickman 105,000 shares of common stock following the exercise of stock options issued in 2002.

Curt McVey is one of our shareholders and an engineering contractor who performs services for North Electric Company. In June 2003, we issued Mr. McVey 80,000 shares of our common stock following the exercise of stock options issued in 2002.

BJG Holdings, LLC is one of our shareholders. On June 9, 2003 we issued a stock dividend to BJG Holdings, LLC for 60,000 shares. We intended to issue these shares as freely tradeable shares but out transfer agent inadvertently issued them as unregistered shares. We have agreed to register them in this filing.

All costs, expenses and fees in connection with the registration of the selling shareholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by a selling shareholder will be borne by the selling shareholder.

The following table sets forth certain information with respect to the ownership of our common stock by selling stockholders as of February 23, 2004.


                        Ownership of Common Stock    Number of shares Offered    Ownership of Common Stock
Selling Stockholder      Before the Offering         in this Prospectus          After the Offering
-------------------------------------------------------------------------------------------------------
                       Shares (1)      Percentage (2)                         Shares (1)(3)  Percentage (2)
                    ----------------  --------------                        ---------------  --------------
Andrew Benson        21,763,668(4)       9.61%           3,272,727           18,490,941       8.16%
Lawrence A. Rybacki   1,000,000          0.44%           1,000,000                   0        0.00%
Leroy S. Bren           750,000          0.33%             750,000                   0        0.00%
Mei Chung Tang Lee    8,823,528          3.90%           2,941,176            5,882,352       2.60%
AMT Management, Inc.  9,132,352(5)       4.03%           2,250,000            6,882,352       3.04%
Donald J. Balling        90,000          0.04%              90,000                   0        0.00%
Michael J. Zimmer       100,000          0.04%             100,000                   0        0.00%
Michael Mitsunaga     1,000,000          0.44%           1,000,000                   0        0.00%
Laurie A. Schaefer    1,900,000          0.85%             950,000             950,000        0.42%
William S. Schaefer   1,150,000          0.51%             500,000             650,000        0.29%
David Baker             750,000          0.33%             750,000                   0        0.00%
Rich Adam               945,000          0.42%             545,000                   0        0.00%
Carl Mottayaw           945,000          0.42%             545,000                   0        0.00%
Rex Hester            2,410,000(6)       1.06%           2,410,000                   0        0.00%
Sally Ruggero           180,000          0.08%             180,000                   0        0.00%
Anthony Dickman         105,000          0.05%             105,000                   0        0.00%
Curt McVey               80,000          0.04%              80,000                   0        0.00%
George Gordon         1,300,000          0.57%           1,300,000                   0        0.00%
Jeffrey Liner           423,077          0.19%             423,077                   0        0.00%
BJG Holdings, LLC       660,000          0.29%              60,000             600,000        0.27%
------------------------------------------------------------------------------------------------------
             Total   53,507,625         23.62%          19,251,980          33,455,645       14.77%
                    ============       ========        ============         ===========      ======

(1) Includes any shares of common stock that the stockholder has the right to acquire within 60 days of such date pursuant to options, warrants, conversion privileges or other rights.

(2)    Based upon the number of shares outstanding on February 23, 2004.

(3) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling stockholders prior to the termination of this offering. Because the selling stockholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, we cannot make a reliable estimate of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each stockholder will own upon completion of this offering.

(4) Including 5,000,000 shares of our common stock that Mr. Benson has the right to acquire through the exercise of fully vested stock options

(5)     Including 6,882,352 shares of our common stock that AMT Management Inc.
has the right to acquire through the exercise of fully vested stock options.

(6) Including 1,750,000 shares of our common stock that we are committed to issue to Mr. Hester.

                              PLAN OF DISTRIBUTION

The selling shareholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected directly to purchasers by the selling shareholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers. If the selling shareholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We have informed the selling shareholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $265,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We have advised the selling shareholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the registration statement accompanying this prospectus must be filed with the SEC. We have also informed the selling shareholders of the need for delivery of copies of this prospectus in connection with any sale of shares that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

                               LEGAL PROCEEDINGS

On October 29, 2001, we signed a Confessed Judgment Promissory Note with the law firm of Hunton & Williams, due December 31, 2001, acknowledging monies owed Hunton & Williams amounting to $568,382. On January 7, 2002, we received a Notice of Default relating to the Promissory Note. On February 4, 2002, a judgment was entered against us in the amount of $568,382, plus legal fees and accrued interest. As of September 30, 2003 we have recorded $780,000 as a liability that includes accrued interest as of that date. We are currently negotiating the terms upon which we will pay to Hunton & Williams the full amount of the judgment.

During 2002, we entered into several stock purchase agreements with Hickey Hill Partners LLC and Miami Associates Investors, LLC to purchase shares of our common stock. We discounted the purchase price based upon market conditions at the time of issuance of the stock and the immediately following several days. We are holding advances in the amount of $35,000 for which stock was not issued. We believe that the investors defaulted on the stock purchase agreements and the investors believe that we defaulted on the stock purchase agreements. Hickey Hill Partners LLC filed a lawsuit against us and our president in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. On April 3, 2003, the court issued a default judgment against us and our president in the amount of $64,352 that will bear interest at the rate of 6% a year and prejudgment interest of $1,716. Miami Associates Investors, LLC also filed a lawsuit against us and our president in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida for damages in the amount of $54,850 together with the awarding of treble damages, attorneys fees and interest. On April 24, 2003, the court determined that we and our president defaulted. A final judgment was not yet been entered. As of September 30, 2002 we recorded an aggregate of $122,812 as liability on both complaints.

        DIRECTORS, EXECUTIVE OFFICERS, CONSULTANTS AND CONTROL PERSONS

Directors and Executive Officers

1) Our director, executive officers, significant employees, significant consultants and control persons as of February 23, 2004 were as follows:

Name            Age     Position               Position Since
----------------------------------------------------------------

Andrew Benson     48     President and Sole Director     1999

Thomas A. Stroup  49     Consultant and Member of the    2003
                         Advisory Group
George Giagtzis   51     Consultant                      2004

Dr. Michael Polk  56     Consultant and Member of
                         the Advisory Group              2003

Donald M. Gilberg 51     Consultant and Member of
                         the Advisory Group              2003

Dan Ference       54     President and Director,
                         North Electric Company          2003

Each person will hold his position until the next annual meeting of the shareholders or until his successor is duly elected and qualified.

Andrew Benson, President and Sole Director

Mr. Benson has served as our president and sole director since January 1999. Mr. Benson was formerly the president and chief executive officer of Video Sentry Corporation, a business that developed and manufactured the SentryVision CCTV System. Video Sentry Corporation was founded and incorporated in 1990, introduced its line of SentryVision systems into the marketplace in 1992 and ultimately launched an initial public offering in October 1994.

VideoSentry Corporation was merged with Knogo North America in February 1997, forming a new corporation named Sentry Technology Corporation. Mr. Benson worked with Sentry Technology Corporation as a consultant from February 1997 to December 1998. In 1998, Mr. Benson joined Georgetown Ventures LLC, which funded our formation in January 1999.

Thomas A. Stroup, Consultant and Member of the Advisory Group

Mr. Stroup serves as a consultant to us and provides guidance to the chief executive officer. Since 2000, he has served as chairman of the board of directors and chief executive officer of GroupServe, Inc. in Arlington, VA. GroupServe, Inc. licenses its intellectual property developed for use by providers of collaboration tools and discussion groups. Mr. Stroup also co-founded NuRide, Inc., of Sterling, Virginia, a transportation demand and management solution enterprise, focused on the reduction of traffic congestion and automobile emission issues.

From 1997 to 2000, Mr. Stroup was president and chief executive officer of P-Com Network Services, Inc., an international telecommunications service-provider that designed and built systems in the United States, the United Kingdom and Italy. Before P-Com Network Services, Mr. Stroup was the founder, president and chief executive officer of Columbia Spectrum Management, a wireless telecommunications consulting and negotiating firm. Mr. Stroup also served as president of the Personal Communications Industry Association. Mr. Stroup currently serves on the board of directors of the Virginia Center for Innovative Technology, GroupServe, NuRide, and WhamTech. Mr. Stroup holds a B.S., summa cum laude, in Public Administration from the University of North Dakota. He is also a graduate of Georgetown University Law Center, where he served as editor of the Georgetown Law Journal.

George Giagtzis, Consultant

George A. Giagtzis has over 25 years experience in fast growth information technology, telecommunications, and internet projects and has held management positions in business development, financial operations, marketing, mergers/acquisitions, network deployment, and strategic planning with ROLM, IBM, Sprint, and Global One. He is managing director of The AxeaGroup LLC, a telecommunications and internet consulting and financial advisory firm he founded in 1998 that focuses on domestic and international mergers and acquisitions, venture capital formation, internet start-ups, and private and merchant banking activities in Northern Virginia.

He holds a B.B.A. in Accounting from the University of Houston, an M.B.A. in International Management from the American Graduate School of International Management in Arizona, and a post graduate certificate in International Business from Georgetown University.

Dr. Michael Polk, Consultant and Member of the Advisory Group

As a member of our Advisory Group, Dr. Michael Polk provides us with general consulting services. In 1983, Dr. Polk founded Management Resource Systems, an international consulting firm specializing in human resources. Since then, Dr. Polk has been retained by organizations in the telecom, computer, medical instrumentation, financial services and construction sectors, ranging from startups to international conglomerates. He was a founding board member of Applied Data Systems and currently serves on the board of directors of Tours.Com, Targeted Response Advertising, Dental+Medical and The Gilbergroup. Prior to founding Management Resource Systems, Dr. Polk held executive human resource positions at United States Leasing Corp. and Hilti, Inc. Dr. Polk holds degrees from Yale University, The University of Georgia and the University of Southern California.

Donald M. Gilberg, Consultant and Member of the Advisory Group

As a member of the Advisory Group, Donald M. Gilberg, Esq. provides us with general consulting services. Mr. Gilberg is currently chairman of the board of directors and chief executive officer of The Gilbergroup, a business which provides law firm services, litigation support, investigative and corporate intelligence capabilities, corporate compliance services, law firm supervision and audit reviews. Mr. Gilberg has served as lead trial counsel on sensitive and complex corporate matters. His clients have included national and multinational corporations. He is the Senior Director of the Civitas Group.

Mr. Gilberg received a B.A. from Boston University, summa cum laude, and a JD cum laude from Suffolk University School of Law, where he served on the Suffolk University Law Review. He is admitted to the bar in Massachusetts, New York, The District Of Columbia, Virginia, and Maryland.

Dan Ference, President and Director, North Electric Company

Mr. Ference was appointed director of North Electric Company, effective March 2003. He has served as the president of North Electric Company from September 2001 through the present. Mr. Ference has over 27 years experience in the communications industry with various voice and data products and technologies, including almost 20 years of managing research and development programs and centers. From May 1994 to June 2001, Mr. Ference was vice president of Fujitsu Network Communications' Raleigh, North Carolina Development Center, where he was responsible for overall Development Center Operations and the Network Management and related Network Element development programs. Prior to this, his career included serving at Bell Laboratories, ITT Network Systems, CIT - Alcatel, and Nortel, Inc. Mr. Ference holds a B.S. degree from Penn State University and an M.S. degree from Ohio State University both in Electrical Engineering.

Advisory Group

In August 2003, we established an Advisory Group to provide us with advisory services relating to financing and the development and commercialization of our products. In addition, the members assist our chief executive officer in the strategic direction and tactical execution of our day-to-day operations. In exchange for their services as members of the Advisory Group, we have issued options to purchase 2.5 million shares of our common stock to Dr. Polk, options to purchase 5 million shares of our common stock to Mr. Stroup and options to purchase 2 million shares of our common stock to Mr. Gilberg. We also pay Mr. Stroup $20,000 per month in exchange for his services as a member of the Advisory Group.

The members of the Advisory Group are Andrew Benson, Thomas A. Stroup, Dr. Michael Polk and Donald M. Gilberg.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the following information about the beneficial ownership of our common stock as of February 23, 2004 by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We are not aware of any beneficial owner of more than 5% of the outstanding common stock other than as set forth in the following table. Unless otherwise indicated, the address of each named beneficial owner or executive officer is c/o DataMEG Corp., P.O. Box 130145, Boston, MA 02113.

Name and Address                Number of Shares of
of Beneficial Owner (1)         common stock Owned      Percentage (2)
-----------------------------------------------------------------------

Andrew Benson                    21,763,668(3)          9.60%

La Jolla Cove Investors, Inc.
7817 Hersphel Ave., Suite 200,
La Jolla, CA 92037               16,000,000             7.06%
-----------------------------------------------------------------------

Name and Address of Director
or Executive Officer
---------------------------

Andrew Benson                    21,763,668(3)          9.60%

Dan Ference                       9,530,000(4)          4.20%
-----------------------------------------------------------------------

All Directors and Executive
Officers as a Group (2 persons)  31,293,668            13.80%

(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days after February 23, 2004 upon the exercise of warrants or options or the conversion of convertible securities.

(2) Each beneficial owner's, director's or executive officer's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days after February 23, 2004 have been exercised.

(3) Including 5,000,000 shares of our common stock that Mr. Benson has the right to acquire through the exercise of fully vested stock options.

(4) Including a commitment to issue 1,770,000 shares of our common stock in lieu of cash as compensation for prior services rendered to North Electric Company, Inc. and stock options for the purchase of 5,500,000 shares of common stock.

                           DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 340,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock of several classes, par value $0.01 per share. As of February 23, 2004, 226,529,772 shares of our common stock were issued and outstanding, 2,050,000 shares of our preferred stock were issued and outstanding and 50,334,830 shares of our common stock were reserved for issuance upon the exercise of warrants, options or other convertible securities.

The following description of our securities is a summary only and may omit certain information that may be important to you. For more complete information, you should read our restated certificate of incorporation and its amendments, together with our corporate by-laws and any certificates of designations we may file.

                                  Common Stock

Each holder of our common stock is entitled to one vote per share of common stock on each matter submitted to a vote of our shareholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights. Therefore the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available after the requirements with respect to preferential dividends, if any, on the preferred stock shall have been met. We do not anticipate that we will pay dividends in the near future. Our dividend policy will depend upon future conditions, including our earnings and financial condition. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, after distribution in full of the preferential amount, if any, to be distributed to the holders of preferred stock, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

                                Preferred Stock

Our board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs that may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our certificate of incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock. The issuance of preferred stock could result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any future series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock that we may issue in the future will be superior to our common stock or any other series of preferred stock that we may issue. Our board of directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock by means of a tender offer, proxy contest, merger or otherwise.

                      Class A Convertible Preferred Stock

We have authorized and issued 4,000,000 shares of Class A preferred stock. As of February 23, 2004, 2,000,000 shares of Class A preferred stock were outstanding. The holders of 2,000,000 shares of Class A preferred stock have previously converted their shares to common stock. The Class A preferred stock has identical rights to our common stock, including the right to vote as a single class with our common stock at a rate of one vote per share of Class A preferred stock. The Class A preferred stock is convertible into shares of our common stock at a ratio of two shares of common stock for each share of Class A preferred stock. The holder of each outstanding share of Class A preferred stock may convert his or her share to common stock upon completion, to our satisfaction, of a fully-operational product prototype by Cascommunications, a company in which we own an 40% equity interest.

                      Class B Convertible Preferred Stock

We have authorized and issued 100,000 shares of Class B preferred stock. As of February 23, 2004, 50,000 shares of Class A preferred stock were outstanding. The holders of 50,000 shares of Class B preferred stock have previously converted their shares to common stock. The Class B preferred stock has identical rights to our common stock, including the right to vote as a single class with our common stock at a rate of one vote per share of Class B preferred stock. The Class B preferred stock is convertible into shares of our common stock at a ratio of fifteen shares of common stock for each share of Class B preferred stock. The holder of each outstanding share of Class B preferred stock may convert his or her share to common stock upon completion, to our satisfaction, of a fully-operational Cascommunications product prototype.

                                    Warrants

We have issued warrants to purchase up to 5,000,000 shares of our common stock, and each such warrant remained outstanding as of February 23, 2004.

Quantum Advanced Technologies, Inc. holds warrants to purchase up to 2,000,000 shares of our common stock at $0.10 per share.

We have issued an additional three warrants to William B. Brantley on June 9, 2003. Each of the three warrants entitles the holder to purchase 1,000,000 shares of our common stock at a price per share equal to $0.20, $0.15, and $0.10 respectively. These warrants are exercisable at any time prior to June 9, 2006.

Any warrant holder who does not exercise his or her warrant prior to the expiration date will forfeit the right to purchase the common stock underlying the warrant, and after the expiration date, any outstanding warrants will become void and be of no further force or effect, unless extended by our board of directors.

The exercise price and number of shares of common stock that may be purchased with the warrants is subject to adjustment upon the occurrence of certain events, including a dividend distribution to our shareholders or a subdivision, combination or reclassification or our outstanding shares of common stock. The warrants do not confer upon holders any voting or any other rights afforded to our shareholders.

We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if deemed appropriate by the board of directors. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period or any reduction in the exercise price of the warrants.

                                    Options

We have granted options to employees and consultants to purchase up to 53,445,891 shares of our common stock at prices ranging from $0.012 to $5 per share. As of February 23, 2004, the consultants had exercised options to purchase 10,170,238 shares and options to purchase 495,949 shares had expired without being exercised. The remaining options to purchase up to 40,779,704 shares expire between August 2005 and December 2009.

                                 Transfer Agent

The transfer agent for our common stock is Fidelity Transfer Company of Salt Lake City, Utah and its telephone number is (801) 484-7222.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired any expert or counsel in connection with this registration statement on a contingent basis. No expert or counsel will receive a direct or indirect interest in us or serve as our promoter, underwriter, voting trustee, director, officer or employee in connection with this offering.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our certificate of incorporation provides that none of our directors shall have personal liability to us or our shareholders for damages for any breach of duty as a director. However, this indemnification protection shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a financial profit or other advantage to which he was not legally entitled or that his or her act violated the New York Business Corporation Law. Our by-laws provide that, to the maximum extent permitted by Virginia Corporation Law, we will indemnify our current and former directors, officers, agents and employees and any other persons who, at our request serve or have served another business entity in one or more of such capacities against any and all liabilities incurred in connection with their services in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

                                    Overview

We are a development stage technology company focused on developing new technologies, software applications and products primarily for the data and telecommunications industries. We currently have no commercially viable products and have earned no revenues since we commenced our current business.

As of February 23, 2004, we had a total of four full-time employees and 13 full-time and 9 part-time independent contractors or consultants. Of these, one full-time employee, eleven full-time contractors and two part-time contractors focus on product engineering and development, one full-time contractor and one part-time contractor focus on sales and marketing and two full-time employees serve in administrative and senior management capacities at our subsidiary North Electric Company, Inc. We also have one part-time contractor who focuses on product engineering and development at Cascommunications, Inc. The balance are comprised of one full-time employee, our president and sole director, one full-time management consultant and five part-time consultants who serve in administrative and senior management capacities for our company as a whole.

We intend to engage in the business of providing products and services that will ensure the integrity and full functionality of communications networks. These types of products and services are typically referred to as network assurance products. We are designing our network assurance products to enable a communications network operator, such as Verizon Communications, Inc., AT&T Corp., Qwest Communications International Inc. or Sprint Corp., to quickly and automatically determine if its network is meeting the quality and service expectations of its customers, while lowering network operating costs.

We expect that our network assurance products in development will perform this function for the existing traditional telephone networks, networks that use the same communication technology as the internet and converged networks that use both of these network types. The products in development will provide communications networks that deploy advanced technologies with an enhanced ability to detect and locate failures in their networks. The initial market for our products will be in the traditional wire line telephone industry; however, we may design these same products in the future to address the cable television and the wireless telephone industries.

                            Products in Development

Our products in development combine software we have developed with third party hardware. Our two most significant products in development are the Network Assurance System and the MPLS Monitor and Test.

        -      Network Assurance System

Since the end of 2002, our primary development focus has been on the Network Assurance System. We are designing this product to ensure the integrity and full functionality of communications networks and to quickly and automatically determine if the networks are meeting the quality and service expectations of customers. This product in development will help ensure that the quality of the network service satisfies the requirements of a specific network user through active testing and monitoring, automatic detection and location of errors and confirmation that any corrective actions have been successful.

If appropriate funding becomes available, we expect that the Network Assurance System product will be ready for customer evaluation and sale during the first half of 2004.

        -      MPLS Monitor and Test

We are also developing another network assurance product, the MPLS Monitor and Test, which provides automatic detection and monitoring of all of a network's equipment and the identification and location of system or equipment failures for new communication technologies. We produced a pre-prototype version of MPLS Monitor and Test in 2002. During the fourth quarter of 2002, economic, technology deployment and potential customer buying trends caused us to halt further development of MPLS Monitor and Test, but we expect that once technology deployment and potential customer buying trends change, and assuming that we raise appropriate funding, we will resume development of this product.

                        Description of Primary Industry

Public and private telephone networks are evolving from traditional telephone networks to an internet-based network infrastructure that makes more efficient use of network resources. Various new technologies are enhancing internet-based networks to provide new carrier class services while lowering capital and operating costs. These rapidly changing technological developments, coupled with increased bandwidth availability, have enabled the launch of a new generation of network services, such as internet-based telephony that permits the transfer of voice data over the internet and secure private networks for the exchange of sensitive data. As this transition takes place, service providers and large corporate enterprises are focusing on delivery and receipt of specific high levels of performance.

The next generation of networks, such as internet-based telephony, are introducing new capabilities and opportunities for the sale of new products and services. However, for network operators and service providers, the implementation of new network technologies introduces a new set of operational challenges. Many of these challenges arise from the integration of innovative communications systems technologies with existing operational infrastructure. Service providers and enterprise network operators must verify that the new technologies have been installed and are working properly within the framework of their existing network. This verification process and actions to correct detected errors can be very labor intensive and may negatively affect customers by lowering the level of quality below the service level guaranteed to customers. This market segment is the focus and target of DataMEG's current and future technologies, which will assist our customers in satisfying their obligations to customers with respect to agreed-upon levels of service quality.

Integrated and automated network monitoring, testing and automatic detection and location of errors are essential to reliable communications on which enterprise customers depend for mission-critical business communications. Our research and development is dedicated towards products and services which will solve the challenging aspects of deploying new technologies into the advanced networks and network services of the future, and monitoring and testing those technologies.

     Competition

We face a broad range of competitive threats. Competition in the current communications industry is very robust, with many companies from many different backgrounds wrestling for their piece of the business.

Investors can best understand our competitive environment by considering several axes that characterize the operational support system and service assurance market:

        - ENTERPRISE VS. CARRIER - Different companies dominate the market for services to enterprise or large business customers and the market for services to the public network operators or carriers. We target the carrier market segment, but focus on new technologies and service types which are typically first implemented and proven in the enterprise arena. Therefore, we anticipate that competitive threats will come both from carrier service assurance companies seeking to expand their established business and from enterprise service assurance companies seeking to take their expertise from the enterprise into the carrier domain.

        - DATACOM VS. TELECOM - Different companies dominate the telecom, or telephone networking, sector of the communications networking business, and the datacom, or data/computer networking sector. Our target market is at the convergence of telecom and datacom in the networking world. Therefore, we expect to see firms that specialize in the data/computer networking sector seeking to expand their market by adding telephone communications functionality to their products in the carrier network infrastructure areas. Similarly, we expect to see telecom infrastructure service assurance companies trying to expand into the data communications areas.

        - TEST EQUIPMENT VS. NETWORK MANAGEMENT SYSTEMS - The market for operational support systems is generally divided between the test equipment vendors, who make specialized equipment designed to test particular functions in a piece of networking equipment, and the network management system vendors, who make systems that provide integrative overviews of the network status. We are developing a system that will enable automation of test equipment deployed around a network. With this system in place, a network operator in a single location will have the ability to assess the network's quality of service and to identify and locate errors. This puts us in the path of potential expansion from both the established test equipment vendors seeking to expand their product line into systems-level products, and the network management system vendors seeking to broaden their integrated control of the network to include the network test functions previously provided by test equipment vendors.

Our current strategy for competing in this complex environment is to:

- remain focused on the clearly defined network assurance market;

- begin on-site product testing at strategic telecommunication service providers; and

- establish alliances with selected manufacturers and service providers and implement international distribution agreements to help us gain rapid market acceptance on an international scale.

                             Intellectual Property

We do not presently own any patents or patent filings. Our intellectual property is in our software products, which are principally protected by copyright and trade secret law.

                            Research and Development

For the seven months from inception in September, 2001 until the merger of North Electric Company with us in April 2002, North Electric Company's research and development expenses were approximately $632,000. North Electric Company is now a subsidiary through which we conduct most of our business. For the eight months from April 2002 to December 31, 2002, our research and development expenses were approximately $1,192,000. For the nine months ending September 30, 2003, our research and development expenses were approximately $562,000.

                     Business Overview of Cascommunications

We conduct a segment of our business through Cascommunications, Inc., a Florida corporation, a company in which we hold a 40% equity interest. Cascommunications develops devices related to high-speed broadband access. At present, Cascommunications primarily focuses on the development of a product that will accelerate the speed of information over the part of the cable fiber that connects the neighborhood network hub to the home of each end user, a part of the network which is often called the "last mile." Cascommunications' product in development is based on a communications technology called MPTC, which delivers new advantages to the cable operator in comparison with existing last mile high-speed communication technologies.

We anticipate that the implementation of Cascommunications technology, if successful, will provide a cost effective product for significantly expanding data transfer capacity in cable networks.

If appropriate funding becomes available, we expect Cascommunications to make its device available for customer evaluation approximately 4 months after we receive appropriate funding. We anticipate completing the development stage and offering the product for sale after an additional period of approximately 12 months.

The global marketplace for Cascommunications' technology is mature and entrenched by some of the largest telecommunications equipment providers in the world. Global technical standards for cable infrastructure products are established and well defined, though adherence is geographically spotty. Improvement and change to technical standards of cable systems is very slow and deliberate. Competition for equipment development and sales is dominated by a few, very large global telecommunications providers. However, most equipment is produced through outsourced manufacturing contracts overseas. Some small competitors continue to innovate in the marketplace with limited success. Cascommunications' penetration of the market in the face of this entrenched, resourceful, well funded competition is problematic and Cascommunications' business strategy may not be successful.

For the years ended December 31, 2001 and 2002, research and development expenses related to the development of Cascommunications' technology were approximately $612,000 and $40,000, respectively. For the nine months ending September 30, 2003, Cascommunications incurred no research and development expenses relating to its technology.

In June 2003, we executed a term sheet under which we would acquire the remaining 60% of the outstanding shares of Cascommunications common stock that we do not already own. Although this term sheet has expired, we are still examining the possibility of acquiring the remaining equity interests in Cascommunications. However, at this time our primary business focus is bringing to market our network assurance products in development through our subsidiary North Electric Company.

                           PLAN OF OPERATION

We are a technology company focused on developing new technologies, software applications, and products primarily serving the telecommunications sector. We operate through two subsidiaries, North Electric Company and Cascoummunications. We own 100% of North Electric Company and 40% of Cascocummunications.

The following discussion of our plan of operation for the next twelve months should be read in conjunction with the consolidated financial statements and the attached notes included elsewhere in this filing. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements including those identified under the caption "Risk Factors" beginning on page 5.

North Electric Company

During the next twelve-month period beginning February 2004, our wholly owned subsidiary North Electric Company, plans to focus on completing development of its lead technology, the network assurance system product and securing customers and partners. If the required funding becomes available, North Electric Company expects to have its network assurance system product ready for customer evaluation and sale during the first half of 2004. We are actively seeking customers to evaluate and purchase their technology, once it develops into a commercial product. We are also actively seeking partners with considerable market presence that would broaden the customer reach for the North Electric Company products, once developed. To accomplish the development of the product and the customer and partner goals of North Electric Company, we estimate that cash flow needed for operations for the next 12 months beginning February 2004 is $2,830,000 broken down by quarter as follows:


$(000)          Q1              Q2              Q3              Q4              Total
--------------------------------------------------------------------------------------
Capital
Expenditures    $30             $50             $50             $50             $180
R&D             $400            $550            $640            $640            $2,230
SG&A            $100            $100            $110            $110            $420
                $530            $700            $800            $800            $2,830



Cascommunications

During the next twelve-month period, Cascommunications plans to continue to focus on its previously defined course of technology and product development, primarily through the development efforts at QAT, as noted above. The majority of Cascommunications' expenditures and resources will continue to center on technology development with a minority allocated to market development. Cash flow needed for operations for the next 12 months is broken down by quarter as follows and includes salaries and expenses related to corporate activity:

$(000)          Q1              Q2              Q3              Q4              Total
-------------------------------------------------------------------------------------
R&D             $10             $220            $220            $220            $670
SG&A            $10             $20             $20             $20             $70
                $20             $240            $240            $240            $740


Although an investor has committed to make a $1,000,000 investment in us, current cash on hand will not be adequate to execute our plan of operation in the long-term. We continue to seek additional financing through the offering and sale of our securities. Given the losses incurred to date and the lack of any revenue generated, we have little or no access to conventional debt markets. Funding to support both short and mid-term requirements for product development and launch will be done through additional sale of shares and potentially, to a lesser extent, from working capital that might be generated from contract advances in the future. We are also in preliminary discussions with an investor group, which, if successful, would provide funding between one million and five million dollars. No amount has been agreed to at this time and terms for the funding have yet to be established although it would contemplate a distribution agreement in Asia Pacific.

Management believes that, if we secure the projected funding requirements for North Electric Company, we can effectively achieve our stated milestones. Efforts at Cascommunications, even with the requisite funding, are more speculative in nature because we have not yet tested a prototype.

If we are unable to complete a financing transaction, we would need to curtail or reduce some of the subsidiaries' intended areas of development and investment.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the united states. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and equity and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates have a material impact on our financial statements.

Commitments and Contingencies

Commitments and contingencies are evaluated on an individual basis to determine the impact on current and future liabilities and assets. A determination is made as to the whether such a liability or loss is reasonably possible and we either estimate the amount of possible loss or liability or range of loss or liability. In rare cases, we are not able to determine the amount of such loss or liability or even a range of amounts in a way that would not be misleading. We may be unable to calculate a liability or loss if substantiated information is unavailable or the amount of the loss or liability depends significantly on future events.

In addition to evaluating estimates relating to the items discussed above, we also consider other estimates, including but not limited to, those related to software development costs, goodwill and identifiable intangible assets. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities and equity that are not readily apparent from other sources. Actual results and outcomes could differ from these estimates and assumptions. An explanation of significant estimates and related judgments made in these areas are noted below. Since December 31, 2002, there have been no significant changes to our critical accounting policies.

Goodwill and Identifiable Intangible Assets

Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired companies. As a result of the acquisition of substantially all of the assets and certain of the liabilities of North Electric Company, Inc. in April 2002, the Company recorded approximately $207,000 of goodwill. In accordance with the provisions of SFAS No. 142, the Company no longer amortizes goodwill. However, goodwill must be reviewed at least annually for impairment. The Company has elected to perform its annual review at the end of each fiscal year. If the carrying value of the Company's goodwill were to exceed the fair value at some time in the future, the Company would be required to report goodwill impairment charges as an operating expense in its statement of operations. Whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable, the Company must conduct an impairment assessment of its goodwill and identifiable intangible assets. Factors that could trigger an impairment review include:

 - Significant underperformance relative to expected historical or projected future research and development and operating results;

 - Significant changes in the manner of use of the acquired assets or the strategy for the overall business;

 -   Significant negative industry or economic trends; and

 - When it appears that the carrying value of intangibles or goodwill might not be recoverable based on one or more of the above criteria, management will use projected discounted cash flow, independent valuation or other means to measure any impairment.

Software development costs - Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and readiness of general release. Costs incurred by the Company between the completion of technological feasibility and general release have been insignificant to date and have been charged to expense in the accompanying consolidated financial statements.

Fair value of financial instruments - The carrying value of cash, notes receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

Income Taxes - The Company, a C-corporation, accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating losses, start-up costs and the use of accelerated depreciation methods to calculate depreciation expense for income tax purposes.

                            DESCRIPTION OF PROPERTY

Our wholly owned subsidiary, North Electric Company, leases approximately 2,600 square feet of space at One Springfield Center, 6131 Falls of the Neuse, Raleigh, North Carolina 27609. The lease is a sub-lease and the term is for 20 months beginning April 1, 2003 and expiring November 30, 2004 and with monthly rent of $2,383.33.

We maintain general liability insurance, but we do not carry property insurance as we do not own any real estate. Our management believes that our insurance coverage is adequate.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 18, 2001 we entered into a short-term loan agreement with North Atlantic Partners, LLP for $120,000. Principal and interest on the loan were due April 15, 2002. The loan was secured by approximately 3.4 million shares of our stock owned and pledged by our president. On May 17, 2002, the investor filed suit against us and our president for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principal, interest and legal fees was recorded on our balance sheet. This liability was reduced by the receipt of the pledged shares and has a current balance of approximately $56,000 at September 30, 2003. We issued to our president 3,272,727 shares of common stock in August 2002 to replace his forfeited pledged stock.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock has been listed on the Over-the-Counter Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol DTMG since September 19, 2000. From July 1, 2000 to September 18, 2000 our common stock was listed on the Over-the-Counter Bulletin Board under the symbol VIOL. On February 23, 2004, the closing bid price as reported by the Over-the-Counter Bulletin Board was $0.18.

The following table sets forth the range of high and low bid prices for the our common stock as reported on the Over-the-Counter Bulletin Board for each quarter since July 2000 for the periods indicated, as reported by the Over-the-Counter Bulletin Board for the each period mentioned below. Such information reflects inter-dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions.

                                           Low     High
                                          --------------
January 1, 2001 through March 31, 2001    $2.00   $4.50
April 1, 2001 through June 30, 2001       $0.40   $2.6562
July 1, 2001 through September 30, 2001   $0.30   $1.59
October 1, 2001 through December 31, 2001 $0.51   $0.10
January 1, 2002 through March 31, 2002    $0.05   $0.12
April 1, 2002 through June 30, 2002       $0.01   $0.06
July 1, 2002 through September 30, 2002   $0.02   $0.05
October 1, 2002 through December 31, 2002 $0.02   $0.05
January 1, 2003 through March 31, 2003    $0.01   $0.27
April 1, 2003 through June 30, 2003       $0.13   $0.34
July 1, 2003 through September 30, 2003   $0.12   $0.25
October 1, 2003 through December 31, 2003 $0.14   $0.23

Dividend Policy

It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will depend on the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the board of directors may think are relevant.

We do not contemplate or anticipate paying any dividends in cash on the common stock in the foreseeable future.

We issued a 10% stock dividend on June 6, 2003 to shareholders of record on January 8, 2003.

Holders of Record of Common Stock

As of February 23, 2004, we had outstanding 224,549,908 shares of our common stock and approximately 350 holders of record.

Equity Compensation Plan Information

In July 2000, we adopted a stock incentive plan for employees. The maximum number of shares which may be awarded under the plan is 3,000,000. Any person deemed eligible by the stock incentive committee of the board of directors may receive shares or options under the plan; option awards may be in the form of an incentive option or a nonqualified stock option. Stock options issued under the plan vest over several years, unless accelerated by the stock incentive committee. Pursuant to the plan, as of February 23, 2004, we granted options to employees and consultants to purchase up to 3,000,000 shares of our common stock, all of which were exercised. The stock incentive plan is now expired.

In addition, we granted options to employees and consultants to purchase up to 50,445,891 shares of our common stock at prices ranging from $0.012 to $5 per share. Of these options, as of February 23, 2004, options to purchase up to 10,170,238 shares were exercised and options to purchase 495,949 shares expired. The remaining options to purchase up to 40,779,204 shares expire between August 2005 and October 2008.

The following table shows the aggregate amount of securities authorized for issuance under all equity compensation plans as of February 23, 2004:

|------------------|----------------------------|-------------------------------|----------------------|
|Plan Category     |  Number of securities to be|  Weighted-average exercise    |  Number of securities|
|                  | issued upon exercise of    |  price of outstanding options,|  remaining available |
|                  |  outstanding options,      |   warrants and rights         |  for future issuance |
|                  |  warrants and rights       |                               |                      |
|------------------|----------------------------|-------------------------------|----------------------|
|Equity            |                            |                               |                      |
|compensation plans|         --                 |           --                  |            --        |
|approved by       |                            |                               |                      |
|security holders  |                            |                               |                      |
|------------------|----------------------------|-------------------------------|----------------------|
|Equity            |                            |                               |                      |
|compensation plans|    45,779,204              |          $0.1575              |           --         |
|not approved by
 security holders  |                            |                               |                      |
|------------------|----------------------------|-------------------------------|----------------------|


                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid to or accrued for the years ended December 31, 2002, 2001 and 2000 to our chief executive officer and our other most highly compensated executive officer who was serving as an executive officer at the end of our last fiscal year. None of our other executive officers earned more than $100,000 in total annual salary and bonus in the most recently completed fiscal year.

Name and Principal Position     Year    Salary ($)    Bonus ($)     Restricted        Securities Underlying    Other Annual
                                                                  Stock Award(s) ($)      Options(1)          Compensation ($)
--------------------------------------------------------------------------------------------------------------------------------
Andrew Benson, President and CEO 2002    229,358                                           0                  111,000 (3)(4)
                                 2001    237,865                                           0                        0
                                 2000    380,749                                          187,500 shares       51,251 (4)
Dan Ference, President
of North Electric Company        2002    130,000 (2)                                       0                        0


(1) All options were used to acquire unrestricted stock as part of a stock option plan and 9,500,000 options remained outstanding at February 23, 2004.

(2) Salary listed for Dan Ference is the annual approved salary for 2001 and 2002. As part of the merger agreement, we accepted the accrued liabilities of North Electric Company as of date of the merger. These liabilities included accrued salary payable to Mr. Ference. In addition, the salary due to Mr. Ference from the date of the merger through December 31, 2002 has been accrued and as of December 31, 2002 cumulative salaries payable to Mr. Ference is $159,538.

(3) During the year ending December 31, 2002, Mr. Benson received part of his compensation in a grant of 6,000,000 shares of our common stock. The value of those shares are represented in Other Annual Compensation.

(4) Other Annual Compensation represent the value of our shares of common stock issued to our officers in lieu of compensation.

Option/Stock Appreciation Rights (SAR) Grants. Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value. Long-Term Incentive Plan.

During the 2002 fiscal year our executive officers had no outstanding options or SARs. Similarly, we do not have a Long-Term Incentive Plan.

               Number of Securities       Percent of total
               Underlying Options/        Options/SARs
Name           SARs Granted (#)           Granted to Employees    Exercise or base
                                          In fiscal year          Price ($/Sh)       Expiration Date
------------------------------------------------------------------------------------------------------
Andrew Benson   5,000,000(1)            46.2%                     $0.20 per share    January 1, 2007
Dan Ference     5,500,000(2)            50.8%                     $0.15 per share    December 31, 2009

(1) Options granted January 1, 2004 and are fully vested.

(2) Options granted November 30, 2003 with 1,500,000 immediately vesting and the remainder to vest on a monthly basis over the next three years.


Employment contracts.

We do not have any employment agreements with any of our executive officers.

Directors' Remuneration.

We do not currently compensate our directors for serving on the board of directors.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE

We have had no disagreements with our accountants on accounting and financial disclosure.

                                 LEGAL MATTERS

Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Gibson, Dunn & Crutcher LLP, 1050 Connecticut Ave, NW, Washington, DC 20036.

                                    EXPERTS

Our consolidated financial statements for the years ended December 31, 2001 and 2002 incorporated herein have been audited by Hoffman, Fitzgerald & Snyder, P.C., independent certified public accountants. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at DataMEG Corp., 20 Park Plaza, Suite 463, Boston, MA 02116 Attention: Andrew Benson, President.

We will file reports and other information with the SEC. All of such reports and other information may be inspected and copied at the SEC's public reference facilities described above. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

If we are not required to deliver an annual report to our shareholders for fiscal year 2004, we will not voluntarily make such delivery.

====================================================================
                                     INDEX
                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                       Consolidated Financial Statements
--------------------------------------------------------------------


CONTENTS                                                PAGE
-----------                                         ----------
Consolidated Financial Statements
For the Years Ended December 31, 2001 and 2002

Auditors' report                                        F-1

Balance sheets                                          F-2

Statements of operations                                F-3

Statements of stockholders' equity (deficit)            F-4,5,6

Statements of cash flows                                F-7

Notes to Consolidated Financial Statements              F-8- F-22

Consolidated Financial Statements
For the Three Months Ended
September 30, 2002 and 2003(unaudited)                  F-23-F-34
===============================================================

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS DATAMEG CORP.
(A DEVELOPMENT STAGE ENTERPRISE),
 Boston, MA

We have audited the accompanying consolidated balance sheets of DATAMEG CORP. AND SUBSIDIARIES, (a development stage enterprise), (the "Company") as of December 31, 2001 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DATAMEG CORP. AND SUBSIDIARIES, as of December 31, 2001 and 2002 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note Q to the financial statements, the Company has suffered a significant loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note Q. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/
Hoffman, Fitzgerald & Snyder, P.C.
McLean, Virginia
April 14, 2003
(June 6, 2003 as to Note R)

=================================================================




                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                          Consolidated Balance Sheets


                                                 December 31,   December 31,
                                                    2001           2002


ASSETS

CURRENT ASSETS:
 Cash                                          $      6,932   $     9,319
                                                -----------   -----------
   Total current assets                               6,932         9,319

PROPERTY AND EQUIPMENT, net                          13,231         6,038

OTHER ASSETS:
 Due from shareholders                                 -             -
 Goodwill                                              -          206,746
 Patents                                            127,274          -
 Deposits                                            12,486          -
                                                -----------   ------------
   Total other assets                               139,760       206,746
                                                ------------  ------------
                                                $   159,923   $   222,103
                                                ===========   ===========



LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Capital lease obligation                       $    10,838   $     8,302
 Promissory note                                    568,382       701,743
 Accounts payable and accrued expenses              478,167       902,150
 Accrued salaries and wages                             -         538,248
 Due to stockholders and officers                    21,616        63,680
 Convertible subordinated debentures                 25,000        25,000
 Liability for stock to be issued                       809       227,960
                                                 -----------   ----------
   Total current liabilities                      1,104,812     2,467,083
                                                 -----------   ----------
   Total liabilities                              1,104,812     2,467,083

COMMITMENTS AND CONTINGENCIES                            -              -

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY           667        (12,345)

STOCKHOLDERS'  EQUITY (DEFICIT):
 Class A convertible preferred stock, $.01 par
  value, 5,000,000 shares authorized at December 31,
  2001 and 8,000,000 shares authorized at December
  31, 2002; 2,000,000 shares outstanding at
  December 31,2002                                       -         20,000
 Class B convertible preferred stock, $.15 par
  value, none authorized at December 31, 2001
  and 2,000,000 shares authorized at December 31,
  2002; 50,000 shares issued and outstanding at
  December 31,2002                                       -          7,500
 Common stock, $.01 par value; 75,000,000 authorized
  at December 31, 2001 and 175,000,000 shares
  authorized at December 31, 2002; 40,639,821 shares
  and 124,911,990 shares issued and outstanding at
  December 31,2001 and December 31, 2002            406,398     1,249,120
 Common stock subscriptions receivable                 (56)           (56)
 Additional paid-in capital                       9,185,817     9,853,560
 Common stock warrants                                    -        25,000
 Stock options                                      169,890       103,906
 Deferred compensation                                    -       (47,400)
 Deferred financing costs                          (140,250)            -
 Accumulated deficit during development stage   (10,567,355)  (13,444,265)
                                                ------------   -----------
   Total stockholders' equity (deficit)            (945,556)   (2,232,635)
                                                  ----------   -----------
                                                $   159,923   $   222,103
                                                 ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

                         DataMEG Corp. and Subsidiaries
                        (A Development State Enterprise)
                     Consolidated Statements of Operations


                                                                                                  Cumulative
                                           Year Ended                Year Ended               from inception
                                           December 31,            December 31,           (January 13, 1999 to
                                              2001                         2002            December 31, 2002)
                                                                                               (unaudited)


REVENUE                                   $         -               $         -                $           -

COST OF REVENUES                                    -                         -                            -
                                          -----------               -----------                 ------------
 Gross Profit                                       -                         -                            -

OPERATING EXPENSES
 General and administrative                 2,037,602                 1,392,982                   10,598,792
 Research and development                     612,154                 1,232,209                    2,507,289
                                          -----------               -----------                 ------------
  Total operating expense                   2,649,756                 2,625,191                   13,106,081
                                          -----------               -----------                 ------------
 Loss from operations                      (2,649,756)               (2,625,191)                 (13,106,081)

OTHER INCOME (EXPENSES):
 Interest income                                  210                        15                          225
 Interest expense                             (12,323)                 (137,472)                    (157,669)
 Loss on acquisition fee                      (73,950)                        -                      (73,950)
 Loss on disposal of property
  and equipment                                (1,058)                        -                       (1,058)
 Loss on impairment of
  patents                                           -                  (127,274)                    (127,274)
 Realized gains on sale of investments              -                         -                        8,530
                                          ------------               -----------                -------------
  Total other income (expenses)               (87,121)                 (264,731)                    (351,196)
                                          ------------               -----------                -------------

LOSS BEFORE BENEFIT FOR
 INCOME TAXES AND MINORITY
 INTEREST                                  (2,736,877)               (2,889,922)                 (13,457,277)
                                          ------------               -----------                -------------

 Benefit for income taxes                           -                         -                            -
                                          ------------               -----------                -------------

LOSS BEFORE MINORITY INTEREST              (2,736,877)               (2,889,922)                 (13,457,277)

MINORITY INTEREST                                   -                    13,012                        13,012
                                         -------------              ------------                -------------

NET LOSS                                $ (2,736,877)              $ (2,876,910)               $ (13,444,265)
                                        =============               ============                =============

Net loss per common share
 (basic and diluted)                    $      (0.07)              $     (0.03)                $       (0.28)


Weighted average number of
 common shares outstanding                 36,570,128                85,056,935                   47,829,379
                                        =============              ============                =============


The accompanying notes are an integral part of these consolidated financial statements.


                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
           Consolidated Statements of Stockholders' Equity (Deficit)




                                                    Price   Preferred                           Common
                                                    per     Stock         Series A   Series B   Stock
                                                    share   Shares        Preferred  Preferred  Shares       Common
                                                            Outstanding   Stock       Stock    Outstanding   Stock
                                                   ------- ------------ ----------- --------  -----------   -------

Balance, January 13, 1999                                       -        $  -       $ -               -     $       -

January 13, 1999-Stock issued for services at fair
value to Benson,Phillps, Cairns                     $ 0.00      -          -          -      27,420,529       274,205
January 29, 1999-Stock issued for cash              $ 0.35      -          -          -         138,546         1,386
February 12. 1999-Stock issued for cash             $ 0.35      -          -          -         190,501         1,905
February 17, 1999-Stock issued for cash             $ 0.35      -          -          -          43,296           433
March 1, 1999-Stock issued for cash                 $ 0.35      -          -          -         127,000         1,270
March 2, 1999-Stock issued for cash                 $ 0.35      -          -          -          28,864           289
March 17, 1999-Stock issued for cash                $ 0.35      -          -          -          43,296           433
March 19, 1999-Stock issued for cash                $ 0.35      -          -          -          43,296           433
April 2, 1999-Stock issued for cash                 $ 0.35      -          -          -         101,023         1,010
April 9, 1999-Stock issued for cash                 $ 0.35      -          -          -          42,141           421
April 13, 1999-Stock issued for cash                $ 0.35      -          -          -          14,432           144
April 14, 1999-Stock issued for cash                $ 0.35      -          -          -           9,236            92
April 15, 1999-Stock issued for cash                $ 0.35      -          -          -          57,727           577
April 16, 1999-Stock issued for cash                $ 0.35      -          -          -          28,864           289
April 23, 1999-Stock issued for cash                $ 0.35      -          -          -         187,614         1,876
April 26, 1999-Stock issued for services at fair
    value-Driscoll                                  $ 0.35      -          -          -          28,864           289
May 3, 1999-Stock issued for cash                   $ 0.35      -          -          -         101,023         1,010
July 19, 1999-Stock issued for cash                 $ 0.46      -          -          -          75,958           760
July 26, 1999-Stock issued for cash                 $ 0.46      -          -          -          21,703           217
July 30, 1999-Stock issued for services at fair
   value - Barr-Haneau                              $ 0.35      -          -          -          21,648           216
July 30, 1999-Stock issued for services at fair
   value - Titus                                                -          -          -          28,864           289
August 2, 1999-Stock issued for cash                $ 0.46      -          -          -          21,706           217
August 4, 1999-Stock issued for cash                $ 0.46      -          -          -          23,091           231
August 10, 1999-Stock issued for cash               $ 0.46      -          -          -          28,864           289
August 23, 1999-Stock issued for cash               $ 0.46      -          -          -          52,737           529
August 24, 1999-Stock issued for cash               $ 0.46      -          -          -          43,734           437
September 13, 1999-Stock issued for cash            $ 0.46      -          -          -          57,727           577
September 17, 1999-Stock issued for cash            $ 0.46      -          -          -         237,430         2,374
October 15, 1999-Stock issued for cash              $ 0.46      -          -          -          17,318           173
October 21, 1999-Stock issued for cash              $ 0.46      -          -          -          86,808           868
October 22, 1999-Stock issued for cash              $ 0.46      -          -          -         111,333         1,113
October 25, 1999-Stock issued for cash              $ 0.46      -          -          -         119,478         1,195
October 26, 1999-Stock issued for cash              $ 0.46      -          -          -          36,080           361
November 5, 1999-Stock issued for cash              $ 0.46      -          -          -          43,405           434
November 5, 1999-Stock issued for cash              $10.00      -          -          -             100             1
November 9, 1999-Stock issued for cash              $10.05      -          -          -             995            10
November 18, 1999-Stock issued for cash             $10.05      -          -          -             995            10
November 23, 1999-Stock issued for cash             $10.06      -          -          -          11,406           114
December  3, 1999-Stock issued for cash             $10.05      -          -          -           1,194            12
December  7, 1999-Stock issued for cash             $10.05      -          -          -           2,488            25
December 16, 1999-Stock issued for cash             $10.05      -          -          -             398             4
December 17, 1999-Stock issued for cash             $10.05      -          -          -             995            10
December 31, 1999-Stock issued for cash             $10.05      -          -          -             995            10
December 31, 1999- Adjust Stock issued for cash           -     -          -          -             141             -

Net loss (comprehensive net loss)
                                                         --------  ---------   --------      ----------        -------
Balance, December 31,  1999                                     -  $       -  $       -      29,653,843      $ 296,538

January  3, 2000-Stock issued for cash              $10.05      -          -          -           1,991             20
January 14, 2000-Stock issued for cash              $ 5.02      -          -          -           4,977             50
January 14, 2000-Stock issued for services at fair
    value - Infocall                                $ 5.02      -          -          -           3,981             40
February  9, 2000-Stock issued for cash             $10.05      -          -          -           1,991             20
February 10, 2000-Stock issued for cash             $10.05      -          -          -           1,493             15
February 14, 2000-Stock issued for cash             $10.04      -          -          -             498              5
February 15, 2000-Stock issued for cash             $10.05      -          -          -             995             10
February 22, 2000-Stock issued for cash             $10.05      -          -          -           5,424             54
February 25, 2000-Stock issued for cash             $10.05      -          -          -           1,294             13
February 28, 2000-Stock issued for cash             $10.05      -          -          -           1,692             17
February 29, 2000-Stock issued for cash             $10.05      -          -          -           1,991             20
March 2, 2000-Stock issued for cash                 $10.05      -          -          -             597              6
March 7, 2000-Stock issued for cash                 $10.05      -          -          -             199              2
March 8, 2000-Stock issued for cash                 $10.05      -          -          -          13,138            131
March 10, 2000-Stock issued for cash                $10.05      -          -          -             995             10
March 13, 2000-Stock issued for cash                $10.05      -          -          -             995             10
March 16, 2000-Stock issued for cash                $10.05      -          -          -             995             10
March 20, 2000-Stock issued for cash                $10.05      -          -          -           2,389             24
March 23, 2000-Stock issued for cash                $10.05      -          -          -             199              2
March 24, 2000-Stock issued for cash                $10.05      -          -          -           3,981             40
March 29, 2000-Stock issued for cash                $10.05      -          -          -             995             10
March 30, 2000-Stock issued for cash                $10.05      -          -          -             995             10
April 19, 2000-Stock issued for cash                $10.05      -          -          -             995             10
April 27, 2000-Stock issued for cash                $10.05      -          -          -           1,891             19
May 10, 2000-Stock issued for cash                  $10.05      -          -          -             995             10
May 12, 2000-Stock issued for cash                  $10.05      -          -          -          16,920            169
May 19, 2000-Stock issued for cash                  $10.05      -          -          -           2,030             20
June 19, 2000-Stock issued for cash                 $10.05      -          -          -           2,986             30
June 21, 2000-Stock issued for cash                 $10.05      -          -          -           4,180             42
June 30, 2000-adjust stock issued for cash                      -          -          -           1,660             17
June 30, 2000-adjust stock issued for cash                      -          -          -          (4,620)           (31)
July 1, 2000-adjust stock issued for cash-Driscoll              -          -          -         (14,500)             -
July 1, 2000-adjust stock issued for cash-Wallet                -          -          -          (3,093)             -
August 18, 2000-share exchange adjustment                       -          -          -         (14,467)          (350)
August 18, 2000-stock issued as part of merger                  -          -          -       3,300,007         33,000
   Viola Group
August 18, 2000-stock options granted and exercised
   for services at fair - Clever                    $ 2.25      -          -          -          25,000            250
August 18, 2000-stock options granted and exercised
        for subscription receivable - Benson        $ 3.30      -          -          -          93,750            937
August 18, 2000-stock options granted and exercised
        for subscription receivable - Phillips      $ 3.30      -          -          -          93,750            937
August 18, 2000-stock options granted and exercised
        for subscription receivable - Cairns        $ 3.30      -          -          -          32,500            325
August 22, 2000-stock options granted at fair value             -          -          -               -              -
October 1, 2000-payment of subscription receivable
   for services at fair value - Clever                          -          -          -               -              -
October 1, 2000-payment of subscription receivable
   for services at fair value - Benson                          -          -          -               -              -
October 23, 2000-payment of subscription receivable
   for services at fair value - Clever              $ 2.25      -          -          -          25,000            250
October 30, 2000-stock options granted and exercised
   at fair value for services - Benson              $ 3.30      -          -          -          93,750            938
October 30, 2000-stock options granted and exercised
   at fair value for services - Phillips            $ 3.30      -          -          -          93,750            937
October 30, 2000-stock options granted and exercised
   at fair value for services - Cairns              $ 3.30      -          -          -          32,500            325
November 14, 2000-stock issued for services at fair
   value - Infocall                                 $ 1.91      -          -          -         990,000          9,900
November 28, 2000-stock issued for services at fair
   value - Net Connection Corp                      $ 2.71      -          -          -         340,000          3,400
November 28, 2000-stock issued for services at fair
   value - Clever                                   $ 2.25      -          -          -          25,000            250
November 28, 2000-stock issued for services at fair
   value - Dodrill                                  $ 2.56      -          -          -          40,000            400
November 28, 2000-stock issued for services at fair
   value - Richfield                                $ 2.56      -          -          -          20,000            200
November 28, 2000-share exchange adjustment
   (Benson, Phillips, Carins, miscellaneous)                    -          -          -         117,180          1,186
December 20,2000-stock options granted at fair value            -          -          -               -              -
December 21, 2000-conversion of debentures          $ 2.50      -          -          -          38,000            380
December 21, 2000-stock options granted, exercised
   and issued - 3rd Round Investors                 $ 0.10      -          -          -         174,590          1,746
December 21,2000-stock options granted at fair value            -          -          -               -              -
December 31,2000-stock options granted at fair value            -          -          -               -              -
Net loss (comprehensive net loss)
                                                           ---------     ------     ------   ----------        -------
Balance, December 31,  2000                                     -      $   -      $   -      35,235,402     $  352,354

January 2, 2001-stock issued for services at fair
    value - Net Connection Corp.                   $ 2.84       -          -          -         340,000          3,400
January 29, 2001-stock issued for services at fair
    value - Richfield                              $ 3.00       -          -          -          30,000            300
January 29, 2001-stock issued for services at fair
    value - Kolb                                   $ 2.83       -          -          -         200,000          2,000
January 29, 2001-stock issued for services at fair
    value - Silvasy                                $ 2.56       -          -          -           5,000             50
January 29, 2001-stock issued for services at fair
    value - Young                                  $ 2.56       -          -          -           2,500             25
January 29, 2001-stock issued for services at fair
    value - Adams                                  $ 2.56       -          -          -           5,000             50
January 29, 2001-stock issued for services at fair
    value - Transmedia                             $ 2.92       -          -          -           9,000             90
January 29, 2001-stock options exercised and issued
    for cash - 3rd round investors                 $ 0.10       -          -          -          27,993            280
January 29, 2001-Stock issued for cash             $ 3.00       -          -          -          30,800            308
January 29, 2001-conversion of debentures          $ 2.50       -          -          -           8,000             80
March 29, 2001-stock options exercised and issued
    for cash - 3rd round investors                 $ 0.10       -          -          -          34,615            346
March 31, 2001-payment of subscription receivable
    for services at fair value - Benson                         -          -          -               -              -
March 31, 2001-payment of subscription receivable
    for services at fair value - Phillips                       -          -          -               -              -
March 31, 2001-payment of subscription receivable
    for services at fair value - Carins                         -          -          -               -              -
March 31, 2001-adjust stock issued for cash                     -          -          -             (12)             -
April 4, 2001-stock issued for services at fair
    value - Kolb                                   $ 2.16       -          -          -          50,000            500
April 4, 2001-stock issued for services at fair
    value - Annis                                  $ 1.10       -          -          -           5,000             50
May 4, 2001-stock issued for services at fair
    value - Dove                                   $ 1.54       -          -          -          30,000            300
May 21, 2001-stock issued for services at fair
    value Dove                                     $ 0.83       -          -          -          30,000            300
May 21, 2001-stock issued for services at fair
    value - Cairns                                 $ 1.22       -          -          -          32,500            325
June 5, 2001-stock issued for services at fair
    value - Young                                  $ 0.83       -          -          -           5,000             50
June 5, 2001-stock issued for services at fair
    value - Silvasy                                $ 1.10       -          -          -           5,000             50
June 12, 2001-stock issued for services at fair
    value - Kolb                                   $ 0.70       -          -          -          60,000            600
June 12, 2001-stock issued for services at fair
    value - Dean-Dastvan                           $ 0.60       -          -          -          20,000            200
June 12, 2001-adjust merger shares                              -          -          -           2,508             25
June 25, 2001-stock issued for services at fair
    value - Dove                                   $ 1.08       -          -          -          30,000            300
July 5, 2001-stock issued for services at fair
    value - Young                                  $ 1.05       -          -          -          20,000            200
July 5, 2001-stock issued for services at fair
    value - Silvasy                                $ 1.17       -          -          -          30,000            300
July 5, 2001-stock issued for services at fair
    value - MacGrath                               $ 0.69       -          -          -          10,000            100
July 12, 2001-stock issued for services at fair
    value - Dean-Dastvan                           $ 0.81       -          -          -          20,000            200
July 12, 2001-stock issued for services at fair
    value - Annis                                  $ 2.54       -          -          -          10,000            100
July 25, 2001-stock issued for services at fair
    value - Dove                                   $ 0.70       -          -          -          30,000            300
July 25, 2001-stock issued for services at fair
    value - Kolb                                   $ 0.82       -          -          -         100,000          1,000
August 13, 2001-stock issued for services at fair
    value - Dodrill                                $ 0.66       -          -          -          10,515            105
August 13, 2001-stock issued for services at fair
    value - Silvasy                                $ 0.28       -          -          -          10,000            100
August 13, 2001-stock issued for services at fair
    value - Young                                  $ 0.36       -          -          -          10,000            100
August 13, 2001-stock issued for services at fair
    value - McGrath                                $ 0.29       -          -          -          15,000            150
August 20, 2001-stock issued for services at fair
    value - Net Connection Corp.                   $ 0.49       -          -          -         150,000          1,500
August 23, 2001-stock issued for services at fair
    value - Dodrill                                $ 0.49       -          -          -          40,000            400
August 23, 2001-stock issued for services at fair
    value - Hester                                 $ 0.38       -          -          -          40,000            400
August 23, 2001-stock issued for services at fair
    value - DeVal                                  $ 0.39       -          -          -          40,000            400
August 23, 2001-stock issued for services at fair
    value - Noser                                  $ 0.39       -          -          -          40,000            400
August 23, 2001-stock issued for services at fair
    value - Aro                                    $ 0.39       -          -          -          40,000            400
August 23, 2001-stock issued for services at fair
    value - Holzworth                              $ 0.40       -          -          -          40,000            400
August 23, 2001-stock issued for services at fair
    value - Silvasy                                $ 0.33       -          -          -           5,000             50
August 23, 2001-stock issued for services at fair
    value - Young                                  $ 0.35       -          -          -           5,000             50
August 23, 2001-stock issued for services at fair
    value - McGrath                                $ 0.32       -          -          -          10,000            100
October 1, 2001-stock issued for services at fair
    value - DeVal                                  $ 0.16       -          -          -          30,000            300
October 1, 2001-stock issued for services at fair
    value - Holzworth                              $ 0.25       -          -          -          30,000            300
October 1, 2001-stock issued for services at fair
    value - Hester                                 $ 0.37       -          -          -          30,000            300
October 1, 2001-stock issued for services at fair
    value - Noser                                  $ 0.27       -          -          -          30,000            300
October 1, 2001-stock issued for services at fair
    value - Silvasy                                $ 0.28       -          -          -           5,000             50
October 1, 2001-stock issued for services at fair
    value - Young                                  $ 0.30       -          -          -           5,000             50
October 1, 2001-stock issued for services at fair
    value - Dean-Dastvan                           $ 0.13       -          -          -          30,000            300
October 1, 2001-stock issued for services at fair
    value - Dodrill                                $ 0.26       -          -          -          40,000            400
October 1, 2001-stock issued for services at fair
    value - Kolb                                   $ 0.40       -          -          -          30,000            300
October 1, 2001-Stock option granted at fair value              -          -          -               -              -
October 15, 2001-stock issued for services at fair
    value - Hester                                 $ 0.26       -          -          -         250,000          2,500
October 15, 2001-stock issued for services at fair
    value - Dean-Dastvan                           $ 0.13       -          -          -          30,000            300
October 15, 2001-stock issued for services at fair
    value - DeVal                                  $ 0.09       -          -          -          27,000            270
October 15, 2001-stock issued for services at fair
    value - Noser                                  $ 0.16       -          -          -          27,000            270
October 15, 2001-stock issued for services at fair
    value - Holzworth                              $ 0.15       -          -          -          27,000            270
October 15, 2001-stock issued for services at fair
    value - Dodrill                                $ 0.34       -          -          -          50,000            500
November 5, 2001-stock issued for services at fair
    value - Dove                                   $ 0.12       -          -          -          55,000            550
November 5, 2001-stock issued for services at fair
    value - Adams                                  $ 0.25       -          -          -          12,000            120
November 5, 2001-stock issued for services at fair
    value - Calver                                 $ 0.25       -          -          -           8,000             80
November 7, 2001-stock issued for services at fair
    value - Hester                                 $ 0.16       -          -          -         250,000          2,500
November 7, 2001-stock issued for services at fair
    value - Kolb                                   $ 0.14       -          -          -          30,000            300
December 6, 2001-stock issued for services at fair
    value - Dodrill                                $ 0.12       -          -          -         200,000          2,000
December 6, 2001-stock issued for services at fair
    value - Hester                                 $ 0.12       -          -          -         500,000          5,000
December 6, 2001-stock issued for services at fair
    value Kolb                                     $ 0.09       -          -          -          40,000            400
December 6, 2001-stock issued for services at fair
    value - Dove                                   $ 0.16       -          -          -          30,000            300
December 21, 2001-stock issued for deferred
    financing at fair value                        $ 0.09       -          -          -       1,500,000         15,000
December 21, 2001-stock issued for services at fair
    value - Hester                                 $ 0.11       -          -          -         500,000          5,000
December 31, 2001-stock options expired -Rivero,
    Jacobs, Royal, Shewmaker
Net loss (comprehensive net loss)
                                                        --------- ----------  ---------      ----------        -------
Balance, December 31,  2001                                     - $        -  $       -      40,639,821     $  406,398

January 2, 2002-financing fees recongnized                      -          -          -               -              -
January 7, 2002-stock issued towards purchase of
   subsidiary at fair value - North Electric Company$ 0.08      -          -          -         500,000          5,000
January 9, 2002-stock issued towards purchase of
   subsidiary at fair value - North Electric Company$ 0.07      -          -          -         430,000          4,300
Febuary 1, 2002-stock issued for services at fair
    value - Dodrill                                $ 0.05       -          -          -         100,000          1,000
Febuary 1, 2002-stock issued for services at fair
    value - Dove                                   $ 0.03       -          -          -         100,000          1,000
Febuary 1, 2002-stock issued for services at fair
    value - Benson                                 $ 0.03       -          -          -       1,000,000         10,000
Febuary 1, 2002-stock issued towards purchase of
   subsidiary at fair value North Electric Company  $ 0.02      -          -          -         500,000          5,000
Febuary 8, 2002-stock issued for services at fair
    value - Kristoff                               $ 0.03       -          -          -         100,000          1,000
Febuary 14, 2002-stock issued for cash             $ 0.04       -          -          -       5,000,000         50,000
Febuary 20, 2002-stock issued for services at fair
    value - Dodrill                                $ 0.06       -          -          -         100,000          1,000
March 6, 2002-stock issued for services at fair
    value - Dean-Dastvan                           $ 0.02       -          -          -         100,000          1,000
April 23, 2002-stock issued towards purchase of
    subsidiary at fair value North Electric Company$ 0.02       -          -          -       1,000,000         10,000
May 1, 2002-stock issued for services at fair
    value - Dean-Dastvan                           $ 0.02       -          -          -       1,000,000         10,000
May 1, 2002-stock issued for services at fair
    value - Dodrill                                $ 0.01       -          -          -         400,000          4,000
May 1, 2002-stock issued for services at fair
    value - Kristoff                               $ 0.02       -          -          -         300,000          3,000
May 6, 2002-stock issued for services at fair
    value - Orr                                    $ 0.02       -          -          -         500,000          5,000
May 7, 2002-stock issued for services at fair
    value - Collins                                $ 0.01       -          -          -         200,000          2,000
May 7, 2002-stock issued for services at fair
    value - DeVal                                  $ 0.01       -          -          -         200,000          2,000
May 7, 2002-stock issued for services at fair
    value - Holzworth                              $ 0.03       -          -          -         200,000          2,000
May 20, 2002-stock issued as transfer of funds to
    subsidiary at fair value North Electric Company $ 0.03      -          -          -      15,000,000        150,000
May 21, 2002-stock issued for services at fair
    value - Kristoff                               $ 0.01       -          -          -         500,000          5,000
May 21, 2002-stock issued for services at fair
    value - Kaiser                                 $ 0.02       -          -          -         200,000          2,000
May 28, 2002-stock options granted at fair value                -          -          -               -              -
June 6, 2002-stock issued for services at fair
    value - Ashley Associates                      $ 0.03       -          -          -       2,500,000         25,000
June 22, 2002-stock issued for cash               $0.01 4,000,000     40,000          -               -              -
July 5, 2002-stock issued for services at fair
    value - Galpern                                $ 0.02       -          -          -       1,500,000         15,000
July 5, 2002-stock issued for services at fair
    value Sellers                                  $ 0.02       -          -          -         350,000          3,500
July 5, 2002-stock issued for services at fair
    value Cella                                    $ 0.02       -          -          -         350,000          3,500
July 31, 2002-stock issued for services at fair
    value - Seymour                                $ 0.02       -          -          -         300,000          3,000
August 18, 2002-adjust issuances to investor to
    satisfy litigation - La Jolla Cove Investors                -          -          -               -              -
August 19, 2002-stock issued to satisfy litigation
    at fair value - La Jolla Cove Investors        $ 0.01       -          -          -       5,000,000         50,000
August 19, 2002-stock issued to satisfy note payable
    litigation at fair value North Atlantic Partners$ 0.03      -          -          -       3,272,727         32,727
August 19, 2002-stock issued for services at fair
    value - Dean-Dastvan                           $ 0.01       -          -          -       1,000,000         10,000
August 19, 2002-stock issued for services at fair
    value - Dodrill                                $ 0.01       -          -          -       1,000,000         10,000
August 19, 2002-issued stock for cash              $0.15  100,000          -     15,000               -              -
August 19, 2002-conversion of preferred shares         (2,050,000)   (20,000)    (7,500)      5,500,000         55,000
August 21, 2002-stock warrants granted to
    Investor - La Jolla Cove Investors                          -          -          -               -              -
August 22, 2002-stock options expired                           -          -          -               -              -
September 12, 2002-stock issued for services at
    fair value - BJG Holdings                      $ 0.03       -          -          -         600,000          6,000
October 9, 2002-stock issued for services at fair
    value - Adams                                  $ 0.00       -          -          -         400,000          4,000
October 9, 2002-stock issued for services at fair
    value - Mottayaw                               $ 0.00       -          -          -         400,000          4,000
October 9, 2002-stock issued for services at fair
    value - Ference                                $ 0.00       -          -          -       1,600,000         16,000
October 9, 2002-stock issued for services at fair
    value - Erickson                               $ 0.00       -          -          -         300,000          3,000
October 9, 2002-stock issued for services at fair
    value - Noser                                  $ 0.00       -          -          -         300,000          3,000
October 9, 2002-stock issued for services at fair
    value - Hester                                 $ 0.00       -          -          -         600,000          6,000
October 16, 2002-stock issued for cash             $ 0.01       -          -          -       1,339,286         13,392
October 18, 2002-stock issued for cash             $ 0.02       -          -          -         921,659          9,217
October 18, 2002-adjust stock warrant grant to
    Investor - La Jolla Cove Investors                          -          -          -               -              -
October 23, 2002-stock issued for services at fair
    value - Kaiser                                 $ 0.00       -          -          -         650,000          6,500
October 23, 2002-stock warrants exercised, issued  $ 0.00       -          -          -         250,000          2,500
October 23, 2002-stock issued for cash             $ 0.02       -          -          -         921,659          9,217
October 25, 2002-stock issued for services at fair
    value -Benson                                  $ 0.01       -          -          -       6,000,000         60,000
October 30, 2002-stock warrants exercised, issued  $ 0.00       -          -          -       1,500,000         15,000
November 5, 2002-stock issued for cash             $ 0.01       -          -          -       2,000,000         20,000
November 6, 2002-stock issued for cash             $ 0.01       -          -          -         904,977          9,050
November 6, 2002-stock warrants exercised, issued  $ 0.00       -          -          -         500,000          5,000
November 8, 2002-stock issued for cash             $ 0.00       -          -          -         132,836          1,329
November 12, 2002-stock options granted at fair value           -          -          -               -              -
November 18, 2002-stock warrants exercised,issued  $ 0.00       -          -          -       1,568,182         15,682
November 19, 2002-stock warrants exercised,issued  $ 0.00       -          -          -         500,000          5,000
November 21, 2002-stock warrants exercised,issued  $ 0.00       -          -          -       2,000,000         20,000
November 25, 2002-stock issued for services at fair
    value - PMR Group                              $ 0.02       -          -          -       7,000,000         70,000
December 4, 2002-stock warrants granted to
    investor - La Jolla Cove Investors                          -          -          -               -              -
December 9, 2002-stock issued for cash             $ 0.01       -          -          -       2,000,000         20,000
December 11, 2002-stock warrants exercised and issued$0.00      -          -          -       2,000,000         20,000
December 19, 2002-stock warrants exercised and issued$0.00      -          -          -       1,680,843         16,808
December 31, 2002-stock warrants exercised                      -          -          -               -              -
December 31, 2002-write-off deferred financing costs            -          -          -               -              -
December 31, 2002-stock options expired                         -          -          -               -              -
Net loss (comprehensive net loss)                               -          -          -               -              -
                                                        ---------     ------      -----      -----------     ---------
Balance, December 31,  2002                             2,050,000    $20,000    $ 7,500      124,911,990    $1,249,120
                                                       ==========   ========   ========     ============    ==========


The accompanying notes are an integral part of these consolidated financial statements.


                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
           Consolidated Statements of Stockholders' Equity (Deficit)
                                  (continued)



                                                                        Common                        Common
                                                                        Stock          Common       Stock options
                                                   Additional       Subscriptions      Stock        Granted and
                                                  Paid-in Capital     Receivable       Warrants     not exercised


Balance, January 13, 1999                          $       -        $       -         $     -        $      -

January 13, 1999-Stock issued for services at fair
value to Benson,Phillps, Cairns                     (179,205)         (31,300)              -               -
January 29, 1999-Stock issued for cash                46,614                -               -               -
February 12. 1999-Stock issued for cash               64,095                -               -               -
February 17, 1999-Stock issued for cash               14,567                -               -               -
March 1, 1999-Stock issued for cash                   42,730                -               -               -
March 2, 1999-Stock issued for cash                    9,711                -               -               -
March 17, 1999-Stock issued for cash                  14,567                -               -               -
March 19, 1999-Stock issued for cash                  14,567                -               -               -
April 2, 1999-Stock issued for cash                   33,990                -               -               -
April 9, 1999-Stock issued for cash                   14,179                -               -               -
April 13, 1999-Stock issued for cash                   4,856                -               -               -
April 14, 1999-Stock issued for cash                   3,158                -               -               -
April 15, 1999-Stock issued for cash                  19,423                -               -               -
April 16, 1999-Stock issued for cash                   9,711                -               -               -
April 23, 1999-Stock issued for cash                  63,124                -               -               -
April 26, 1999-Stock issued for services at fair                            -               -               -
    value-Driscoll                                     9,711                -               -               -
May 3, 1999-Stock issued for cash                     33,990                -               -               -
July 19, 1999-Stock issued for cash                   34,240                -               -               -
July 26, 1999-Stock issued for cash                    9,783                -               -               -
July 30, 1999-Stock issued for services at fair
   value - Barr-Haneau                                 7,284                -               -               -
July 30, 1999 - stock issued for services at fair
   value - Titus                                        (289)               -               -               -
August 2, 1999-Stock issued for cash                   9,783                -               -               -
August 4, 1999-Stock issued for cash                  10,309                -               -               -
August 10, 1999-Stock issued for cash                 13,011                -               -               -
August 23, 1999-Stock issued for cash                 23,773                -               -               -
August 24, 1999-Stock issued for cash                 19,714                -               -               -
September 13, 1999-Stock issued for cash              26,023                -               -               -
September 17, 1999-Stock issued for cash             107,031                -               -               -
October 15, 1999-Stock issued for cash                 7,807                -               -               -
October 21, 1999-Stock issued for cash                39,132                -               -               -
October 22, 1999-Stock issued for cash                50,187                -               -               -
October 25, 1999-Stock issued for cash                53,859                -               -               -
October 26, 1999-Stock issued for cash                16,264                -               -               -
November 5, 1999-Stock issued for cash                19,566                -               -               -
November 5, 1999-Stock issued for cash                   999                -               -               -
November 9, 1999-Stock issued for cash                 9,990                -               -               -
November 18, 1999-Stock issued for cash                9,990                -               -               -
November 23, 1999-Stock issued for cash              114,686                -               -               -
December  3, 1999-Stock issued for cash               11,988                -               -               -
December  7, 1999-Stock issued for cash               24,975                -               -               -
December 16, 1999-Stock issued for cash                3,996                -               -               -
December 17, 1999-Stock issued for cash                9,990                -               -               -
December 31, 1999-Stock issued for cash                9,990                -               -               -
December 31, 1999- Adjust Stock issued for cash            -                -               -               -
Net loss (comprehensive net loss
                                                       -------         ------            ----            ----
Balance, December 31,  1999                          $ 863,869      $  (31,300)       $     -        $      -

January  3, 2000-Stock issued for cash                  19,980              -               -               -
January 14, 2000-Stock issued for cash                  24,950              -               -               -
January 14, 2000-Stock issued for services at fair                          -               -               -
    value - Infocall                                    19,960              -               -               -
Febuary  9, 2000-Stock issued for cash                  19,980              -               -               -
Febuary 10, 2000-Stock issued for cash                  14,985              -               -               -
Febuary 14, 2000-Stock issued for cash                   4,995              -               -               -
Febuary 15, 2000-Stock issued for cash                   9,990              -               -               -
Febuary 22, 2000-Stock issued for cash                  54,446              -               -               -
Febuary 25, 2000-Stock issued for cash                  12,987              -               -               -
Febuary 28, 2000-Stock issued for cash                  16,983              -               -               -
Febuary 29, 2000-Stock issued for cash                  19,980              -               -               -
March 2, 2000-Stock issued for cash                      5,994              -               -               -
March 7, 2000-Stock issued for cash                      1,998              -               -               -
March 8, 2000-Stock issued for cash                    131,869              -               -               -
March 10, 2000-Stock issued for cash                     9,990              -               -               -
March 13, 2000-Stock issued for cash                     9,990              -               -               -
March 16, 2000-Stock issued for cash                     9,990              -               -               -
March 20, 2000-Stock issued for cash                    23,976              -               -               -
March 23, 2000-Stock issued for cash                     1,998              -               -               -
March 24, 2000-Stock issued for cash                    39,960              -               -               -
March 29, 2000-Stock issued for cash                     9,990              -               -               -
March 30, 2000-Stock issued for cash                     9,990              -               -               -
April 19, 2000-Stock issued for cash                     9,990              -               -               -
April 27, 2000-Stock issued for cash                    18,981              -               -               -
May 10, 2000-Stock issued for cash                       9,990              -               -               -
May 12, 2000-Stock issued for cash                     169,831              -               -               -
May 19, 2000-Stock issued for cash                      20,380              -               -               -
June 19, 2000-Stock issued for cash                     29,972              -               -               -
June 21, 2000-stock issued for cash                     41,958              -               -               -
June 30, 2000-adjust stock issued for cash              33,183              -               -               -
June 30, 2000-adjust stock issued for cash             (92,370)             -               -               -
July 1, 2000-adjust stock issued for cash (Driscoll)   (10,000)             -               -               -
July 1, 2000-adjust stock issued for cash (Wallet)     (12,000)             -               -               -
August 18, 2000-share exchange adjustment                  350              -               -               -
August 18, 2000-stock issued as part of merger
   Viola Group                                         (28,900)             -               -
August 18, 2000-stock options granted and exercised
   for services at fair - Clever                        60,500             (250)            -               -
August 18, 2000-stock options granted and exercised
for subscription receivable - Benson                   308,438         (309,375)            -               -
August 18, 2000-stock options granted and exercised
for subscription receivable - Phillips                 308,438         (309,375)            -               -
August 18, 2000-stock options granted and exercised
for subscription receivable - Cairns                   106,925         (107,250)            -               -
August 22, 2000-stock options granted at fair value          -                -             -           8,948
October 1, 2000-payment of subscription receivable            -                -             -
   for services at fair value - Clever                       -              250
October 1, 2000-payment of subscription receivable
   for services at fair value - Benson                       -           31,300             -               -
October 23, 2000-payment of subscription receivable
   for services at fair value - Clever                  56,000                -             -               -
October 30, 2000-payment of subscription receivable
   for services at fair value - Benson                 308,436          (37,638)            -               -
October 30, 2000-payment of subscription receivable
   for services at fair value - Phillips               308,438          121,885             -               -
October 30, 2000-payment of subscription receivable
   for services at fair value - Carins                 106,925          (12,243)            -               -
November 14, 2000-stock issued for services at fair
   value (Infocall)                                  1,883,475                -             -               -
November 28, 2000-stock issued for services at fair
   value - Net Connection Corp                         917,643                -             -               -
November 28, 2000-stock issued for services at fair
   value - Clever                                       56,000                -             -               -
November 28, 2000-stock issued for services at fair    102,080                -             -               -
   value - Dodrill
November 28, 2000-stock issued for services at fair
   value - Richfield                                    51,040                -             -               -
November 28, 2000-share exchange adjustment
   (Benson, Phillips, Carins, miscellaneous)            (1,186)               -             -               -
December 20, 2000-stock options granted at fair value        -                -             -         141,412
December 21, 2000-conversion of debentures              94,610                -             -               -
December 21, 2000-stock options granted, exercised
   and issued (3rd Round Investors)                     15,714           (2,255)            -               -
December 21, 2000-stock options granted at fair value         -               -             -             760
December 31, 2000-stock options granted at fair value         -               -             -           1,221
Net loss (comprehensive net loss)
                                                      ---------         --------       ------         -------
Balance, December 31,  2000                         $ 6,213,690        $(656,251)     $     -       $ 152,341



January 2, 2001-stock issued for services at fair
   value (Net Connection Corp.)                         963,016                -           -               -
January 29, 2001-stock issued for services at fair
   value - Richfield                                     89,700                -           -               -
January 29, 2001-stock issued for services at fair
   value - Kolb                                         563,164                -           -               -
January 29, 2001-stock issued for services at fair
   value - Silvasy                                       12,760                -           -               -
January 29, 2001-stock issued for services at fair
   value - Young                                          6,380                -           -               -
January 29, 2001-stock issued for services at fair
   value - Adams                                         12,760                -           -               -
January 29, 2001-stock issued for services at fair
   value - Transmedia                                    26,203                -           -               -
January 29, 2001-stock options exercised and issued
   for cash - 3rd round investors                         2,520                -           -               -
January 29, 2001-Stock issued for cash                   92,092                -           -               -
January 29, 2001-conversion of debentures                19,920                -           -               -
March 29, 2001-stock options exercised and issued
   for cash - 3rd round investors                         3,115            2,198           -
March 31, 2001-payment of subscription receivable for
   services at fair value - Benson                            -          347,014           -               -
March 31, 2001-payment of subscription receivable for
   services at fair value - Phillips                          -          119,493           -               -
March 31, 2001-payment of subscription receivable for
   services at fair value - Carins                            -          187,490           -               -
March 31, 2001-adjust stock issued for cash                   -                -           -
April 4, 2001-stock issued for services at fair               -                -           -               -
   value - Kolb                                         107,618                -           -               -
April 4, 2001-stock issued for services at fair
   value - Annis                                          5,458                -           -               -
May 4, 2001-stock issued for services at fair
   value - Dove                                          45,774                -           -               -
May 21, 2001-stock issued for services at fair
   value - Dove                                          24,618                -           -               -
May 21, 2001-stock issued for services at fair
   value - Cairns                                        39,456                -           -               -
June 5, 2001-stock issued for services at fair
   value - Young                                          4,110                -           -               -
June 5, 2001-stock issued for services at fair
   value - Silvasy                                        5,460                -           -               -
June 12, 2001-stock issued for services at fair
   value - Kolb                                          41,328                -           -               -
June 12, 2001-stock issued for services at fair
   value - Dean-Dastvan                                  11,889                -           -               -
June 12, 2001-adjust merger shares                          (25)               -           -               -
June 25, 2001-stock issued for services at fair
   value - Dove                                          32,162                -           -               -
July 5, 2001-stock issued for services at fair
   value - Young                                         20,899                -           -               -
July 5, 2001-stock issued for services at fair
   value Silvasy                                         34,901                -           -               -
July 5, 2001-stock issued for services at fair
   value - MacGrath                                       6,780                -           -               -
July 12, 2001-stock issued for services at fair
   value - Dean-Dastvan                                  16,032                -           -               -
July 12, 2001-stock issued for services at fair
   value - Annis                                         25,267                -           -               -
July 25, 2001-stock issued for services at fair
   value - Dove                                          20,569                -           -               -
July 25, 2001-stock issued for services at fair
   value Kolb                                            80,635                -           -               -
August 13, 2001-stock issued for services at fair
   value Dodrill                                          6,866                -           -               -
August 13, 2001-stock issued for services at fair
   value Silvasy                                          2,660                -           -               -
August 13, 2001-stock issued for services at fair
   value Young                                            3,480                -           -               -
August 13, 2001-stock issued for services at fair
   value McGrath                                          4,165                -           -               -
August 20, 2001-stock issued for services at fair
   value Net Connection Corp.                            72,450                -           -               -
August 23, 2001-stock issued for services at fair
   value Dodrill                                         19,280                -           -               -
August 23, 2001-stock issued for services at fair
   value Hester                                          14,760                -           -               -
August 23, 2001-stock issued for services at fair
   value DeVal                                           15,355                -           -               -
August 23, 2001-stock issued for services at fair
   value Noser                                           15,371                -           -               -
August 23, 2001-stock issued for services at fair
   value Aro                                             15,374                -           -               -
August 23, 2001-stock issued for services at fair
   value Holzworth                                       15,412                -           -               -
August 23, 2001-stock issued for services at fair
   value Silvasy                                          1,585                -           -               -
August 23, 2001-stock issued for services at fair
   value Young                                            1,690                -           -               -
August 23, 2001-stock issued for services at fair
   value McGrath                                          3,060                -           -               -
October 1, 2001-stock issued for services at fair
   value-DeVal                                            4,633                -           -               -
October 1, 2001-stock issued for services at fair
   value-Holzworth                                        7,245                -           -               -
October 1, 2001-stock issued for services at fair
   value-Hester                                          10,771                -           -               -
October 1, 2001-stock issued for services at fair
   value-Noser                                            7,937                -           -               -
October 1, 2001-stock issued for services at fair
   value-Silvasy                                          1,330                -           -               -
October 1, 2001-stock issued for services at fair
   value- Young                                           1,440                -           -               -
October 1, 2001-stock issued for services at fair
   value-Dean-Dastvan                                     3,480                -           -               -
October 1, 2001-stock issued for services at fair
   value-Dodrill                                         10,160                -           -               -
October 1, 2001-stock issued for services at fair
   value-Kolb                                            11,576                -           -               -
October 1, 2001-Stock option granted at fair value            -                -           -          19,530
October 15, 2001-stock issued for services at fair
   value -Hester                                         62,007                -           -               -
October 15, 2001-stock issued for services at fair
   value -Dean-Dastvan                                    3,480                -           -               -
October 15, 2001-stock issued for services at fair
   value -DeVal                                           2,106                -           -               -
October 15, 2001-stock issued for services at fair
   value -Noser                                           4,004                -           -               -
October 15, 2001-stock issued for services at fair
   value -Holzworth                                       3,803                -           -               -
October 15, 2001-stock issued for services at fair
   value -Dodrill                                        16,525                -           -               -
November 5, 2001-stock issued for services at fair
   value-Dove                                             6,190                -           -               -
November 5, 2001-stock issued for services at fair
   value-Adams                                            2,880                -           -               -
November 5, 2001-stock issued for services at fair
   value-Calver                                           1,920                -           -               -
November 7, 2001-stock issued for services at fair
   value-Hester                                          37,248                -           -               -
November 7, 2001-stock issued for services at fair
   value-Kolb                                             3,912                -           -               -
December 6, 2001-stock issued for services at fair
   value Dodrill                                         22,301                -           -               -
December 6, 2001-stock issued for services at fair
   value Hester                                          55,655                -           -               -
December 6, 2001-stock issued for services at fair
   value Kolb                                             3,069                -           -               -
December 6, 2001-stock issued for services at fair
   value Dove                                             4,500                -           -               -
December 21, 2001-stock issued for deferred financing
   at fair value                                        125,520                -           -               -
December 21, 2001-stock issued for services at fair
   value (Hester)                                        50,655                -           -               -
December 31, 2001-stock options expired (Rivero, Jacobs,
   Royal, Shewmaker)                                      1,981                -           -          (1,981)
Net loss (comprehensive net loss
                                                      ---------            -----    --------         -------
Balance, December 31,  2001                          $9,185,817          $   (56)   $      -       $ 169,890

January 2, 2002-financing fees recongnized                    -                -           -               -
January 7, 2002-stock issued towards purchase of
  subsidiary at fair value (North Electric Company, Inc. 33,648                -           -               -
January 9, 2002-stock issued towards purchase of              -                -           -               -
  subsidiary at fair value (North Electric Company, Inc. 26,745                -           -               -
Febuary 1, 2002-stock issued for services at fair
    value Dodrill                                         4,100                -           -               -
Febuary 1, 2002-stock issued for services at fair                              -           -               -
    value Dove                                            2,000                -           -               -
Febuary 1, 2002-stock issued for services at fair
    value Benson                                         20,000                -           -               -
Febuary 1, 2002-stock issued towards purchase of                               -           -               -
  subsidiary at fair value (North Electric Company, Inc.  3,964                -           -               -
Febuary 8, 2002-stock issued for services at fair
    value (Kristoff)                                      2,000                -           -               -
Febuary 14, 2002-stock issued for cash                  142,500                -           -               -
Febuary 20, 2002-stock issued for services at fair                             -           -               -
    value (Dodrill)                                       5,000                -           -               -
March 6, 2002-stock issued for services at fair
    value (Dean-Dastvan)                                  1,069                -           -               -
April 23, 2002-stock issued towards purchase of                                -           -               -
    subsidiary at fair value North Electric Company, Inc  8,792                -           -               -
May 1, 2002-stock issued for services at fair
    value Dean-Dastvan                                    6,842                -           -               -
May 1, 2002-stock issued for services at fair                                  -           -               -
    value Dodrill                                        (1,000)               -           -               -
May 1, 2002-stock issued for services at fair
    value Kristoff                                        3,000                -           -               -
May 6, 2002-stock issued for services at fair
    value (Orr)                                           6,250                -           -               -
May 7, 2002-stock issued for services at fair                                  -           -               -
    value Collins                                           206                -           -               -
May 7, 2002-stock issued for services at fair                 -                -           -               -
    value DeVal                                            (240)
May 7, 2002-stock issued for services at fair
    value Holzworth                                       3,011                -           -               -
May 20, 2002-stock issued towards purchase of                 -                -           -               -
    subsidiary at fair value(North Electric Company,Inc.255,000                -           -               -
May 21, 2002-stock issued for services at fairth
    value Kristoff                                            -                -           -               -
May 21, 2002-stock issued for services at fair                -                -           -               -
    value Kaiser                                          1,000                -           -               -
May 28, 2002-stock options granted at fair value              -                -           -           1,276
June 6, 2002-stock issued for services at fair
    value (Ashley Associates)                            50,000                -           -               -
June 22, 2002-stock issued for cash                           -                -           -               -
July 5, 2002-stock issued for services at fair
    value Galpern                                        15,000                -           -               -
July 5, 2002-stock issued for services at fair                -                -           -               -
    value Sellers                                         3,500                -           -               -
July 5, 2002-stock issued for services at fair                -                -           -               -
    value Cella                                           3,500                -           -               -
July 31, 2002-stock issued for services at fair                                -           -               -
    value (Seymour)                                       3,000                -           -               -
August 18, 2002-adjust issuances to investor to satisfy                        -           -               -
    litigation (La Jolla Cove Investors)               (142,388)               -           -               -
August 19, 2002-stock issued to satisfy litigation with
    investor at fair value (La Jolla Cove Investors)     (4,000)               -           -               -
August 19, 2002-stock issued to satisfy note payable
    litigation at fair value (North Atlantic Partners)   52,469                -           -               -
August 19, 2002-stock issued for services at fair             -                -           -               -
    value Dean-Dastvan                                        -                -           -               -
August 19, 2002-stock issued for services at fair
    value Dodrill                                             -                -           -               -
August 19, 2002-issued stock for cash                         -                -           -               -
August 19, 2002-conversion of preferred shares          (27,500)               -           -               -
August 21, 2002-stock warrants granted to                     -                -           -               -
    Investor (La Jolla Cove Investors)                        -                -      50,000               -
August 22, 2002-stock options expired                     8,948                -           -          (8,948)
September 12, 2002-stock issued for services at fair          -                -           -               -
    value (BJG Holdings)                                 12,000                -           -               -
October 9, 2002-stock issued for services at fair             -                -           -               -
    value Adams                                          (4,000)               -           -               -
October 9, 2002-stock issued for services at fair
    value Mottayaw                                       (4,000)               -           -               -
October 9, 2002-stock issued for services at fair
    value Ference                                       (16,000)               -           -               -
October 9, 2002-stock issued for services at fair             -                -           -               -
    value Erickson                                       (3,000)               -           -               -
October 9, 2002-stock issued for services at fair             -                -           -               -
    value Noser                                          (3,000)               -           -               -
October 9, 2002-stock issued for services at fair
    value Hester                                         (6,000)               -           -               -
October 16, 2002-stock issued for cash                    1,605                -           -               -
October 18, 2002-stock issued for cash                   10,029                -           -               -
October 18, 2002-adjust stock warrant grant to
    Investor (La Jolla Cove Investors)                        -                -      25,000               -
October 23, 2002-stock issued for services at fair
    value (Kaiser)                                       (6,500)               -           -               -
October 23, 2002-stock warrants exercised and issued       (466)               -      (1,875)              -
October 23, 2002-stock issued for cash                   10,783                -           -               -
October 25, 2002-stock issued for services at fair
    value (Benson)                                       21,000                -           -               -
October 30, 2002-stock warrants exercised and issued     (2,794)               -     (11,250)              -
November 5, 2002-stock issued for cash                   (5,000)               -           -               -
November 6, 2002-stock issued for cash                      950                -           -               -
November 6, 2002-stock warrants exercised and issued       (931)               -      (3,750)              -
November 8, 2002-stock issued for cash                   (1,328)               -           -               -
November 12, 2002-stock options granted at fair value         -                -           -          83,100
November 18, 2002-stock warrants exercised and issued    (2,921)               -     (11,761)              -
November 19, 2002-stock warrants exercised and issued      (931)               -      (3,750)              -
November 21, 2002-stock warrants exercised and issued    (3,725)               -     (15,000)              -
November 25, 2002-stock issued for services at fair
    value (PMR Group)                                    56,000               -            -               -
December 4, 2002-stock warrants granted to
    investor (La Jolla Cove Investors)                        -               -       25,000               -
December 9, 2002-stock issued for cash                   (5,000)              -            -               -
December 11, 2002-stock warrants exercised and issued    (3,725)              -      (15,000)              -
December 19, 2002-stock warrants exercised and issued    (3,131)              -      (12,606)              -
December 31, 2002-stock warrants exercised                    -               -           (7)              -
December 31, 2002-write-off deferred financing costs
December 31, 2002-stock options expired                 141,412               -            -        (141,412)
Net loss (comprehensive net loss)
                                                      ---------              --       ------         -------
Balance, December 31,  2002                          $9,853,560           $  (56)   $ 25,000       $ 103,906
                                                      =========              ====    =======        ========



The accompanying notes are an integral part of these consolidated financial statements.


                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
           Consolidated Statements of Stockholders' Equity (Deficit)
                                  (continued)

                                                                                      Deficit Accum-
                                                                     Deferred         ulated During
                                                       Deferred      Financing         Development
                                                       Compensation   Costs               Stage          Total
                                                     ---------------------------------------------------------
Balance, January 13, 1999                             $   -           $   -          $    -          $       -

January 13, 1999-Stock issued for services at fair        -               -               -
value to Benson,Phillps, Cairns                           -               -               -             63,700
January 29, 1999-Stock issued for cash                    -               -               -             48,000
February 12. 1999-Stock issued for cash                   -               -               -             66,000
February 17, 1999-Stock issued for cash                   -               -               -             15,000
March 1, 1999-Stock issued for cash                       -               -               -             44,000
March 2, 1999-Stock issued for cash                       -               -               -             10,000
March 17, 1999-Stock issued for cash                      -               -               -             15,000
March 19, 1999-Stock issued for cash                      -               -               -             15,000
April 2, 1999-Stock issued for cash                       -               -               -             35,000
April 9, 1999-Stock issued for cash                       -               -               -             14,600
April 13, 1999-Stock issued for cash                      -               -               -              5,000
April 14, 1999-Stock issued for cash                      -               -               -              3,250
April 15, 1999-Stock issued for cash                      -               -               -             20,000
April 16, 1999-Stock issued for cash                      -               -               -             10,000
April 23, 1999-Stock issued for cash                      -               -               -             65,000
April 26, 1999-Stock issued for services at fair
    value-Driscoll                                        -               -               -             10,000
May 3, 1999-Stock issued for cash                         -               -               -             35,000
July 19, 1999-Stock issued for cash                       -               -               -             35,000
July 26, 1999-Stock issued for cash                       -               -               -             10,000
July 30, 1999-Stock issued for services at fair
   value - Barr-Haneau                                    -               -               -              7,500
July 30, 1999 -Stock issued for services at fair
   value - Titus                                          -               -               -                  -
August 2, 1999-Stock issued for cash                      -               -               -             10,000
August 4, 1999-Stock issued for cash                      -               -               -             10,540
August 10, 1999-Stock issued for cash                     -               -               -             13,300
August 23, 1999-Stock issued for cash                     -               -               -             24,302
August 24, 1999-Stock issued for cash                     -               -               -             20,151
September 13, 1999-Stock issued for cash                  -               -               -             26,600
September 17, 1999-Stock issued for cash                  -               -               -            109,405
October 15, 1999-Stock issued for cash                    -               -               -              7,980
October 21, 1999-Stock issued for cash                    -               -               -             40,000
October 22, 1999-Stock issued for cash                    -               -               -             51,300
October 25, 1999-Stock issued for cash                    -               -               -             55,054
October 26, 1999-Stock issued for cash                    -               -               -             16,625
November 5, 1999-Stock issued for cash                    -               -               -             20,000
November 5, 1999-Stock issued for cash                    -               -               -              1,000
November 9, 1999-Stock issued for cash                    -               -               -             10,000
November 18, 1999-Stock issued for cash                   -               -               -             10,000
November 23, 1999-Stock issued for cash                   -               -               -            114,800
December  3, 1999-Stock issued for cash                   -               -               -             12,000
December  7, 1999-Stock issued for cash                   -               -               -             25,000
December 16, 1999-Stock issued for cash                   -               -               -              4,000
December 17, 1999-Stock issued for cash                   -               -               -             10,000
December 31, 1999-Stock issued for cash                   -               -               -             10,000
December 31, 1999- Adjust Stock issued for cash           -               -               -                  -
  compensation
Net loss (comprehensive net loss                          -               -      (1,046,928)        (1,046,928)
                                                     ------          ------        ---------          ---------
Balance, December 31,  1999                        $      -        $      -     $(1,046,928)        $   82,179

January  3, 2000-Stock issued for cash                    -               -               -             20,000
January 14, 2000-Stock issued for cash                    -               -               -             25,000
January 14, 2000-Stock issued for services at fair
    value - Infocall                                      -               -               -             20,000
February  9, 2000-Stock issued for cash                   -               -               -             20,000
February 10, 2000-Stock issued for cash                   -               -               -             15,000
February 14, 2000-Stock issued for cash                   -               -               -              5,000
February 15, 2000-Stock issued for cash                   -               -               -             10,000
February 22, 2000-Stock issued for cash                   -               -               -             54,500
February 25, 2000-Stock issued for cash                   -               -               -             13,000
February 28, 2000-Stock issued for cash                   -               -               -             17,000
February 29, 2000-Stock issued for cash                   -               -               -             20,000
March 2, 2000-Stock issued for cash                       -               -               -              6,000
March 7, 2000-Stock issued for cash                       -               -               -              2,000
March 8, 2000-Stock issued for cash                       -               -               -            132,000
March 10, 2000-Stock issued for cash                      -               -               -             10,000
March 13, 2000-Stock issued for cash                      -               -               -             10,000
March 16, 2000-Stock issued for cash                      -               -               -             10,000
March 20, 2000-Stock issued for cash                      -               -               -             24,000
March 23, 2000-Stock issued for cash                      -               -               -              2,000
March 24, 2000-Stock issued for cash                      -               -               -             40,000
March 29, 2000-Stock issued for cash                      -               -               -             10,000
March 30, 2000-Stock issued for cash                      -               -               -             10,000
April 19, 2000-Stock issued for cash                      -               -               -             10,000
April 27, 2000-Stock issued for cash                      -               -               -             19,000
May 10, 2000-Stock issued for cash                        -               -               -             10,000
May 12, 2000-Stock issued for cash                        -               -               -            170,000
May 19, 2000-Stock issued for cash                        -               -               -             20,400
June 19, 2000-Stock issued for cash                       -               -               -             30,002
June 21, 2000-Stock issued for cash                       -               -               -             42,000
June 30, 2000-adjust stock issued for cash                -               -               -             33,200
June 30, 2000-adjust stock issued for cash                -               -               -            (92,401)
July 1, 2000-adjust stock issued for cash (Driscoll)      -               -               -            (10,000)
July 1, 2000-adjust stock issued for cash (Wallet)        -               -               -            (12,000)
August 18, 2000-share exchange adjustment                 -               -               -                  -
August 18, 2000-stock issued as part of merger            -               -               -              4,100
   Viola Group                                            -               -               -                  -
August 18, 2000-stock options granted and exercised       -               -               -             60,500
   for services at fair - Clever                          -               -               -                  -
August 18, 2000-stock options granted and exercised       -               -               -                  -
for subscription receivable - Benson                      -               -               -                  -
August 18, 2000-stock options granted and exercised       -               -               -                  -
for subscription receivable - Phillips                    -               -               -                  -
August 18, 2000-stock options granted and exercised       -               -               -                  -
for subscription receivable - Cairns                      -               -               -                  -
August 22, 2000-stock options granted at fair value       -               -               -                  -
October 1, 2000-payment of subscription receivable        -               -               -              8,948
   for services at fair value - Clever                    -               -               -                  -
October 1, 2000-payment of subscription receivable        -               -               -                250
   for services at fair value - Benson                    -               -               -             31,300
October 23, 2000-payment of subscription receivable       -               -               -                  -
   for services at fair value - Clever                    -               -               -             56,250
October 30, 2000-payment of subscription receivable       -               -               -                  -
   for services at fair value - Benson                    -               -               -            271,736
October 1, 2000-payment of subscription receivable        -               -               -                  -
   for services at fair value - Phillips                  -               -               -            431,260
October 1, 2000-payment of subscription receivable        -               -               -                  -
   for services at fair value - Carins                    -               -               -             95,007
November 14, 2000-stock issued for services at fair
   value (Infocall)                                       -               -               -          1,893,375
November 28, 2000-stock issued for services at fair
   value - Net Connection Corp                            -               -               -            921,043
November 28, 2000-stock issued for services at fair
   value - Clever                                         -               -               -             56,250
November 28, 2000-stock issued for services at fair
   value - Dodrill                                        -               -               -            102,480
November 28, 2000-stock issued for services at fair
   value - Richfield                                      -               -               -             51,240
November 28, 2000-share exchange adjustment               -               -               -                  -
   (Benson, Phillips, Carins, miscellaneous)              -               -               -                  -
December 20, 2000-stock options granted at fair value     -               -               -            141,412
December 21, 2000-conversion of debentures                -               -               -             94,990
December 21, 2000-stock options granted, exercised
   and issued (3rd Round Investors)                       -               -               -             15,204
December 21, 2000-stock options granted at fair value     -               -               -                760
December 31, 2000-stock options granted at fair value     -               -               -              1,221
Net loss (comprehensive net loss)                                                (6,783,550)        (6,783,550)
                                                      -----           -----      -----------         ----------
Balance, December 31,  2000                          $    -          $    -     $(7,830,478)       $(1,768,344)



January 2, 2001-stock issued for services at fair
    value (Net Connection Corp.)                          -               -               -            996,416
January 29, 2001-stock issued for services at fair
    value - Richfield                                     -               -               -             90,000
January 29, 2001-stock issued for services at fair
    value - Kolb                                          -               -               -            311,300
January 29, 2001-stock issued for services at fair
    value - Silvasy                                       -               -               -             12,810
January 29, 2001-stock issued for services at fair
    value - Young                                         -               -               -              6,405
January 29, 2001-stock issued for services at fair
    value - Adams                                         -               -               -             12,810
January 29, 2001-stock issued for services at fair
    value - Transmedia                                    -               -               -             26,293
January 29, 2001-stock options exercised and issued
    for cash - (3rd round investors)                      -               -               -              2,800
January 29, 2001-Stock issued for cash                    -               -               -             92,400
January 29, 2001-conversion of debentures                 -               -               -             20,000
March 29, 2001-stock options exercised and issued
    for cash - (3rd round investors)                      -               -               -              5,659
March 31, 2001-payment of subscription receivable
     for services at fair value - Benson                  -               -               -            347,014
March 31, 2001-payment of subscription receivable
     for services at fair value - Phillips          204,860               -               -            119,493
March 31, 2001-payment of subscription receivable
     for services at fair value - Carins                  -               -               -            187,490
March 31, 2001-adjust stock issued for cash          (6,653)              -               -                  -
April 4, 2001-stock issued for services at fair
    value Kolb                                            -               -               -            108,118
April 4, 2001-stock issued for services at fair
    value Annis                                           -               -               -              5,508
May 4, 2001-stock issued for services at fair
    value Dove                                            -               -               -             46,074
May 21, 2001-stock issued for services at fair
    value Dove                                            -               -               -             24,918
May 21, 2001-stock issued for services at fair
    value Cairns                                          -               -               -             39,781
June 5, 2001-stock issued for services at fair
    value Young                                           -               -               -              4,160
June 5, 2001-stock issued for services at fair
    value Silvasy                                         -               -               -              5,510
June 12, 2001-stock issued for services at fair
    value Kolb                                            -               -               -            246,788
June 12, 2001-stock issued for services at fair
    value Dean-Dastvan                                    -               -               -             12,089
June 12, 2001-adjust merger shares                        -               -               -                  -
June 25, 2001-stock issued for services at fair
    value (Dove)                                          -               -               -             25,809
July 5, 2001-stock issued for services at fair
    value Young                                           -               -               -             21,099
July 5, 2001-stock issued for services at fair
    value Silvasy                                         -               -               -             35,201
July 5, 2001-stock issued for services at fair                            -               -                  -
    value MacGrath                                        -               -               -              6,880
July 12, 2001-stock issued for services at fair
    value Dean-Dastvan                                    -               -               -             16,232
July 12, 2001-stock issued for services at fair
    value Annis                                           -               -               -             25,367
July 25, 2001-stock issued for services at fair
    value Dove                                        6,653               -               -             27,522
July 25, 2001-stock issued for services at fair
    value Kolb                                       49,004               -               -            130,639
August 13, 2001-stock issued for services at fair
    value Dodrill                                         -               -               -              6,971
August 13, 2001-stock issued for services at fair
    value Silvasy                                         -               -               -              2,760
August 13, 2001-stock issued for services at fair
    value Young                                           -               -               -              3,580
August 13, 2001-stock issued for services at fair
    value McGrath                                         -               -               -              4,315
August 20, 2001-stock issued for services at fair
    value Net Connection Corp.                            -               -               -             73,950
August 23, 2001-stock issued for services at fair
    value Dodrill                                         -               -               -             19,680
August 23, 2001-stock issued for services at fair
    value Hester                                          -               -               -             15,160
August 23, 2001-stock issued for services at fair
    value DeVal                                           -               -               -             15,755
August 23, 2001-stock issued for services at fair
    value Noser                                           -               -               -             15,771
August 23, 2001-stock issued for services at fair
    value Aro                                             -               -               -             15,774
August 23, 2001-stock issued for services at fair
    value Holzworth                                       -               -               -             15,812
August 23, 2001-stock issued for services at fair
    value Silvasy                                         -               -               -              1,635
August 23, 2001-stock issued for services at fair
    value Young                                           -               -               -              1,740
August 23, 2001-stock issued for services at fair
    value McGrath                                         -               -               -              3,160
October 1, 2001-stock issued for services at fair
    value-DeVal                                           -               -               -              4,933
October 1, 2001-stock issued for services at fair
    value-Holzworth                                       -               -               -              7,545
October 1, 2001-stock issued for services at fair
    value-Hester                                          -               -               -             11,071
October 1, 2001-stock issued for services at fair
    value-Noser                                           -               -               -              8,237
October 1, 2001-stock issued for services at fair
    value-Silvasy                                         -               -               -              1,380
October 1, 2001-stock issued for services at fair
    value- Young                                          -               -               -              1,490
October 1, 2001-stock issued for services at fair
    value-Dean-Dastvan                                    -               -               -              3,780
October 1, 2001-stock issued for services at fair
    value-Dodrill                                         -               -               -             10,560
October 1, 2001-stock issued for services at fair
    value-Kolb                                            -               -               -             11,876
October 1, 2001-Stock option granted at fair value        -               -               -             19,530
October 15, 2001-stock issued for services at fair
    value -Hester                                         -               -               -             64,507
October 15, 2001-stock issued for services at fair
    value -Dean-Dastvan                                   -               -               -              3,780
October 15, 2001-stock issued for services at fair
    value -DeVal                                          -               -               -              2,376
October 15, 2001-stock issued for services at fair
    value -Noser                                          -               -               -              4,274
October 15, 2001-stock issued for services at fair
    value -Holzworth                                      -               -               -              4,073
October 15, 2001-stock issued for services at fair
    value -Dodrill                                        -               -               -             17,025
November 5, 2001-stock issued for services at fair
    value-Dove                                            -               -               -              6,740
November 5, 2001-stock issued for services at fair
    value-Adams                                           -               -               -              3,000
November 5, 2001-stock issued for services at fair
    value-Calver                                          -               -               -              2,000
November 7, 2001-stock issued for services at fair
    value-Hester                                          -               -               -             39,748
November 7, 2001-stock issued for services at fair
    value-Kolb                                            -               -               -              4,212
December 6, 2001-stock issued for services at fair
    value Dodrill                                         -               -               -             24,301
December 6, 2001-stock issued for services at fair
    value Hester                                          -               -               -             60,655
December 6, 2001-stock issued for services at fair
    value Kolb                                            -               -               -              3,469
December 6, 2001-stock issued for services at fair
    value Dove                                            -               -               -              4,800
December 21, 2001-stock issued for deferred financing
    at fair value                                         -        (140,250)              -                  -
December 21, 2001-stock issued for services at fair
    value (Hester)                                        -               -               -             55,655
December 31, 2001-stock options expired (Rivero, Jacobs,
    Royal, Shewmaker)                                     -               -               -                  -
Net loss (comprehensive net loss                          -               -      (2,736,877)        (2,736,877)
                                                     ------         -------       ----------          ---------
Balance, December 31,  2001                         $     -       $(140,250)   $(10,567,355)      $   (945,556)


January 2, 2002-financing fees recognized                 -          93,500               -             93,500
January 7, 2002-stock issued towards purchase of
   subsidiary at fair value (North Electric Company, Inc  -               -               -             38,648
January 9, 2002-stock issued towards purchase of
   subsidiary at fair value (North Electric Company, Inc  -               -               -             31,045
February 1, 2002-stock issued for services at fair
    value Dodrill                                         -               -               -              5,100
February 1, 2002-stock issued for services at fair
    value Dove                                            -               -               -              3,000
February 1, 2002-stock issued for services at fair
    value Benson                                          -               -               -             30,000
February 1, 2002-stock issued towards purchase of
   subsidiary at fair value North Electric Company, Inc   -               -               -              8,964
February 8, 2002-stock issued for services at fair
    value Kristoff                                        -               -               -              3,000
February 14, 2002-stock issued for cash                   -               -               -            192,500
February 20, 2002-stock issued for services at fair
    value Dodrill                                         -               -               -              6,000
March 6, 2002-stock issued for services at fair
    value (Dean-Dastvan)                                  -               -               -              2,069
April 23, 2002-stock issued towards purchase of
    subsidiary at fair value North Electric Company, Inc  -               -               -             18,792
May 1, 2002-stock issued for services at fair
    value Dean-Dastvan                                    -               -               -             16,842
May 1, 2002-stock issued for services at fair
    value Dodrill                                         -               -               -              3,000
May 1, 2002-stock issued for services at fair
    value Kristoff                                        -               -               -              6,000
May 6, 2002-stock issued for services at fair
    value Orr                                             -               -               -             11,250
May 7, 2002-stock issued for services at fair
    value Collins                                         -               -               -              2,206
May 7, 2002-stock issued for services at fair
    value DeVal                                           -               -               -              1,760
May 7, 2002-stock issued for services at fair
    value Holzworth                                       -               -               -              5,011
May 20, 2002-stock issued towards purchase offy
    subsidiary at fair value (North Electric Company, Inc -               -               -            405,000
May 21, 2002-stock issued for services at fair
    value Kristoff                                        -               -               -              5,000
May 21, 2002-stock issued for services at fair
    value Kaiser                                          -               -               -              3,000
May 28, 2002-stock options granted at fair value          -               -               -              1,276
June 6, 2002-stock issued for services at fair
    value Ashley Associates                               -               -               -             75,000
June 22, 2002-stock issued for cash                       -               -               -             40,000
July 5, 2002-stock issued for services at fair
    value Galpern                                         -               -               -             30,000
July 5, 2002-stock issued for services at fair
    value Sellers                                         -               -               -              7,000
July 5, 2002-stock issued for services at fair
    value Cella                                           -               -               -              7,000
July 31, 2002-stock issued for services at fair
    value Seymour                                         -               -               -              6,000
August 18, 2002-adjust issuances to investor to satisfy
    litigation (La Jolla Cove Investors)                  -               -               -           (142,388)
August 19, 2002-stock issued to satisfy litigation with
    investor at fair value (La Jolla Cove Investors)      -               -               -             46,000
August 19, 2002-stock issued to satisfy note payable
    litigation at fair value (North Atlantic Partners)    -               -               -             85,196
August 19, 2002-stock issued for services at fair
    value Dean-Dastvan                                    -               -               -             10,000
August 19, 2002-stock issued for services at fair
    value Dodrill                                         -               -               -             10,000
August 19, 2002-issued stock for cash                     -               -               -             15,000
August 19, 2002-conversion of preferred shares            -               -               -                  -
August 21, 2002-stock warrants granted to
    Investor (La Jolla Cove Investors)                    -               -               -             50,000
August 22, 2002-stock options expired                     -               -               -                  -
September 12, 2002-stock issued for services at fair
    value (BJG Holdings)                                  -               -               -             18,000
October 9, 2002-stock issued for services at fair
    value Adams                                           -               -               -                  -
October 9, 2002-stock issued for services at fair
    value Mottayaw                                        -               -               -                  -
October 9, 2002-stock issued for services at fair         -               -               -                  -
    value Ference                                         -               -               -                  -
October 9, 2002-stock issued for services at fair         -               -               -                  -
    value Erickson                                        -               -               -                  -
October 9, 2002-stock issued for services at fair         -               -               -                  -
    value Noser                                           -               -               -                  -
October 9, 2002-stock issued for services at fair         -               -               -                  -
    value Hester                                          -               -               -                  -
October 16, 2002-stock issued for cash                    -               -               -             29,998
October 18, 2002-stock issued for cash                    -               -               -             19,246
October 18, 2002-adjust stock warrant grant to            -               -               -                  -
    Investor (La Jolla Cove Investors)                    -               -               -             25,000
October 23, 2002-stock issued for services at fair        -               -               -                  -
    value (Kaiser)                                        -               -               -                  -
October 23, 2002-stock warrants exercised and issued      -               -               -                159
October 23, 2002-stock issued for cash                    -               -               -             20,000
October 25, 2002-stock issued for services at fair        -               -               -                  -
    value (Benson)                                        -               -               -             81,000
October 30, 2002-stock warrants exercised and issued      -               -               -                956
November 5, 2002-stock issued for cash                    -               -               -             15,000
November 6, 2002-stock issued for cash                    -               -               -             (5,001)
November 6, 2002-stock warrants exercised and issued      -               -               -                319
November 8, 2002-stock issued for cash                    -               -               -                  1
November 12, 2002-stock options granted at fair value     -               -               -             83,100
November 18, 2002-stock warrants exercised and issued     -               -               -              1,000
November 19, 2002-stock warrants exercised and issued     -               -               -                319
November 21, 2002-stock warrants exercised and issued     -               -               -              1,275
November 25, 2002-stock issued for services at fair       -               -               -                  -
    value (PMR Group)                               (47,400)              -               -             78,600
December 4, 2002-stock warrants granted to                -               -               -                  -
    investor (La Jolla Cove Investors)                    -               -               -             25,000
December 9, 2002-stock issued for cash                    -               -               -             15,000
December 11, 2002-stock warrants exercised and issued     -               -               -              1,275
December 19, 2002-stock warrants exercised and issued     -               -               -              1,071
December 31, 2002-stock warrants exercised                -               -               -                 (7)
December 31, 2002-write-off deferred financing costs      -          46,750               -             46,750
December 31, 2002-stock options expired                   -               -               -                  -
Net loss (comprehensive net loss                          -               -      (2,876,910)        (2,876,910)
                                                     ------         -------      ----------          ---------
Balance, December 31,  2002                        $(47,400)      $       -    $(13,444,265)       $(2,232,635)
                                                    =======         =======      ==========          ==========



                         DataMEG Corp.and Subsidiaries
                        (A Development Stage Enterprise)
                     Consolidated Statements of Cash Flows


                                                                                                                Cumulative
                                                                           For the           For the           from inception
                                                                            Year Ended        Year Ended     (January 13, 1999 to
                                                                           December 31,       December 31,       December 31,
                                                                               2001              2002               2002)
                                                                                                                 (unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                            $ (2,736,877)     $ (2,876,910)     $ (13,444,265)
        Adjustments to reconcile net loss to net
                cash provided by (used in) operating activities:
                Depreciation and amortization                                     24,041            12,120             66,498
                Stock issued for purchase of in process
                         research and development                                      -           870,600            870,600
                Stock issued, or to be issued, in lieu of
                        cash for professional services                         1,563,608           314,838          6,281,398
                Stock issued to officers for reimbursement
                        of corporate expenses or compensation                    693,778           129,792          1,602,781
                Stock options issued in lieu of cash for
                        professional services                                     17,549            84,376            254,266
                Property and equipment given in lieu of cash
                        for professional services                                 15,475                 -             15,475
                Realized gains on sales of investments                                 -                 -            (8,530)
                Loss on acquisition fee                                           73,950                 -             73,950
                Loss on disposal of property and equipment                         1,058                 -              1,058
                Loss on impairment of patent                                           -           127,274            127,274
                Minority interest                                                      -          ( 13,012)          ( 13,012)
                Stock issued in lieu of deferred financing costs                       -           140,250            140,250
                Changes in assets and liabilities
                        affecting operations:
                                Deposits                                               -            19,986             19,986
                                Accounts payable and accrued
                                        expenses                               (219,203)           383,340            861,446
                                Accrued salaries and wages                             -           149,431            149,431
                                Liability to issue stock                              -            24,000             24,000
                                Short-term note payable                                -            10,909             10,909
                                Promissory note                                  568,382           133,361            701,743
                                Due to stockholders and officers                  21,616            12,486             34,102
                                                                             -----------        ----------       ------------
                                        Net cash provided by (used in)
                                               operating activities               23,377          (477,159)        (2,230,640)
                                                                             -----------        ----------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of property and equipment                                        (533)                 -           (39,454)
        Payments for intangible assets                                          (15,580)                 -          (127,274)
        Payments for security deposits                                           (1,250)                 -           (12,486)
        Investment in subsidiary                                                       -         (149,312)          (149,312)
        Purchases of investments                                                       -                 -           (20,000)
        Sales of investments                                                           -                 -            28,530
                                                                              ----------        ----------       -----------
                                        Net cash used in investing
                                                activities                      (17,363)         (149,312)          (319,996)
                                                                              ---------         ---------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from loan from shareholder                                            -                 -            26,000
        Repayment of loan from shareholder                                             -                 -           (26,000)
        Proceeds from short-term loan                                                  -           120,000            120,000
        Repayment of capital lease obligations                                      (300)             (300)           (32,002)
        Net proceeds from issuance of stock                                        1,203           439,158          2,261,967
        Proceeds from stock to be issued                                               -            45,000             45,000
        Proceeds from issuance of warrants                                             -            25,000             25,000
        Proceeds from issuance of debentures                                           -                 -            139,990
                                                                              ----------        ----------       ------------
                                        Net cash provided by financing
                                                activities                           903           628,858          2,559,955
                                                                              ----------        ----------       ------------

NET CHANGE IN CASH                                                                 6,917             2,387              9,319

CASH, BEGINNING OF PERIOD                                                             15             6,932                  -
                                                                             -----------        ----------       ------------

CASH, END OF PERIOD                                                          $     6,932        $    9,319       $      9,319
                                                                             ===========        ==========       ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
                Financing of property and equipment
                        with capital lease                                   $         -        $        -       $     42,540
                                                                             ===========        ==========       ============
                Issuance of stock in exchange for notes
                        receivable                                           $         -        $        -       $    656,251
                                                                             ===========        ==========       ============

                Issuance of stock in exchange for notes payable              $         -        $   85,196       $    200,186
                                                                             ===========        ==========       ============

                Stock issued as a reduction of the liability for
                        stock to be issued                                   $ 1,208,096        $        -       $  1,208,096
                                                                             ===========        ==========       ============

                Stock issued in lieu of pre-paid financing                   $   140,250        $        -       $    140,250
                                                                             ===========        ==========       ============

                Stock issued in exchange for deferred compensation           $         -        $   47,400       $     47,400
                                                                             ===========        ==========       ============

                Stock issued in purchase of subsidiary                       $         -        $  483,658       $    483,658
                                                                             ===========        ==========       ============

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:                             $
                Interest paid                                                          -        $        -       $      6,612
                                                                             ===========        ==========       ============


The accompanying notes are an integral part of these consolidated financial statements.


NOTES TO FINANCIALS


A.      BASIS OF PRESENTATION AND ORGANIZATION

DataMEG Corp. is a technology holding company focused through the Company's subsidiaries on developing new technologies, software applications, and products primarily serving the telecommunications sector.

DataMEG Corp. is a New York corporation and was incorporated in October, 1982 as The Viola Group, Inc. In August 2000 the Company exchanged 90% of our common stock for 100% of the stock of DataMEG Corp., a Virginia corporation that was incorporated in January 1999. The Company subsequently changed its name to DataMEG Corp. and is the successor in business operations of the Virginia DataMEG.

DataMEG Corp. has two subsidiaries: CASCommunications, Inc., a Florida corporation, of which the Company owns 75%, and North Electric Company, Inc., a North Carolina corporation, which the Company wholly owns. DataMEG Corp. and its subsidiaries individually and collectively are a development stage enterprise.

CASCommunications focuses on developing devices related to high-speed broadband access. CASCommunications' initial focus is in developing a device that will accelerate the speed of information over the part of the cable fiber between the neighborhood network hub to the home of each end user, this part is often called the last mile. CASCommunications' device is based on a communication technology
called MPTC - Multi Phase Poly Tone Communication.   MPTC delivers new
advantages to the cable operator compared to existing last mile high-speed communication technologies.

North Electric focuses on becoming a provider of network assurance products and
services.   North Electric network assurance products are designed to enable communications network operators and service providers to quickly and automatically determine if their network is meeting its quality and service expectations, while lowering network operating costs. North Electric is developing software that will provide products that cover the existing traditional telephone networks, networks that use the same communication technology as the Internet, and converged networks comprised of both of these
network types.   Communications networks that deploy advanced technologies will receive additional fault isolation and related benefits.

These consolidated financial statements reflect those of DataMEG Corp., CASCommunications, Inc. and North Electric Company, Inc. Collectively, DataMEG Corp., CASCommunications, Inc. and North Electric Company, Inc. are referred to as the "Company".

The Company operates under the name of DataMEG Corp. and trades under the symbol DTMG on the OTC-BB.

B.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation - The accompanying consolidated financial statements present the consolidation of the financial statements of DataMEG Corp., its wholly-owned subsidiary, DataMEG Corporation, its majority-owned subsidiary, CASCommunications, Inc. and its wholly-owned subsidiary, North Electric Company, Inc. Material inter-company transactions and balances have been eliminated in the consolidation.

Basis of accounting - The accounts of the Company are maintained on the accrual basis of accounting whereby revenue is recognized when earned, and costs and expenses are recognized when incurred.

Use of estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Property and equipment - Property and equipment are stated at cost. Depreciation and amortization is determined using the straight-line method over estimated useful lives ranging from three to seven years.

Intangible assets - Intangible assets as of December 31, 2001 consisted of costs related to CAS patents. As of December 31, 2002, management determined that the pending patents were no longer utilized in the current CAS research and development efforts. The pending patents were written off and the Company realized a loss on impairment of patents in the amount of $127,274. As of December 31, 2002 intangible assets consisted of goodwill related to the North Electric Company, Inc. merger in April 2002. Goodwill is evaluated on an annual basis to determine if an impairment has occurred. At December 31, 2002 based upon an independently performed valuation of the North Electric Company, Inc. reporting unit, there has been no impairment of goodwill.

Advertising - Advertising costs are charged to operations as incurred. For the years ended December 31, 2001 and 2002, there were no advertising costs charged to operations.

Research and development - The company expenses research and development costs as incurred.

Software development costs - Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and readiness of general release. Costs incurred by the Company between the completion of technological feasibility and general release have been insignificant and have been charged to expense in the accompanying consolidated financial statements.

Fair value of financial instruments - The carrying value of cash, notes receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

Income Taxes - The Company, a C-corporation, accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating losses, start-up costs and the use of accelerated depreciation methods to calculate depreciation expense for income tax purposes.

Stock-based compensation - The Company follows guidance provided in SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages companies to recognize expense for stock-based awards based on their estimated fair value on the grant date. SFAS No. 123 permits companies to account for stock-based compensation based on provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company elected in the past to account for its stock based compensation in accordance with APB 25, which uses the intrinsic value method. The Company has accounted for all other issuances of equity instruments in accordance with SFAS No. 123. In January 2002, the Company adopted SFAS No. 123 for all stock options, including those to employees. This adoption has resulted in a change in accounting principle, which has been reported using the prospective method as provided in SFAS No. 148.

Net loss per common share - The Company reports basic and diluted earnings per share ("EPS") according to the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by any convertible preferred dividends; the after-tax amount of interest recognized in the period associated with any convertible debt; and any other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is anti-dilutive) outstanding.

Capital Structure - SFAS No. 129, "Disclosure of Information about Capital Structure," requires a summary presentation of the pertinent rights and privileges of the various securities outstanding. The Company's outstanding stock is comprised of 124,119,990 shares of voting common stock, 2,000,000 shares of non-voting Class A convertible preferred stock and 50,000 shares of non-voting Class B convertible preferred stock. One investor holds the outstanding preferred shares. The Class A preferred stock shall be convertible into shares of common stock of the Company at a rate of one share of common stock for each share of preferred stock with 2,000,000 of the shares being convertible upon meeting certain agreed-upon product development benchmarks. If those benchmarks are attained before June 2003, then the shares of preferred stock shall be convertible into shares of common stock at a rate of two shares of common stock for each share of preferred stock. The Class B preferred stock shall be convertible into shares of common stock of the Company at a rate of twenty shares of common stock for each share of preferred stock with 75,000 shares being convertible upon meeting certain agreed-upon product development
benchmarks.   The benchmarks related to the conversion rate of both classes of preferred stock have been met as of June 2002. On December 31, 2002, the Company filed a certificate of amendment with the State of New York to increase the number of authorized shares from 130,000,000 to 185,000,000, of which 175,000,000 are to be common stock and 10,000,000 are to be preferred stock.

Comprehensive Income - SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Entities that do not have items of other comprehensive income in any period presented are not required to report comprehensive income, accordingly the Company has not made any such disclosure in the statements presented herein.

Segment Information - SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." requires public enterprises to report certain information about operating segments, including products and services, geographic areas of operations, and major customers. The Company has determined that it does not have any separately reportable business segments for the years ended December 31, 2001 and 2002.

Derivatives Instruments and Hedging Activities - In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." It establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments
at fair value.    Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS:

Business Combinations - In June 2001, the FASB issued SFAS No. 141, "Business Combinations." It supersedes preexisting accounting and reporting standards for business combinations. It requires that all business combinations defined within the scope of the Statement be accounted for using only the purchase method as opposed to the pooling-of-interest method, a previously approved alternative for accounting and reporting business combinations. The provisions of this Statement apply to all business combinations initiated after June 30, 2001 or for which the acquisition is July 1, 2001 or later. Management has adopted this standard and applied it to the North Electric Company, Inc. merger.

Goodwill and Other Intangible Assets - In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." It supersedes preexisting accounting and reporting standards for intangible assets. It requires that intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) that have indefinite useful lives should no longer be amortized on an annual basis but instead be annually evaluated for impairment. It also removes the constraint of an arbitrary ceiling of 40 years for the amortization of intangible assets with finite lives. Required disclosures include information about goodwill and intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this Statement are to be reported as resulting from a change in accounting
principle.    Management implemented this Statement on January 1, 2002.  As a result of the North Electric Company, Inc. merger in April 2002, goodwill has been recognized and the above standards have been applied.

Impairment or Disposal of Long-Lived Assets - In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." It supersedes and amends preexisting accounting and reporting standards for the impairment or disposal of long-lived assets. This statement resolves implementation issues related to the impairment loss recognized by removing goodwill from its scope, gives additional guidance in measuring that loss, and establishes a "primary-asset" approach to determine the unit of accounting for a long-lived asset to be held and used. It also requires that a long-lived asset to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spin-off, be considered held and used until disposed of. Furthermore, the statement requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. The effective date of SFAS No. 144 is for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years and the provisions are generally to be applied prospectively. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations.

Stock-Based Compensation Transitions - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123". This statement provides alternative methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation and changes the related disclosure requirements. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations for the year ended December 31, 2002.

C.      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

                                     2001                 2002
                                    ------               ------
Equipment                          $52,008              $56,173
Furniture                            1,640                2,827
                                   -------              -------
                                    53,648               59,000

Less: accumulated depreciation     (40,417)             (52,962)
                                   -------               ------
Property and equipment, net        $13,231              $ 6,038
                                   =======              =======

Depreciation expense totaled $24,041 and $12,120 for the years ended December 31, 2001 and 2002, respectively.

D.      CONVERTIBLE SUBORDINATED DEBENTURES

In July 2000, the Company issued convertible subordinated debentures totaling approximately $140,000. The terms of the debentures require interest payable at twelve percent per annum payable quarterly with a maturity date of one year from the date of advance unless mutually extended. The debentures are subordinate and junior to existing liabilities of the Company and any subsequent borrowings from banks or insurance companies. The debentures were able to be converted to common stock at a price of $2.50 per share at any time prior to maturity. During November and December 2000, approximately $115,000 of the convertible subordinated debentures were converted resulting in the issuance of 42,196 shares of restricted common stock as of December 31, 2001 and 2002. The remaining convertible subordinated debentures total $25,000 at December 31, 2001 and 2002. Interest accrued related to the unconverted subordinated debentures was $10,255 at December 31, 2001 and was $13,297 at December 31, 2002. The Company is in default related to payments of interest and principal at December 31, 2002.

E.      DUE TO STOCKHOLDERS

As of December 31, 2001 and 2002, the Company was indebted to officers and stockholders in the amount of $21,616 and $63,680, respectively for expenses incurred on behalf of the Company.


F.      LIABILITY FOR STOCK TO BE ISSUED

In 2001, the Company entered into two transactions whereby the Company was required at December 31, 2001 to issue 8,085 shares of common stock. The value of the shares of stock is based upon purchase price of shares purchased or the market value of the shares at the date of commitment for a total liability at December 31, 2001 and 2002 of approximately $800.

In 2002, the Company entered into a transaction with a vendor for which the Company is required to issue 330,000 shares in lieu of cash compensation. The shares were issued in February 2003 and the value of the shares was approximately $24,000.

In October and November 2002, the Company entered into several financing transactions with Hickey Hill Partners and Miami Associates in which the Company is required to issue stock for the value of advanced fundings received in the amount of approximately $50,000. The number of shares will be determined based upon a discounted average fair value of stock for the five days preceding the issuance of the stock.

In November 2002, the Company received a deposit of $10,000 towards the purchase of stock from Quantum Advanced Technologies, Inc. The number of shares is to be determined and the stock is to be issued in 2003.

On February 13, 2002, the Company entered into a stock sale agreement with an investor, La Jolla Cove Investors, Inc., whereby the Company agreed to sell 5,000,000 shares of Company stock. The investor advanced the Company $192,500 against the discounted market value of the shares. The projected re-sale proceeds of the stock was below the amount previously advanced and the investor filed a breach of contract suit on May 13, 2002. The investor received a judgment in the amount of $253,859 and applied proceeds from the sale of the stock issued in February 2002 of $111,471 leaving a a balance due to the investor of approximately $143,000 as of December 31, 2002. The agreement with the investor is that the balance will be paid off through the issuance of additional shares of stock.

G.      PROMISSORY NOTE

On October 29, 2001, the Company signed a confessed judgment promissory note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the promissory note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002 the Company received a notice of default relating to the Promissory Note and as of January 1, 2002 the outstanding balance was increased five percent (5%) and began to accrue interest at an annual rate of 15%. The balance including accrued interest and legal fees was approximately $702,000 as of December 31, 2002.

H.      OTHER LIABILITIES

On December 18, 2001 the Company entered into a short-term loan agreement with an investor for $120,000. Principal and interest on the loan were due April 15, 2002. The loan was secured by approximately 3.4 million shares of the Company's stock owned and pledged by the Company's President. On May 17, 2002, the investor filed suit against the Company and the Company's President for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principal, interest and legal fees was recorded in the balance sheet of the Company. This liability was reduced by the receipt of the pledged shares and has a current balance of approximately $59,000 at December 31, 2002 and is recorded in accrued expenses. The Company issued the Company's President 3,272,727 shares of common stock in August 2002 to replace the pledged stock lost. The reimbursed shares were treated as a cost of capital and approximately $52,000 was applied against the paid-in-capital account in the equity section of the Company's balance sheet.


I.      INCOME TAXES

The benefit for income taxes for the years ended December 31 are as follows:

                                   2001               2002
                                   ----               ----
Current                         $       -          $       -
Deferred                                -                  -
                                ---------          ---------

Total benefit for income taxes  $       -          $       -
                                =========          =========


A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows for 2001 and 2002:
                                              2001             2002
                                              ----             ----
Computed at the expected statutory rate   $(931,000)      $(970,000)
State income tax-net federal tax benefit   (164,000)       (171,000)
Add: Purchased in-process R&D                     -         348,000
Less: Key man life insurance premiums        (3,000)              -
Less: valuation allowance change          1,098,000         793,000
                                          ----------       ---------
Total benefit for income taxes           $       -         $      -
                                         ===========       =========

Deferred tax assets and liabilities at December 31, 2001 and 2002 were as follows:
                                         2001              2002
Deferred tax assets:
 Net operating loss carry forwards   $    99,000          $  694,000
 Start-up costs                       4,104,000           4,285,000
 Depreciation and amortization           11,000              28,000
                                     ----------          -----------
Gross deferred tax assets             4,214,000           5,007,000

 Valuation allowance                 (4,214,000)         (5,007,000)
                                    -----------          ----------
Net deferred tax assets            $         -           $        -
                                   ============          ==========

The net increase in the valuation allowance for the years ended December 31, 2001 and 2002 was $1,098,000 and $ 793,000, respectively. The Company has available at December 31, 2002 approximately $1,250,000 for the parent, $430,000 for North Electric Company, Inc. and $52,000 for CASCommunications, Inc. of unused operating loss carry forwards that may be applied against future taxable income that expire in 2019 through 2022.

J.      MERGER WITH NORTH ELECTRIC COMPANY, INC.

In April 2002, we closed the merger with North Electric Company, Inc a development stage company that has not yet produced any revenues or sales. As a result of this transaction, North Electric Company, Inc. became our wholly owned subsidiary. The purchase consideration included the payment of $150,000 in cash and the issuance of 1,430,000 shares of our common stock to North Electric Company, Inc., prior to the merger, to support North Electric Company Inc.'s operations prior to the merger with a fair value of approximately $78,000 and the issuance of 15,000,000 shares of DataMEG common stock. The stock issued at the time of the merger was valued based on the fair value on the date of issuance less a 10% discount for lack of marketability for an indicated value of $405,000. The purchase price allocation was based upon an independently performed valuation. The acquisition has been accounted for under the purchase method. The total purchase price of approximately $1,090,000 includes cash of $150,000, common stock valued at approximately $483,000 ($405,000 + $78,000) and assumed liabilities of approximately $457,000. Of the purchase price, approximately $13,000 was allocated to the fair value of property and equipment and miscellaneous current assets, approximately $207,000 was allocated to goodwill and approximately $870,000 was allocated to in-process research and development. The in-process research and development was charged to research and development expenses as of the date of the merger.

The value allocated to in-process research and development was based upon an analysis of discounted estimated future cash flows over a five year period. Discounted cash flows are based on North Electric management's assumptions as follows:

Revenue - based on estimated unit sales to identified customer prospects and management's growth expectations;

Cost of Sales -based on current and projected costs of technology licenses and material as apply to cost of sales;

Marketing/Sales Support -based on estimated costs of planned marketing initiatives and future projections based on a percent of sales;

Research and Development - based on estimated costs to complete applications in process;

Administrative Expenses - based on current cost structure and future costs estimated as a percent of sales;

Net Working Capital Charges and Capital Charges - based on a projected return on assets;

Net Working Capital - based on estimated costs as a percent of sales;

Annual Capital Expenditures - based on estimated annual expenditures on hardware and other equipment;

Assembled Workforce & and required return - based on estimated return on assets, projected costs for salaries, benefits, recruiting, training and related estimated tax benefits;

IPR&D - Required Return - based on estimated return on assets as follows:

        Risk-Free Rate - measured by the average long-term yield on Treasury Bonds with 20 years left to mature for April 2002;

        Equity Risk Premium - based on historical rates of return for large publicly traded equity securities;

        Small Stock Premium - Beta-Adjusted size premium based on the historical return of small capitalization stocks in excess of large capitalization stocks;

        Industry Risk Premium - Historical industry risk premium for measuring, analyzing, and controlling equipment companies;

        Project Risk Premium - based on an independent assessment of the risk of completion of the applications and market acceptance risk;

Required Return on Intangible Assets - based on an analysis of risk factors relative to each asset and compare to required rates of return for small capitalization companies;

Required Return on Current/Tangible Assets - based on required rate of return for financing current and fixed assets;

Survivorship of Technology - The technology is estimated to have a 5 year life;

Tax Rate - based on estimated Federal and state corporate tax rates.

As of the date of acquisition on April 23, 2002, North Electric Company, Inc. had two network assurance applications under development. The first application provides network level monitoring and testing for MPLS-based IP optical transport networks ("MPLS application") and the second application is designed to provide network assurance services to converged broadband IP networks ("Broadband IP application"). Based on an independent analysis and discussions with North Electric's management, both applications had not demonstrated technological or commercial feasibility. Additionally, there is no alternative use for the technology. As of the date of acquisition, the MPLS application was approximately 70% complete. Total costs to complete are approximately $396,000. The application was expected to be completed in October 2002. The Broadband IP application was approximately 30% complete. Total costs to complete were approximately $450,000 and the expected date of completion was March 2003. These development efforts fall within the definition of In Process Research & Development contained in Statement of Financial Accounting Standards ("SFAS") No.2.

As technological feasibility of the in-process research and development has not been established and the technology has no alternative future use we believe that the replacement cost for the in-process research and development would not be substantially less than the $870,000. None of the goodwill will be recorded for income tax purposes.

K.      RESEARCH AND DEVELOPMENT COSTS

Total research and development cost were approximately $612,000 and $1,232,000 for the years ending December 31, 2001 and 2002, respectively. Research and development expense for the year ending December 31 2002 includes approximately $870,000 of in-process research and development expenses related to the North Electric Company, Inc. merger.

L.      RELATED PARTY TRANSACTIONS

As of December 31, 2001 and 2002 the Company had amounts payable to various officers and stockholders (see Note E).

During 2001 and 2002, the Company's President assumed personal liability and pledged personal assets as part of several financing agreements.

M.      CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash account with a commercial bank located in Virginia. Cash balances are insured by the Federal Deposit Insurance Corporation, up to $100,000 per financial institution. At December 31, 2001 and 2002, the Company had no uninsured cash balances.

N.      COMMITMENTS AND CONTINGENCIES

Commitments:

During October 2001, the Company entered into an agreement with a consultant to provide certain operations management services to the Company. This agreement guaranteed monthly compensation in the amount of $16,667 for twelve months from October 1, 2001 and granted 300,000 stock options at a strike price of $0.24. Of the 300,000 stock options, 100,000 of these options vested on October 1, 2001, 100,000 options vested on January 1, 2002 and the remaining 100,000 options vested on February 1, 2002. In 2002, the consultant waived his rights to consulting fees for the six months ended June 30, 2002 and is no longer with the Company.

November 1, 2002, the Company's subsidiary, CASCommunications, Inc., entered into an agreement with an engineering firm to perform consulting services at a projected cost of $36,000 plus incidental expenses which is payable either in cash or comparable value in equity in the Company. The project was completed in March 2003 and a billing reconciliation is pending. There were no amounts due to the engineer as of December 31, 2002.

On April 18, 2002, the Company's subsidiary, CASCommunications, Inc., entered into an agreement with a consultant to find a qualified company willing to construct a prototype implementing the CAS technology and secure financing for this project. The consultant was given an option to obtain 20% of the existing equity of CASCommunications, Inc. which would dilute the ownership held by DataMEG Corp. The option can be exercised upon successful completion of the efforts called for under the agreement. As of December 31, 2002, the consultant had not completed the agreed upon efforts and no value had been assigned to the options.

Lease commitments:

The Company leases office space in Boston, Massachusetts on a month to month basis with a monthly rent of $1,200.

The Company is leasing office space in Raleigh, North Carolina under a short-term lease agreement. This lease agreement will expire in March 2003 and carries a monthly rent of $7,500.

The Company leases communications equipment totaling $8,302 held under capital lease agreements, which expired in January through July 2001 in which the Company is under default. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated useful lives. Amortization of assets under capital leases is included in depreciation and amortization expense.

The minimum lease payments due under the terms of the non-cancelable operating leases which have initial or remaining terms in excess of one year as of December 31, 2002 are as follows:

For the years ending December 31st              Operating
                                                Leases
                                                ---------

                            2003                $22,500
                         2004 and after         $     -
                                                -------
                                                $22,500
                                                =======

Total rent expense for all operating leases was $41,280 and $110,587 for the years ending December 31, 2001 and 2002, respectively.

Contingencies:

During 1999, the Company entered into an agreement with a consulting firm for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants or warrants for 1,320,000 shares of the Company's common stock at a strike price of $2.30 per share , contingent upon the consummation of the share exchange. The Company performed an analysis of the value of the warrants to determine the amount of a possible expense under SFAS No. 123. Using the Black-Scholes model, if the warrants had been issued, when the agreement was signed, they would have been valued at approximately $704,000. The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

In October 2001, as partial consideration to a settlement with a CASCommunications, Inc. shareholder, the shareholder received warrants to purchase 2,000,000 shares of the Company's common stock at an exercise price of $1.13 per share. The warrants were valued under SFAS No. 123 and no expense was recorded at that time. In May 2002, the exercise price was amended to a price of $0.10 per share. As of the modification date, management estimates the amount of any liabilities, which may be associated with the warrants granted as part of the settlement agreement, are immaterial based upon a Black-Scholes analysis of the amended strike price. As of December 31, 2002, none of the warrants have been exercised.

During 2002, the Company entered into several stock purchase agreements with certain investors to purchase shares of the Company's common stock. The purchase price was discounted based upon market conditions at the time of issuance of the stock and the immediately following several days. The Company is holding advances in the amount of $35,000 for which stock was not issued. Management believes that the investors defaulted on the stock purchase agreements and the investors believe that the Company has defaulted on the stock purchase agreements. The investors are claiming losses in excess of $160,000. Although the Company has recorded a liability to issue stock in the amount of $50,000, the final settlement between all parties cannot be readily determined at this time.

On February 13, 2002, the Company entered into a stock sale agreement with an investor whereby the Company agreed to sell 5,000,000 shares of Company stock. The investor advanced the Company $192,500 against the discounted market value of the shares. The projected re-sale proceeds of the stock were below the amount previously advanced and the investor filed a breach of contract suit on May 13, 2002. The investor received a judgment in the amount of $253,859 and applied proceeds from the sale of the stock issued in February 2002 of $111,471 leaving a a balance due to the investor of $142,388 as of December 31, 2002. The Company agreed to issue the investor an additional 10,000,000 shares of common stock of which the net proceeds will be applied to the current balance.

In December 2002, the Company entered into an agreement to sell 5,000,000 warrants for its common stock for a premium of $25,000. The warrant agreement states that the purchase price is dependent upon market value at the time of issuance and that a significant decrease in market value could result in a forfeit of part of all of the warrant premium.

In December 2001, the Company entered into a merger agreement with North Electric Company, Inc.. As part of the conditions of the merger, the Company
agreed to pay   a seller $400,000. In March 2002, in order to move forward with the merger, an amendment to the merger agreement was signed which waived all unfulfilled provisions of the original merger agreement. The seller has asserted that the provision for payment of the $400,000 was not waived under the amended merger agreement. Management believes that the amount is not owed and therefore no liability has been recorded related to this assertion.

O.      STOCK OPTIONS

In July 2000, the Company adopted a stock incentive plan for employees. The maximum number of shares which may be awarded under the plan is 3,000,000. Any person deemed eligible by the Stock Incentive Committee may receive shares or options under the plan; option awards may be in the form of an incentive option or a non qualified stock option. Stock options issued under the plan vest over several years, unless accelerated by the Stock Incentive Committee.

In addition in 2001 and 2002, the Company granted options to consultants to purchase 5,599,520 shares of common stock at prices ranging from $0.0126 to $2.25 per share. The fair value of the stock options granted to consultants has been recorded as an expense in the amount of $19,530 and $84,376 for the years ended December 31, 2001 and 2002, respectively. All the options are unexercised and unexercised options expire between February 2003 and October 2008.

A summary of option activity, for both employees and consultants, for the two years ended December 31, is as follows:


                                                        Price Per Share
                                                        ---------------
                                  Number of  Shares          Range        Weighted Average
                                  -----------------     ---------------   ----------------
Outstanding, January 1, 2001            209,192         $0.10   - $5.00        $2.55
        Options granted                 320,000         $0.24   - $2.25        $0.37
        Options exercised             (       -)                -                  -
        Options expired               (  11,390)        $3.00   - $5.00        $3.36
                                      ---------         ---------------        -----
Outstanding, December 31, 2001          517,802         $0.24   - $3.46        $1.18
        Options granted               5,400,000         $0.0126 - $0.10        $0.03
        Options exercised             (       -)                -                  -
        Options expired               ( 217,802)        $3.46   - $1.73        $2.48
                                      ---------         ---------------       ------
Outstanding, December 31, 2002        5,700,000         $0.0126 - $0.24       $ 0.04
                                      =========         ===============       ======

At December 31, 2002 the weighted average remaining life of outstanding stock options was approximately 19 months.

The Company accounted for the fair value of its options granted to employees in 2001 in accordance with APB 25.There were no options granted to employees in 2001. During 2002, the Company changed its method of accounting to follow the standards of SFAS No. 123.


The fair value of options to consultants in 2001 and for all stock options granted in 2002 is estimated on the date of the grant using a type of Black-Scholes option-pricing model with the following assumptions used for grants during the year ended December 31, 2002: dividend yield of 0%, volatility of 2.397, terms varied based on the negotiated term of the options agreement, and risk-free interest rates varied based on the Treasury bond yield with a term comparable to the length of the term listed in the options agreement.

P.      NET LOSS PER COMMON SHARE

As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:



                                       For the year            For the year        Cumulative from
                                     ended December 31,      ended December 31,       inception
                                         2001                     2002            (January 13,1999 to
                                                                                   December 31, 2002)
                                                                                     (unaudited)

Net loss  (numerator)                  $ (2,736,877)     $   (2,876,910)          $ (13,444,265)
Weighted average Shares (denominator)     36,570,128         85,056,935              47,829,379
Basic and diluted net loss per share   $        (.07)    $        (0.03)          $       (0.28)


As required by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128, "Earnings Per Share." Thus, options granted as of September 30, 2001 and 2002 are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive

Q.       OPERATING LOSSES



The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial costs in implementing its action plan. In addition, the Company used substantial amounts of working capital in funding these costs. At December 31, 2002, current liabilities exceed current assets by $2,457,764. The Company is seeking to raise additional capital and develop partnerships and cooperative agreements. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company's ability to achieve its business objectives and the success of its future operations.



R.      SUBSEQUENT EVENTS



During December 2002, the Company entered into a promissory note with an investor whereby the investor would lend $62,000 to the company. As collateral for the note, the President of the company pledge approximately 3.3 million shares of personally owned DataMEG Corp. common stock. No amounts were funded during 2002 but the funds were advanced during 2003. The Company did not repay the loan when due and is under default under the promissory note. In March 2003 the Company issued approximately 3.3 million shares to the President to replace the pledged stock lost.

In January 2003, the Company announced a ten percent (10%) stock dividend that will be payable to shareholders of record as of Wednesday, January 8, 2003 and stock was issued on June 6, 2003. The earnings per share calculations have been retroactively restated to reflect a stock dividend.

During 2003 a consultant completed the required services under a contract with CASCommunications, Inc. and received stock which gave them a 20% equity position in CASCommunications, Inc. Also during April 2003, the other minority shareholder of CASCommunications, Inc. contributed licensing rights to certain technology and was granted a 15% additional equity position in CASCommunications, Inc. As a result, as of April 2003 the Company has decreased its ownership of CASCommunications, Inc. from 75% to 40% and the President of the Company has been removed as the president and CEO of CASCommunications, Inc.

On April 14, 2003, the Company signed a letter of intent to acquire a 49% equity position in another technology company. The Company anticipates negotiating a term sheet and definitive purchase agreement upon completion of due diligence.

In February 2003, the Company signed a sub-lease agreement for office space in Raleigh, North Carolina. The term of the lease is for 20 months beginning in April 2003 and ending in November 2004. The terms of the lease call for a base monthly payment of $2,383.

====================================================


                        DataMEG Corp. and Subsidiaries
                       (A Development Stage Enterprise)
                       Consolidated Financial Statements
              For the Three Months Ended September 30, 2002 and 2003
                                (unaudited)


CONTENTS                                                               PAGE

Consolidated Financial Statements:

Balance Sheets..........................................................F-23

Statements Of Operations................................................F-24

Statements Of Cash Flows................................................F-25

Notes to Financial Statements.....................................F-26 - F-10





                        DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                          Consolidated Balance Sheets



                                                 December 31,  September 30,
                                                    2002           2003
                                                               (unaudited)
                                                ------------  -------------
ASSETS

CURRENT ASSETS:
 Cash                                          $      9,319   $       325
                                                -----------   -----------
   Total current assets                               9,319           325

PROPERTY AND EQUIPMENT, net                           6,038        32,183

OTHER ASSETS:
 Goodwill                                           206,746       206,746
 Pre-paid expenses                                     -           14,883
 Deposits                                              -            6,945
                                                -----------   ------------
   Total other assets                               206,746       228,574
                                                ------------  ------------
                                                $   222,103   $   261,082
                                                ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Capital lease obligation                       $     8,302   $     8,302
 Promissory notes                                   701,743     1,037,180
 Accounts payable and accrued expenses              902,150       824,765
 Accrued salaries and wages                         538,248       589,968
 Due to stockholders and officers                    63,680        53,689
 Convertible subordinated debentures                 25,000        20,000
 Liability for stock to be issued                   227,960           818
                                                 -----------   ----------
   Total current liabilities                      2,467,083     2,534,722
                                                 -----------   ----------
   Total liabilities                              2,467,083     2,534,722

COMMITMENTS AND CONTINGENCIES                          -             -

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY        (12,345)      (61,820)

STOCKHOLDERS'  EQUITY (DEFICIT):
 Preferred stock, 10,000,000 shares authorized on
   December 31, 2002 and September 30, 2003
 Class A convertible preferred stock, 2,000,000
   shares outstanding at December 31, 2002 and
   September 30, 2003                                 20,000       20,000
 Class B convertible preferred stock,
  50,000 outstanding at December 31, 2002 and
  September 30, 2003                                   7,500        7,500
 Common stock, $.01 par value; 175,000,000
  authorized at December 31, 2002 and 340,000,000
  authorized at September 30, 2003; 124,911,990 and
  214,266,244 outstanding at December 31, 2002
  and September 30, 2003, respectively             1,249,120    2,142,662
Common stock subscriptions receivable                    (56)     (80,056)
 Additional paid-in capital                        9,853,560   11,693,025
 Treasury stock                                         -         (50,000)
 Common stock warrants                                25,000          -
 Stock options                                       103,906      106,455
 Deferred compensation                               (47,400)     (42,917)
 Accumulated deficit during development stage    (13,444,265) (16,008,489)
                                                 ------------  -----------
   Total stockholders' equity (deficit)           (2,232,635)  (2,211,820)
                                                 ------------  -----------
                                                $     222,103  $  261,082
                                                  ===========  ===========

The accompanying notes are an integral part of these consolidated financial statements.

                         DataMEG Corp. and Subsidiaries
                        (A Development State Enterprise)
                     Consolidated Statements of Operations


                                                                                                            Cumulative
                                          Three Months   Three Months     Nine Months     Nine Months      since inception
                                              Ended          Ended           Ended          Ended        (January 13, 1999)
                                          September 30,   September 30,   September 30,  September 30,   to  September 30,
                                              2002           2003            2002            2003               2003
                                          (unaudited)     (unaudited)     (unaudited)     (unaudited)       (unaudited)

REVENUE                                   $      -        $      -        $      -      $       -        $       -

COST OF REVENUES                                 -               -               -              -               -
                                           -----------     -----------     -----------    ------------     ------------
 Gross Profit                                    -               -               -              -               -

OPERATING EXPENSES
 General and administrative                   420,346         339,489         947,932      2,053,286        12,652,078
 Research and development                      98,397         144,294       1,059,478        561,792         3,069,081
                                           -----------     -----------     -----------    -----------       -----------
  Total operating expenses                    518,743         483,783       2,007,410      2,615,078        15,721,159
                                           -----------     -----------     -----------    -----------       -----------
 Loss from operations                        (518,743)       (483,783)     (2,007,410)    (2,615,078)      (15,721,159)

OTHER INCOME (EXPENSES):
 Interest income                                 -               -                 11           -                  225
 Interest expense                            (33,022)         (54,769)        (97,510)      (125,829)         (283,498)
 Loss on acquisition fee                        -             (50,000)          -            (50,000)         (123,950)
 Loss on disposal of property
  and equipment                                 -                (401)          -               (401)           (1,459)
 Loss on impairment of
  patents                                       -               -               -               -             (127,274)
 Realized gains on sale of investments          -               -               -               -                8,530
                                          ------------     -----------    -----------     -----------    -------------
  Total other income (expenses)              (33,022)       (105,170)        (97,499)       (176,230)         (527,426)
                                          ------------     -----------    -----------     ------------   -------------

LOSS BEFORE BENEFIT FOR
 INCOME TAXES AND MINORITY
 INTEREST                                   (551,765)       (588,953)     (2,104,909)     (2,791,308)      (16,248,585)
                                          ------------     -----------    -----------      ------------  -------------

 Benefit for income taxes                        -              -              -                -               -
                                          ------------     -----------    -----------     ------------   -------------

LOSS BEFORE MINORITY INTEREST               (551,765)       (588,953)     (2,104,909)     (2,791,308)      (16,248,585)

MINORITY INTEREST                               -              6,000            -            227,084           240,096
                                         -------------     -----------    -----------     ------------    ------------

NET LOSS                                $   (551,765)    $  (582,953)    $(2,104,909)    $(2,564,224)     $(16,008,489)
                                         =============    ============    ===========     ============    =============

Net loss per common share
 (basic and diluted)                   $     (0.01)     $    (0.00)    $    (0.03)    $    (0.01)    $     (0.23)


Weighted average number of
 common shares outstanding                93,690,136       212,680,161    71,246,997     191,604,483      70,809,604
                                        =============     ============    ===========    ============    ============


The accompanying notes are an integral part of these consolidated financial statements.


                      DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                     Consolidated Statements of Cash Flows


                                                                                               Cumulative
                                                      For the Nine        For the Nine       from inception
                                                      Months Ended        Months Ended     (January 13, 1999)
                                                      September 30        September 30      to September 30,
                                                          2002                 2003               2003
                                                      (unaudited)          (unaudited)        (unaudited)
                                                  ------------------    ---------------   --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                           $ (2,104,909)       $ (2,564,224)      $ (16,008,489)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating activities:
   Depreciation and amortization                          10,543               5,964              72,462
   Stock issued for purchase of in process
     research and development                            870,600                   -             870,600
   Stock issued, or to be issued, in lieu of
     cash for professional services                      255,150              904,401          7,185,799
   Stock issued to officers for reimbursement
     of corporate expenses or compensation                30,000              160,000          1,762,781
   Stock options issued in lieu of cash for
     professional services                                     -              364,308            618,574
   Stock warrants issued in lieu of cash for
     professional services                                     -               84,500             84,500
   Property and equipment given in lieu of cash
     for professional services                                 -                    -             15,475
   Realized gains on sales of investments                      -                    -             (8,530)
   Loss on acquisition fee                                     -               50,000            123,950
   Loss on disposal of property and equipment                  -                  401              1,459
   Loss on impairment of patent                                -                    -            127,274
   Minority interest                                           -             (135,419)          (148,431)
   Stock issued in lieu of financing costs                93,500                    -            140,250
   Changes in assets and liabilities
     affecting operations:
       Deposits                                            7,500                    -             19,986
       Pre-paid expenses                                       -               (2,383)            (2,383)
       Accounts payable and accrued expenses             148,346              128,241            989,687
       Accrued salaries and wages                        175,767              102,720            252,151
       Liability to issue stock                                -               16,813             40,813
       Short-term note payable                                 -                    -             10,909
       Promissory note                                   104,205               88,430            790,173
       Due to stockholders and officers                  136,292              (9,991)             24,111
                                                        -----------         ----------       -----------
          Net cash used in operating activities         (273,006)            (806,239)        (3,036,879)
                                                        -----------         ----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                          -              (32,510)           (71,964)
  Payments for intangible assets                               -                   -            (127,274)
  Payments for security deposits                               -              (69,445)           (81,931)
  Investment in subsidiary                                     -                   -            (149,312)
  Purchases of investments                                (150,000)                -             (20,000)
  Sales of investments                                         -                   -              28,530
                                                         ----------         ----------         -----------
          Net cash used in investing activities          ( 150,000)          (101,955)          (421,951)
                                                         ----------         -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loan from shareholder                           -                  -               26,000
  Repayment of loan from shareholder                            -                  -              (26,000)
  Proceeds from short-term loan                           120,000                  -              120,000
  Repayment of capital lease obligations                     (300)                 -              (32,002)
  Net proceeds from issuance of stock                     297,500              763,700          3,025,667
  Net Proceeds from stock to be issued                          -              161,000            206,000
  Proceeds from investments in subsidiary                       -               25,000             25,000
  Proceeds from issuance of warrants                            -                  -               25,000
  Repayment of promissory note                                  -                 (500)              (500)
  Payment for treasury stock                                    -              (50,000)           (50,000)
  Proceeds from issuance of debentures                          -                  -              139,990
                                                        ----------           ----------         ----------
          Net cash provided by financing activities       417,200              899,200          3,459,155
                                                        ----------           ----------         ----------

NET CHANGE IN CASH                                         (5,806)              (8,994)               325

CASH, BEGINNING OF PERIOD                                   6,932                9,319                  -
                                                        -----------          ----------       -----------

CASH, END OF PERIOD                                  $      1,126           $      325       $        325
                                                        ===========          ==========       ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Financing of property and equipment
          with capital lease                         $          -           $       -       $     42,540
                                                        ===========          ===========      ===========
      Issuance of stock in exchange for notes
           receivable                                $          -           $       -       $    656,251
                                                        ===========          ===========      ==========

     Issuance of stock in exchange for notes payable $    130,909           $   79,219      $    279,405
                                                        ===========          ===========      ===========

     Stock issued as a reduction of the liability for
          stock to be issued                         $    142,388           $  467,138      $  1,675,234
                                                        ===========          ===========      ===========

    Stock issued in lieu of deferred financing cost  $       -              $      -        $    140,250
                                                       ===========           ===========      ===========

    Stock issued in lieu of deferred compensation    $       -              $      -        $     47,400
                                                       ===========           ===========      ===========

    Stock issued in purchase of subsidiary           $    483,658           $       -       $    483,658
                                                       ===========           ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid                                    $          -           $       -       $      6,612
                                                       ===========          ===========       ===========


The accompanying notes are an integral part of these consolidated financial statements.


NOTES TO FINANCIALS

A.      BASIS OF PRESENTATION AND ORGANIZATION

DataMEG Corp. is a technology holding company focused through the Company's subsidiaries on developing new technologies, software applications, and products primarily serving the telecommunications sector.

DataMEG Corp. is a New York corporation and was incorporated in October, 1982 as The Viola Group, Inc. In August 2000 the Company exchanged 90% of our common stock for 100% of the stock of DataMEG Corp., a Virginia corporation that was incorporated in January 1999. The Company subsequently changed its name to DataMEG Corp. and is the successor in business operations of the Virginia DataMEG.

DataMEG Corp. has two subsidiaries: CASCommunications, Inc., a Florida corporation, of which the Company owns 40%, and North Electric Company, Inc., a North Carolina corporation, which the Company wholly owns. DataMEG Corp. and its subsidiaries individually and collectively are a development stage enterprise.

CASCommunications focuses on developing devices related to high-speed broadband access. CASCommunications' initial focus is in developing a device that will accelerate the speed of information over the part of the cable fiber between the neighborhood network hub to the home of each end user, this part is often called the last mile. CASCommunications' device is based on a communication technology
called MPTC - Multi Phase Poly Tone Communication.   MPTC delivers new
advantages to the cable operator compared to existing last mile high-speed communication technologies.

North Electric focuses on becoming a provider of network assurance products and
services.   North Electric network assurance products are designed to enable communications network operators and service providers to quickly and automatically determine if their network is meeting its quality and service expectations, while lowering network operating costs. North Electric is developing software that will provide products that cover the existing traditional telephone networks, networks that use the same communication technology as the Internet, and converged networks comprised of both of these
network types.   Communications networks that deploy advanced technologies will receive additional fault isolation and related benefits.

These consolidated financial statements reflect those of DataMEG Corp., CASCommunications, Inc. and North Electric Company, Inc. In accordance with the Financial Accounting Standards Board ("FASB") interpretation ("FIN") 46 "Consolidation of Variable Interest Entities an interpretation of ARB No. 51", the Company continues to consolidate CASCommunications, Inc. as it expects to continue to absorb a majority of CASCommunication Inc.'s losses. Collectively, DataMEG Corp., CASCommunications, Inc. and North Electric Company, Inc. are referred to as the "Company".

The Company operates under the name of DataMEG Corp. and trades under the symbol DTMG on the OTC-BB.

Except for the consolidated balance sheet of the Company as of December 31, 2002, which is derived from audited financial statements, the accompanying consolidated financial statements are unaudited. In the opinion of management, all adjustments (consisting of normal recurring items) necessary for a fair presentation of such financial statements have been included. Interim results are not necessarily indicative of results for a full year.

The consolidated financial statements and notes are presented as required by Form 10-QSB and do not contain certain information included in the Company's annual financial statements and notes. These financial statements should be read in conjunction with the Company's audited financial statements and the notes thereto filed with the Securities and Exchange Commission ("SEC") in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

B.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RECENT ACCOUNTING PRONOUNCEMENTS:

Stock-Based Compensation Transitions - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123". This statement provides alternative methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation and changes the related disclosure requirements. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations for the three months ended September 30, 2003.

In January, 2002 the Company adopted SFAS No. 123, for all stock options including those issued to employees. This adoption resulted in a change in accounting principles which was reported using the prospective method as provided in SFAS No. 148.

Derivative Instruments and Hedging Activities - In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 Derivative Instruments and Hedging Activities." This statement amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations for the three months ended September 30, 2003.

Certain Financial Instruments with Characteristics of both Liabilities and Equity - In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of the instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be reported by stating the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the Statements and still existing at the beginning of the interim period of adoption. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations for the three months ended September 30, 2003.

Consolidation of Variable Interest Entities - In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", requires consolidation by business enterprises of variable interest entities, as defined, when certain conditions are met. Pursuant to FIN No. 46, the Company continues to consolidate CASCommunications, Inc.

C.      DUE TO STOCKHOLDERS

As of December 31, 2002 and September 30, 2003, the Company was indebted to officers and stockholders in the amount of $63,680 and $53,689, respectively.

D.      PROMISSORY NOTES

On October 29, 2001, the Company signed a confessed judgment promissory note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the promissory note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002 the Company received a notice of default relating to the Promissory Note, and as of January 1, 2002, the outstanding balance was increased five percent (5%) and began to accrue interest at an annual rate of 15%. The balance, including accrued interest and legal fees, was approximately $702,000 and $780,000 as of December 31, 2002 and September 30, 2003, respectively.

In July 2003, the Company signed a promissory note with a professional for fees and the interest on unpaid fees due that professional through June 30, 2003 in the amount of $247,507. The note is guaranteed personally by the Company's President. The promissory note accrues interest at a rate of 18% per annum and was due and payable on August 15, 2003. No significant payments have been made to date and the Company is in default with respect to this note and additional interest of 2% per thirty calendar day period accrues as liquidated damages. The balance including accrued interest was approximately $257,000 as of September 30, 2003.

E.      OTHER LIABILITIES

On December 18, 2001 the Company entered into a short-term loan agreement with an investor for $120,000. Principal and interest on the loan were due April 15, 2002. The loan was secured by approximately 3.4 million shares of the Company's stock owned and pledged by the Company's President. On May 17, 2002, the investor filed suit against the Company and the Company's President for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principal, interest and legal fees was recorded in the balance sheet of the Company. This liability was reduced by the receipt of the pledged shares and has a current balance of approximately $56,000 at June 30, 2003 and is recorded in accrued expenses. The Company issued the Company's President 3,272,727 shares of common stock in August 2002 to replace the pledged stock lost. The reimbursed shares were treated as a cost of capital and approximately $52,000 was applied against the paid-in-capital account in the equity section of the Company's balance sheet.

F.      STOCK DIVIDEND

In January 2003, the Company announced a ten percent stock dividend that was payable to shareholders of record as of Wednesday, January 8, 2003 and was paid in June 2003. The number of shares issued and outstanding on January 8, 2003 was approximately 139,999,000 resulting in a stock dividend issuance of 13,999,900 shares in June 2003. As a result of the stock dividend, common stock increased and paid in capital decreased in the amount of $139,999 and there was no impact on the statement of operations. However, all earnings per share calculations were retroactively restated to include the stock dividend.

G.      RELATED PARTY TRANSACTIONS

As of September 30, 2002 and 2003 the Company had amounts payable to various officers and stockholders (see Note C).

During 2001 and 2002, the Company's President assumed personal liability and pledged personal assets as part of several financing agreements.

H.      COMMITMENTS AND CONTINGENCIES

Commitments

In February 2003, the Company signed a sub-lease agreement for office space in Raleigh, North Carolina. The term of the lease is for 20 months beginning in April 2003 and ending in November 2004. The terms of the lease call for a base monthly payment of $2,383.

In May 2003, the Company signed a term sheet to acquire the additional 60% equity position in CASCommunications, Inc. The term sheet is non-binding and any subsequent definitive agreement is dependent upon a successful completion of due diligence by all parties. The terms of the purchase are based upon the valuation of the developed technology and the contacts made to date to implement the technology on a test basis. The written term sheet has now expired. However, both parties have verbally agreed to continue to negotiate this transaction in good faith.

In July 2003, the Company signed an agreement with the Fulcrum Group to provide financial management services. The agreement requires monthly payments in the amount of $6,500 and continues on a month-to-month basis.

In August 2003, the Company signed an agreement with Thomas Stroup to provide strategic planning services. As part of the agreement, the Company granted the consultant options for 2,500,000 shares of the Company's common stock at a strike price of $0.25 per share, fully vesting at the signing of the agreement and expiring in three years. The fully vested stock options were valued under SFAS No. 123. The value of the stock options was determined to be $0 (zero) and the Company did not record a consulting fee expense related to this transaction. As of September 30, 2003, none of the stock options has been exercised.

In September 2003, the Company signed a short-term consulting agreement with Management Resource Systems for specific management consulting services. As part of the agreement, management is required to pay $20,000 per month for three months unless the contract is extended or an employment offer is tendered and accepted. In addition, the Company granted the consultant options for 1,500,000 shares of the Company's common stock at a strike price of $0.14 per share, vesting monthly in arrears at a rate of 250,000 shares per month. In the event that the consultant becomes an employee, the Company will be required to grant additional options for 1,000,000 shares of the Company's common stock vesting monthly in arrears over a twenty- four month period. As of September 30, 2003, options for 250,000 shares had vested. The vested stock options were valued under SFAS No. 123 and the Company recorded an expense for $2,425 to consulting fees. As of September 30, 2003, none of the vested stock options has been exercised.

Contingencies

During 1999, the Company entered into an agreement with a consulting firm for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants or warrants for 1,320,000 shares of the Company's common stock at a strike price of $2.30 per share , contingent upon the consummation of the share exchange. The Company performed an analysis of the value of the warrants to determine the amount of a possible expense under SFAS No. 123. Using the Black-Scholes model, if the warrants had been issued, when the agreement was signed, they would have been valued at approximately $704,000. The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

In October 2001, as partial consideration to a settlement with a CASCommunications, Inc. shareholder, the shareholder received warrants to purchase 2,000,000 shares of the Company's common stock at an exercise price of $1.13 per share. The warrants were valued under SFAS No. 123 and no expense was recorded at that time. In May 2002, the exercise price was amended to a price of $0.10 per share. As of the modification date, management estimates the amount of any liabilities, which may be associated with the warrants granted as part of the settlement agreement, are immaterial based upon a Black-Scholes analysis of the amended strike price. As of September 30, 2003, none of the warrants have been exercised.

During 2002, the Company entered into several stock purchase agreements with Hickey Hill Partners LLC and Miami Associates Investors, LLC ("Investors") to purchase shares of the Company's common stock. The Company discounted the purchase price based upon market conditions at the time of issuance of the stock and the immediately following several days. The Company is holding advances in the amount of $35,000 for which stock was not issued. The Company believes that the investors defaulted on the stock purchase agreements and the investors believe that the Company defaulted on the stock purchase agreements. Hickey Hill Partners LLC filed a lawsuit against the Company and the Company's President in the Circuit Court of the 15th Judicial Circuit in and for Palm
Beach County, Florida.   On April 3, 2003, the court issued a default judgment
against the Company and our President in the amount of $64,352 that will bear interest at the rate of 6% a year and prejudgment interest of $1,716. Although the Company intends to pursue this matter in the courts, the Company has recorded a liability for the principal and interest at September 30, 2003 in the amount of $67,962 that is included in accrued expenses.

Miami Associates Investors, LLC also filed a lawsuit against the Company and the Company's President in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida for damages in the amount of $54,850 together with the awarding of treble damages, attorneys fees and interest. On April 24, 2003, the court determined that the Company and our President defaulted. A final judgment was not yet ordered. Although the Company intends to pursue this matter in court, the Company has recorded a liability for the minimum amount claimed under the suit of $54,850 at September 30, 2003 that is recorded in accrued expenses.

On February 13, 2002, the Company entered into a stock sale agreement with an investor whereby the Company agreed to sell 5,000,000 shares of Company stock. The investor advanced the Company $192,500 against the discounted market value of the shares. The projected re-sale proceeds of the stock were below the amount previously advanced and the investor filed a breach of contract suit on May 13, 2002. The investor received a judgment in the amount of $253,859 and applied proceeds from the sale of the stock issued in February 2002 of $111,471 leaving a balance due to the investor of $142,388 as of December 31, 2002. The Company issued the investor an additional 10,000,000 shares of common stock during January 2003 of which the net proceeds will be applied to the current balance. In July 2003, the investor notified the Company that under California law, the investor had the right to accrue interest on any unpaid balance at a rate of 10% per annum and that it had decided to exercise its right in July 2003 to accrue interest in arrears on the unpaid balance since August 2002. On September 29, 2003, the Company negotiated an agreement with the investor whereby the Company agreed to register all the Company's stock held by the investor (16,000,000 shares) and the investor notified the court that the debt had been fully satisfied. As in the original stock purchase agreement, the net proceeds of the stock held by the investor will be applied to the balance of the judgment including accrued interest of approximately $159,000 with the remainder to be remitted to the Company. In addition, the investor advanced the Company an additional $200,000 in October 2003, which will also be applied against any net proceeds received in 2004 related to the sale of the stock by the investor. As of September 30, 2003, there were no amounts due to the investor related to this stock transaction.

In December 2001, the Company entered into a merger agreement with North Electric Company, Inc. As part of the conditions of the merger, the Company agreed to pay a seller $400,000. In March 2002, in order to move forward with the merger, an amendment to the merger agreement was signed which waived all unfulfilled provisions of the original merger agreement. The seller has asserted that the provision for payment of the $400,000 was not waived under the amended merger agreement. Management believes that the amount is not owed and therefore no liability has been recorded related to this assertion.

Since its inception, the Company has treated certain personnel as independent consultants per agreements with the personnel. As a result, the Company has not withheld payroll taxes or paid payroll taxes on compensation paid to the personnel. As a result, the Company may have delinquent payroll tax liabilities and related estimated penalties and interest that cannot be estimated at this time due to a history of inconsistent and unpredictable settlements with state and federal agencies in such situations. Therefore no liability has been recorded. Our President has undertaken to personally pay any such delinquent payroll tax as may be required.

In August 2003, North Electric Company, Inc., signed an agreement with AMT to provide an introduction to potential customers, investors, and firms that could become strategic partners of North Electric Company, Inc. in the Far East. As part of the agreement, the Company will compensate the management company with cash and warrants of DataMEG Corp.'s common stock on a sliding scale from four to ten percent of all funds and revenues that are received by North Electric Company, Inc. as a result of an introduction from the management company. The strike price of any earned warrants will have a discount of 25% of the average five (5) days trading price on date of signing an agreement with such an
investor, customer or strategic partner     and thereafter, same formulation on
an annual basis. If warrants are issued, the management company will enter into a lock-up agreement. The lock-up agreement will limit the sale of shares by the management company to not more than five percent of the awarded shares in any calendar month. As of September 30, 2003, there has been no compensation recorded under this agreement.

In August 2003, North Electric Company, Inc. signed a sales and marketing memorandum of understanding with a synergistic software developer. The two companies intend to market their compatible products jointly to certain customers. Each firm will contribute material and human resources to the marketing and sales of the combined products but the firms will not share in each others revenues or support services of their respective products.

In August 2003, a shareholder notified the Company that the Company owed the shareholder an unspecified number of additional shares based upon several 2002 and 2003 stock transactions. The possible value of the stock that may have to be issued cannot be determined at this time due to a lack of substantiated information. The Company is researching the matter and will issue additional shares of its common stock as warranted.

I.      NET LOSS PER COMMON SHARE

As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:

                           For the three     For the three       For the nine        For the nine  Since inception
                           Months ended      Months ended        months ended       months ended   (January 13, 1999)
                           September 30,     September 30,       September 30,      September 30,   to September 30,
                               2002             2003                 2002                2003            2003
                           (unaudited)         (unaudited)       (unaudited)         (unaudited)     (unaudited)
                        ------------------ -----------------  ------------------ -----------------  ----------------
          Net Loss
         (numerator)   $(    551,765)     $(   582,953)        $(2,104,909)        $(2,564,224)     $(16,008,489)

         Weighted
         Average
         Shares
        (denominator)     93,690,136       212,680,161          71,246,997         191,604,483        70,809,604

         Basic and
         Diluted
         Net Loss per
         Share          $  (0.01)      $    (0.00)         $   (0.03)          $    (0.01)        $      (0.23)


As required by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128, "Earnings Per Share." Thus, options granted are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive. EPS calculations have been retroactively restated to reflect the stock dividend (See Note F).

J.      STOCK OPTIONS

The Company accounts for the fair value of its options granted to employees in 2001 in accordance with APB No. 25. The were not options granted to employees in 2001. During 2002, the Company changed its method of accounting to follow the standards of SFAS No. 123.

K.     OPERATING LOSSES

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial costs in implementing its action plan. In addition, the Company used substantial amounts of working capital in funding these costs. At September 30, 2003, current liabilities exceed current assets by $2,534,397. The Company is seeking to raise capital and develop cooperative agreements. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company's ability achieve its business objectives and the success of its future operations.

===================================================================



                             DATAMEG CORP. PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that none of our directors shall have personal liability to us or our shareholders for damages for any breach of duty as a director. However, this indemnification protection shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a financial profit or other advantage to which he was not legally entitled or that his or her act violated the New York Business
Corporation Law.   Our by-laws provide that, to the maximum extent permitted by
Virginia Corporation Law, we will indemnify our current and former directors, officers, agents and employees and any other persons who, at our request serve or have served another business entity in one or more of such capacities against any and all liabilities incurred in connection with their services in such capacities.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for indemnification by any director or officer.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Filing fee under the Securities Act of 1933     $487.85
        Legal Fees (1)                              $250,000.00
        Auditing Fees(1)                             $10,000.00
        Costs of Printing (1)                         $4,000.00
        Accounting Fee (1)                           $17,000.00
        Miscellaneous(1)                              $1,512.15

                  TOTAL:                            $283,000.00

(1)     Estimates

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act.

Stock Options and Warrants

In July 2000, we adopted a stock incentive plan for employees. The maximum number of shares that may be awarded under the plan is 3,000,000. Any person deemed eligible by the stock incentive committee of the board of directors may receive shares or options under the plan; option awards may be in the form of an incentive option or a nonqualified stock option. Stock options issued under the plan vest over several years, unless accelerated by the stock incentive committee. Pursuant to the plan, as of February 23, 2004, we granted options to employees and consultants to purchase up to 3,000,000 shares of our common stock, all of which were exercised.

In addition, we granted options to employees and consultants to purchase up to 50,445,891 shares of our common stock at prices ranging from $0.012 to $5 per share. Of these options, as of February 23, 2004, options to purchase up to 10,170,238 shares were exercised, and options to purchase 40,779,704 shares expired. The remaining options to purchase up to 865,000 shares expire between August 2005 and December 2009. All issuances of stock options and warrants were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.



STOCK OPTIONS AND WARRANTS SCHEDULE FOR OPTIONS AND WARRANTS ISSUED FROM FEBRUARY 18, 2001 THROUGH FEBRUARY 18, 2004

                                                                                                   Options/
                                                                                        Options/   Warrants
Grant                      Expiration   Number       Strike  Fair          Date         Warrants   Granted and
Date       Name              Date       of Shares    Price   Value         Exercised    Expired    Unexercised
-------    --------------- ----------   ---------    ------  ----------    ---------    -------    -----------

5/1/01     Rich Kaiser      8/22/02        20,000    $2.25    $      0       N/A       (20,000)             0
10/1/01    Ron Dove         10/1/08       300,000    $0.24    $ 19,530                                 72,000
10/1/01    QAT              10/1/08     2,000,000    $0.10    $      0                              2,000,000
5/28/02    Steve Gibson     8/29/05        30,000    $0.05    $  1,276     5/1/2003                         0
5/28/02    Arnold Bragg     8/29/05       205,000    $0.05    $      0                                205,000
6/12/02    Carla Erickson   8/29/05       125,000    $0.05    $      0     5/1/2003                         0
6/13/02    Peter Tate       8/29/05       150,000    $0.05    $      0     5/1/2003                         0
6/21/02    Sally Ruggero    8/29/05       180,000    $0.05    $      0     5/1/2003                         0
7/12/02    Raj Krishnan     8/29/05       250,000    $0.05    $      0     5/1/2003                         0
7/12/02    Joe Tanzini      8/29/05       200,000    $0.05    $      0     5/1/2003                         0
8/22/02    Rich Kaiser      8/22/05       360,000    $0.05    $      0     5/1/2003                         0
11/2/02    PTR Group        12/31/03      750,000    $0.012   $  6,150     4/7/2003                         0
11/12/02   Patrick Rost     2/28/03     3,000,000    $0.0126  $ 83,100     1/21/2003                        0
12/17/02   Frank Noser      12/17/05      105,000    $0.05    $      0     5/1/2003                         0
12/17/02   Rich Adam        12/17/05      105,000    $0.05    $      0     5/1/2003                         0
12/17/02   Carl Mottayaw    12/17/05      105,000    $0.05    $      0     5/1/2003                         0
12/17/02   Tony Dickman     12/17/05      105,000    $0.05    $      0     5/1/2003                         0
12/17/02   Curt McVey       12/17/05       80,000    $0.05    $      0     5/1/2003                         0
1/10/03    Mark Neuhaus     1/10/13     1,200,000(1)  FMV     $      0     1/31/2003    (271,429)           0
3/7/03     William Brantley 3/7/05      1,266,667    $0.03    $  1,393     4/23/2003                        0
4/22/03    QAT              4/22/05     1,400,000    $0.05    $268,240     4/7/2003                         0
5/7/03     George Gordon    5/7/05        500,000    $0.07    $ 86,100     4/7/2003                         0
6/9/03     William Brantley 6/9/06      1,000,000    $0.20    $      0                              1,000,000
6/9/03     William Brantley 6/9/06      1,000,000    $0.15    $ 18,700                              1,000,000
6/9/03     William Brantley 6/9/03      1,000,000    $0.10    $ 65,800                              1,000,000
8/15/03    Dr. Michael Polk 8/15/06     2,500,000    $0.25    $      0                              2,500,000
9/1/03     Thomas Stroup    9/1/06      2,500,000(2) $0.14    $  2,425                              2,500,000
10/1/03    Paul Vuksich     10/1/06       150,000    $0.20    $      0                                150,000
11/30/03   Dan Ference      12/31/09    5,500,000(3) $0.15    $476,300                              5,500,000
12/1/03    AMT Management   12/1/06       882,352    $0.17    $ 29,029                                882,352
12/1/03    AMT Management   12/1/06     1,000,000    $0.12    $ 79,100                              1,000,000
12/1/03    AMT Management   12/1/06     5,000,000    $0.10    $488,000                              5,000,000
12/1/03    Thomas Stroup    12/1/06     2,500,000(2) $0.14    $151,500                              2,500,000
1/2/04     Andrew Benson    1/2/07      5,000,000    $0.20    $      0                              5,000,000
1/7/04     Dr. Michael Polk 1/7/07      1,000,000    $0.14    $      0                              1,000,000
1/15/04    Michael Mitsunaga1/15/07     6,882,352    $0.17    $ 79,835                              6,882,352
2/2/04     George Giagtzis  12/31/07    1,000,000(4) $0.18    $ 12,300                              1,000,000
2/12/04    Don Gilberg      2/12/07     2,000,000    $0.14    $ 59,000                              2,000,000
2/12/04    Michael Hershman 2/12/07     1,000,000    $0.14    $ 29,500                              1,000,000


Notes:

(1) These stock options were granted as compensation for on-going management consulting services that were terminated. In accordance with a verbal amendment to the agreement, Mr. Neuhaus has agreed to forfeit stock options for 271,429 shares, the balance of unexercised shares. The strike price on the shares was equivalent to the fair value of the stock at the time of exercise.

(2) These stock options originally vested at a rate of 250,000 shares per month with 1,000,000 to vest upon employment with us, but have been subsequently amended to fully vest upon the signing of a letter of intent between us or any of our subsidiaries and any other party to merge with us, acquire us, or to be acquired by us, either in whole or in part. As of February 14, 2004, options for 1,750,000 shares had vested under the agreements.

(3) These shares were granted in lieu of cash for compensation. 1,500,000 shares vested immediately with the balance to vest monthly over a three year period. As of February 14, 2004 options for 1,722,222 shares have vested and are available for exercise.

(4) 150,000 shares vested immediately with the balance to vest at 75,000 shares per month. If the underlying consulting services relating to these options are terminated any unvested shares will be forfeit. As of February 14, 2004, 150,000 shares have vested and are available for exercise.


Common Stock

We issued stock to Ms. Mei Chung Tang Lee in reliance on Regulation S of the Securities Act of 1933. All other issuances were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering. No underwriters were used in the following transactions. Except as noted below, all purchasers were U.S. residents.

                                                                                                       Exercise Price
Date of                            Number of    Type of            Cash            Non-Cash            per Share
Issuance     Purchaser            Securities   Securities         Consideration    Consideration       (if applicable)
--------     ---------            ----------   ----------         -------------    -------------       ---------------


3/29/2001   William Halperin             1505  Common Stock       $      150.50                                 $0.10
3/29/2001   Mike Hebert                  7527  Common Stock       $      752.70                                 $0.10
3/29/2001   Chris Houle                  1505  Common Stock       $      150.50                                 $0.10
3/29/2001   Karl Lady                    7525  Common Stock       $      752.50                                 $0.10
3/29/2001   Sean Pierpont                3010  Common Stock       $      301.00                                 $0.10
3/29/2001   Steven Hursey                6020  Common Stock       $      602.00                                 $0.10
3/29/2001   Albert Schube                3010  Common Stock       $      301.00                                 $0.10
3/29/2001   John Sanders                 1505  Common Stock       $      150.50                                 $0.10
3/29/2001   Celeste Villar               3010  Common Stock       $      301.00                                 $0.10
6/12/2001   R&R Kalinowski                520  Common Stock       $        0.00   Merger Adjustment
6/12/2001   Merrill Lynch                1000  Common Stock       $        0.00   Merger Adjustment
6/12/2001   R&R Kalinowski                338  Common Stock       $        0.00   Merger Adjustment
6/12/2001   Merrill Lynch                 650  Common Stock       $        0.00   Merger Adjustment
8/20/2001   Net Connection Corp        150000  Common Stock       $        0.00   In Lieu of Compensation
6/15/2002   QAT                       4000000  Class A Preferred  $   40,000.00                                 $0.01
8/21/2002   QAT                        150000  Class B Preferred  $   15,000.00                                 $0.10
10/9/2002   Rich Adams                 400000  Common Stock       $        0.00   In Lieu of Compensation
10/9/2002   Carla Erickson             300000  Common Stock       $        0.00   In Lieu of Compensation
10/9/2002   Dan Ference               1600000  Common Stock       $        0.00   In Lieu of Compensation
10/9/2002   Rex Hester                 600000  Common Stock       $        0.00   In Lieu of Compensation
10/9/2002   Carl Mottayaw              400000  Common Stock       $        0.00   In Lieu of Compensation
10/9/2002   Frank Noser                300000  Common Stock       $        0.00   In Lieu of Compensation
10/23/2002  Yes, International         650000  Common Stock                       In Lieu of Compensation
10/23/2002  Andrew Benson             5000000  Common Stock                       In Lieu of Compensation       $0.01
10/25/2002  Andrew Benson             1000000  Common Stock                       In Lieu of Compensation       $0.01
1/6/2003    A Benson                  4000000  Common Stock                       In Lieu of Compensation
1/7/2003    La Jolla Cove             5000000  Common Stock       $   50,000.00                                 $0.01
1/14/2003   La Jolla Cove             5000000  Common Stock       $   50,000.00                                 $0.01
3/12/2003   A Benson                  1272727  Common Stock                       To replace forfeited stock
3/12/2003   J Liner                    423077  Common Stock       $    5,500.00                                 $0.0130
5/7/2003    QAT Stock - David Baker    750000  Common Stock                       Conversion of Preferred Stock
5/20/2003   George Rumfh                28837  Common Stock                       Conversion of Debenture
5/30/2003   PTR                        500000  Common Stock                       In Lieu of Compensation
6/5/2003    La Jolla Cove Investors   5000000  Common Stock       $   25,000.00   Exercise of warrants
6/6/2003    10% Stock Dividend        3906474  Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Hester     60000  Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Ference   160000  Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Noser      30000  Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Erickson   30000  Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Adams      40000  Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Mottayaw   40000  Common Stock                       Stock Dividend
6/11/2003   William Brantley          2083333  Common Stock       $  197,916.64                                 $0.10
6/11/2003   William Brantley          1266667  Common Stock       $   38,000.00   Exercise of stock ops         $0.03
6/11/2003   Tony Dickman               105000  Common Stock       $    5,250.00   Exercise of stock ops         $0.05
6/11/2003   Steve Gibson                30000  Common Stock       $    1,500.00   Exercise of stock ops         $0.05
6/11/2003   George Gordon              500000  Common Stock       $   25,000.00   Exercise of stock ops         $0.05
6/11/2003   Curt McVey                  80000  Common Stock       $    4,000.00   Exercise of stock ops         $0.05
6/11/2003   Frank Noser                105000  Common Stock       $    5,250.00   Exercise of stock ops         $0.05
6/11/2003   Robert Oberosler             4000  Common Stock       $      200.00   Exercise of stock ops         $0.05
6/11/2003   Sally Rugerro              180000  Common Stock       $    9,000.00   Exercise of stock ops         $0.05
6/11/2003   Pete Tate                  150000  Common Stock       $    7,500.00   Exercise of stock ops         $0.05
6/11/2003   George Gordon              800000  Common Stock       $    8,000.00                                 $0.01
6/11/2003   William Brantley           548246  Common Stock       $   52,083.37                                 $0.10
6/11/2003   Frank Noser                300000  Common Stock                       In Lieu of Compensation
6/20/2003   Yes Intl                  2500000  Common Stock                       In Lieu of Compensation
7/9/2003    QAT                       1500000  Common Stock                       Conversion of Pref B
7/9/2003    QAT                       1400000  Common Stock       $   70,000.00     Option                      $0.05
7/16/2003   Rich Adams                 400000  Common Stock                       In Lieu of Compensation
7/16/2003   Rich Adams                 105000  Common Stock       $    5,250.00   Exercise of stock ops         $0.05
7/16/2003   Carla Erickson             300000  Common Stock                       In Lieu of Compensation       $0.00
7/16/2003   Carla Erickson             325000  Common Stock       $   16,250.00   Exercise of stock ops         $0.05
7/16/2003   Raj -/Solnet Krishnan (1)  450000  Common Stock                       In Lieu of Compensation       $0.05
7/16/2003   Carl Mottayaw              400000  Common Stock                       In Lieu of Compensation       $0.00
7/16/2003   Carl Mottayaw              105000  Common Stock       $    5,250.00   Exercise of stock ops         $0.05
7/16/2003   Joseph Tanzini             200000  Common Stock       $   10,000.00   Exercise of stock ops         $0.05
7/23/2003   LeRoy Bren                 750000  Common Stock       $   85,500.00                                 $0.11
7/23/2003   Lawrence Ryback           1000000  Common Stock       $   88,000.00                                 $0.09
7/23/2003   William Brantley          2832880  Common Stock       $  170,000.00                                 $0.06
12/16/2003  Mei Chung Tang Lee (2)    8823528  Common Stock       $1,000,000.00                                 $0.113
12/16/2003  Michael Zimmer             100000  Common Stock       $   17,000.00                                 $0.17
12/16/2003  Donald Balling              90000  Common Stock       $   15,300.00                                 $0.17
12/17/2003  AMT Management            2000000  Common Stock                       In Lieu of Compensation
12/17/2003  Michael Mitsunaga         1000000  Common Stock                       In Lieu of Compensation
1/27/2004   AMT Management             250000  Common Stock                       In Lieu of Compensation

(1)     Resident of India
(2)     Resident of Taiwan


In the last three years, we have issued approximately 71,511,894 shares of our common stock in exempt transactions. In consideration, we have received approximately $2,025,000 in cash or cash equivalents. These issuances were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act and the transaction did not involve a distribution or public offering.

Preferred Stock

Additionally, we issued a total of 4,000,000 shares of Class A preferred stock to Quantum Advanced Technologies, Inc. on July 26, 2002 for $40,000 and 150,000 shares of our Class B preferred stock to Quantum Advanced on August 2, 2002 for $15,000.

These issuances were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act and the transactions did not involve a distribution or public offering.

ITEM 27.  EXHIBITS.

3.1.1 Restated Certificate of Incorporation, as filed with the New York Department of State on August 4, 2000.*

3.1.2 Certificate of Exchange of Shares, as filed with the New York Department of State on August 4, 2000.*

3.1.3 Certificate of Amendment, as filed with the New York Department of State on September 7, 2000.*

3.1.4 Certificate of Amendment as filed with the New York Department of State on August 7, 2002.*

3.1.5 Certificate of Amendment as filed with the New York Department of State on December 31, 2002.*

3.1.6 Certificate of Amendment as filed with the New York Department of State on May 12, 2003.*

3.2     By-Laws.*

5.1 Opinion of Gibson, Dunn & Crutcher LLP as to legality of securities being registered.**

10.1 Subscription Agreement to purchase 1,000,000 shares of the registrant's common stock between the registrant and Lawrence A. Rybacki dated
        July 15, 2003.*

10.2 Subscription Agreement to purchase 750,000 shares of the registrant's common stock between the registrant and Leroy S. Bren dated
       July 17, 2003.*


10.3 Letter Agreement, Dated August 1, 2003, by and among DataMEG and AMT Management Co.

10.4 Amendment to Original Agreement, Dated November 18, 2003, by and among DataMEG Corp. and AMT Management Co.

10.5 Consulting Agreement, dated January 15, 2004, by and among DataMEG and Michael Mitsunaga.

10.6 Settlement Agreement And Mutual Release, dated as of February 12, 2004, by and among DataMEG and Rex Hestor.

10.7   Rex Hester Option Agreement, dated as of January 2004

10.8   Rex Hester Stock Lock-up Agreement, dated as of January 2004

10.9 DataMEG Corp. Option Agreement, dated January 1, 2004, by and among DataMEG and Andrew Benson.

10.10 Consulting Agreement, dated September 1, 2003, by and among DataMEG and Thomas Stroup.

10.11 Consulting Agreement Amendment, dated December 1, 2003, by and among DataMEG and Thomas Stroup.

10.12 Consulting Agreement Amendment, dated February 7, 2004, by and among DataMEG and Thomas Stroup.

23.1   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2   Consent of Independent Auditors Hoffman, Fitzgerald & Snyder, P.C.

* Previously filed.

** To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

The Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     i. Include any prospectus required by Section 10(a)(3) of the Securities
        Act;

    ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

   iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorize this registration statement to be signed on its behalf by the undersigned, in the City of Boston, The Commonwealth of Massachusetts on February 27, 2004.

 DATAMEG CORP.

 By:   /s/ Andrew Benson
      ------------------
         Andrew Benson
         Sole Director
         Principal Executive Officer
         Principal Financial Officer
         Principal Accounting Officer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities indicated on February 27, 2004.

By:     /s/ Andrew Benson
       ------------------
       Andrew Benson
       Sole Director
       Principal Executive Officer
       Principal Financial Officer
       Principal Accounting Officer